Exhibit 10.17

EXECUTION VERSION

Certain identified information has been excluded from this exhibit because it is not material.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SVB SUBORDINATION AGREEMENT”) DATED AS OF JULY 1, 2021 BETWEEN SILICON VALLEY BANK AND THE BANK OF NEW YORK MELLON, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE OBLIGORS DESCRIBED THEREIN PURSUANT TO THAT CERTAIN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 15, 2014 AMONG OUTBRAIN INC. AND SILICON VALLEY BANK, AS SUCH LOAN AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED HEREUNDER AND BY THE SVB SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SVB SUBORDINATION AGREEMENT AND THIS AGREEMENT.

SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT

dated as of July 1, 2021

among

OUTBRAIN INC.,
as Issuer

CERTAIN SUBSIDIARIES OF ISSUER
as Guarantors,

VARIOUS INVESTORS FROM TIME TO TIME PARTY HERETO,

AND

THE BANK OF NEW YORK MELLON,
as Collateral Agent

_____________________________________________

$200,000,000 ORIGINAL PRINCIPAL AMOUNT SENIOR SUBORDINATED SECURED NOTES DUE

JULY 1, 2026

- i -

- ii -

- iii -

- iv -

APPENDICES*:	A	Commitments
	B	Notice Addresses

SCHEDULES*:
	2.1	Issuer Wire Instructions
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.22	Insurance
	4.24	Bank Accounts and Securities Accounts
	5.13	Post Closing Matters
	6.1	Existing Indebtedness
	6.2	Existing Liens
	6.3	Existing Restrictive Covenants
	6.6	Existing Investments
	6.11	Existing Affiliate Transactions

EXHIBITS*:	A	Form of Note
	B	Issuance Request
	C	Compliance Certificate
	D	Assignment Agreement
	E	Closing Certificate
	F	Solvency Certificate
	G H-1	Counterpart Agreement Qualified IPO Notice
	H-2	Non-Qualified IPO Notice
	H-3	Qualified Sale of Company Notice
	H-4	Non-Qualified Sale of Company Notice
	I	PubCo Notes Indenture
	J	Lock-Up Agreement
	K	Form of Intercreditor Terms

*All appendices, schedules and exhibits (except for Exhibits A and I) have been intentionally omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K.

- v -

SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT

This SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT, dated as of July 1, 2021, is entered into by and among OUTBRAIN INC., a Delaware corporation (“Company”, or “Issuer”), certain Subsidiaries of Company from time to time, as Guarantors, the Investors from time to time party hereto and The Bank of New York Mellon, as collateral agent for the Investors (in such capacity, together with its successors and assigns, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, unless defined in these recitals, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Issuer desires to issue and sell to the Investors, and the Investors have agreed to purchase, pursuant to this Agreement, on the Closing Date, Issuer’s initial senior subordinated secured notes due July 1, 2026 in the aggregate original stated principal amount of $200,000,000 (the “Notes”) in the form attached hereto as Exhibit A, the proceeds of which will be used as described in Section 2.2;

WHEREAS, Issuer has agreed to secure all of its Obligations on a post-closing basis by granting to Collateral Agent, for the benefit of Secured Parties, a second priority Lien, subject to Permitted Liens, on all of its material assets; and

WHEREAS, Issuer has agreed to cause Guarantors on a post-closing basis to guarantee the obligations of Issuer hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a second priority Lien, subject to Permitted Liens, on all of their respective material assets.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1               Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided that exclusively for purposes of Section 6.9, beneficial ownership of 10% or more of the securities having ordinary voting power for the election of directors of such Person, shall be deemed to be “control”. Notwithstanding anything herein to the contrary, in no event shall, Collateral Agent or any Investor or any of their Affiliates or Related Funds be considered an “Affiliate” of any Note Party.

“Aggregate Amounts Due” has the meaning specified in Section 2.10.

“Aggregate Payments” has the meaning specified in Section 7.2.

“Agreement” means this Senior Subordinated Secured Note Purchase Agreement and any appendices, exhibits and schedules attached hereto as it may be amended, supplemented or otherwise modified from time to time.

“Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), (c) the USA Patriot Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the Issuer or any of its Subsidiaries operates, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Antitrust Law” means any Law that is designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment.

“Application Event” means the occurrence of an Event of Default and the election by the Required Investors during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.9(d).

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to (other than to a Note Party), or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Note Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the sale or issuance (other than to a Note Party) of any Capital Stock of any Note Party or any Subsidiary thereof. For purposes of clarification, “Asset Sale” shall include (a) the sale, exclusive licensure or other disposition for value of any contracts, intellectual property rights or accounts (other than to a Note Party) whether or not in connection with the settlement of any litigation and (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law but shall exclude (c) the sale or issuance of any Capital Stock of Company or direct or indirect parent of Company.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by the Required Investors.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, co-chief executive officer, president, co-founder, chief technology officer, general manager, or one of its vice presidents (or the equivalent thereof), or such Person’s chief financial officer or treasurer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Baupost Investor” means the Initial Investors and their Affiliates and Related Funds, and including any investment fund sponsored and managed by Baupost Capital, L.L.C. or a special purpose vehicle controlled by such investment fund.

“Beneficiary” means Collateral Agent and each Investor.

“Blocked Person” means any Person:

(a)                that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or resides, is organized or chartered, or located in a country or territory subject to comprehensive OFAC sanctions or an embargo program or (ii) as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law;

(b)                that is owned 50% or more or controlled by, or that is acting for or on behalf of, any Person described in clause (a) above; or

(c)                with which any Investor is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law.

“Board Observer” has the meaning specified in Section 5.12.

“Board of Directors” means, (a) with respect to any corporation or exempted company, the board of directors of the corporation or exempted company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“BOD Meeting” has the meaning specified in Section 5.12.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state or jurisdiction are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for federal income Tax purposes); provided that notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as in effect prior to December 31, 2018 be considered a “Capital Lease”.

“Capital Stock” means any and all shares, equity interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that, any instrument evidencing Indebtedness convertible into or exchangeable for any of the foregoing shall not be deemed “Capital Stock” unless and until any such instruments are so converted or exchanged.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 2 from S&P or at least P 2 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 2 from S&P or at least P 2 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Investor or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Cash Pay Election” has the meaning specified in Section 2.4(c).

“Closing” has the meaning specified in Section 2.1(a)(ii).

“Closing Certificate” means a Closing Certificate substantially in the form of Exhibit E.

“Closing Date” means July 1, 2021.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) and all interests therein and proceeds thereof now owned or hereafter acquired by any Note Party upon which a Lien is granted or purported to be granted by such Note Party to the Collateral Agent, for the benefit of Secured Parties, pursuant to the Collateral Documents as security for the Obligations; provided that the Collateral shall not include any Excluded Assets.

“Collateral Access Agreement” means a collateral access agreement in form consistent with any collateral access agreement in effect pursuant to the terms of any Permitted Senior Indebtedness.

“Collateral Agent” has the meaning specified in the preamble hereto, and shall include any additional Collateral Agent appointed under Section 9.1.

“Collateral Agent Fee Letter” means that certain fee letter dated as of the date hereof by and between Company and Collateral Agent, pursuant to which Company has agreed to pay certain fees to Collateral Agent from time to time.

“Collateral Documents” means the Pledge and Security Agreement, any Mortgages, any Control Agreement, any Collateral Access Agreement, any Foreign Collateral Document and all other instruments, documents and agreements delivered by any Note Party pursuant to this Agreement or any of the other Note Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Note Party constituting Collateral as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.

“Collateral Provision Date” means the date on which the deliveries set forth in Section 5.13(b) required to be made within 60 days of the Closing Date shall have been made and the representations and warranties required to be made pursuant to Section 5.13(b) shall have been made, in each case, in accordance with the terms of Section 5.13(b).

“Collateral Provision Date Condition” means the condition that the Collateral Provision Date shall have occurred.

“Commitment” means the commitment of an Investor to purchase the Notes and “Commitments” means such commitments of all Investors in the aggregate. The amount of each Investor’s Commitment is set forth on Appendix A, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $200,000,000.

“Common Stock” means common stock of Company, par value $0.001 per share or, with respect to any Qualified IPO or Non-Qualified IPO, where equity interests other than Common Stock are being registered or listed, the class of Capital Stock offered in such Qualified IPO or Non-Qualified IPO.

“Company” has the meaning specified in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, an amount determined for any Person and its Subsidiaries on a consolidated basis equal to the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) to the extent deducted in the calculation of Consolidated Net Income, depreciation expense and amortization expense, plus (d) to the extent deducted in the calculation of Consolidated Net Income, federal, state and local income taxes, whether paid, payable or accrued, plus (e) all non-cash expenses reflected in Consolidated Net Income, plus (f) non-cash stock compensation expense, plus (g) any non-recurring non-capitalized fees, costs and expenses in connection with financings, acquisitions, investments, dispositions, initial public offerings or the establishment of joint ventures, strategic alliances, new product offerings or lines of business, licenses (including for Intellectual Property), litigation or settlement of disputes or similar arrangements during such period (including financing and refinancing fees and any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to its stated maturity pursuant to the agreements or instruments governing such Indebtedness), in each case whether or not consummated, plus (h) cash restructuring expenses, charges, accruals or reserves (and adjustments to any reserves) and business optimization expenses, cash charges, expenses, costs or reserves as a result of actions taken in connection with upgrading and improving the financial accounting systems and functions and implementation of improved information systems and training for related personnel and other nonrecurring restructuring, integration, reconfiguration, start-up and other similar costs operating improvements, production and sourcing initiative, cost savings initiative, new initiatives, new product roll outs, and entry into new markets, including costs related to the expansion, closure, temporary shutdown and/or consolidation of facilities, contract termination costs, retention, recruiting, relocation and reallocation costs (including of employees, equipment and other assets and resources), severance and signing bonuses and expenses, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs incurred in connection with any of the foregoing, plus (i) the amount of net “run-rate” cost savings, operating expense reductions, other operating improvements and acquisition synergies (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any acquisition, investment, expansion, disposition or restructuring, operating improvements, production and sourcing initiative, cost savings initiative, new initiatives, new product roll outs and entry into new markets (including those of the type referred to in clause (h) above but excluding any revenue synergies associated with the foregoing) by the Issuer or any of its Subsidiaries, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions and only to the extent that the same have been realized or are reasonably expected to be realized within twenty-four (24) months of the related acquisition, investment, expansion, disposition, restructuring, operating improvements, production and sourcing initiative, cost-savings initiative, new initiative, new product roll out or entry into new markets; provided the aggregate amount added back pursuant to this clause (i), when combined with the aggregate amount added back pursuant to clause (j) below, shall not exceed 7% of Consolidated EBITDA for such period (calculated prior to giving effect to such add-backs and all other permitted add-backs and adjustments) plus (j) any non-recurring expenses, charges or losses; provided the aggregate amount added back pursuant to this clause (j), when combined with the aggregate amount added back pursuant to clause (i) above, shall not exceed 7% of Consolidated EBITDA for such period (calculated prior to giving effect to such add-backs and all other permitted add-backs and adjustments) plus (k) any extraordinary or unusual expenses, charges or losses plus (l) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount (1) is not denied in writing by the applicable insurer and (2) in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 day period), expenses, charges or losses with respect to liability or casualty events or business interruption, plus (m) Transaction Costs, plus (n) losses from discontinued operations minus (o) gains from discontinued operations minus (p) any non-recurring gains provided the aggregate amount included pursuant to this clause (p) shall not exceed 7% of Consolidated EBITDA for such period (calculated after giving effect to such add-backs and all other permitted add-backs and adjustments) minus (q) extraordinary or unusual gains.

“Consolidated Interest Expense” means, for any period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Indebtedness of such Person in respect of which Consolidated Interest Expense is being determined and its Subsidiaries on a consolidated basis, including, without limitation or duplication, all commissions, discounts, amortization of debt discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Consolidated Net Income” means, for any period, the net income (or loss) of any Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded from such net income (or loss) (i) the income of any Subsidiary of the Person in respect of which Consolidated Net Income is being determined to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except to the extent of any receipt by such Person of any dividends or other distributions from such Subsidiary, (ii) any gains or losses attributable to Asset Sales to the sale or issuance (other than to a Note Party) of any Capital Stock of any direct or indirect Subsidiary of the Person in respect of which Consolidated Net Income is being determined, (iii) returned surplus assets of any Pension Plan, (iv) the cumulative effect of any change in accounting principles or any change in the application thereof, (v) unrealized net losses and gains in the fair market value of any arrangements under hedging agreements, (vi) any income or loss attributable to the early extinguishment or conversion of Indebtedness, arrangements under hedging agreements or other derivative instruments (including deferred financing expenses written off and premiums paid), and (vii) the income (or loss) of any Person (other that the Person or subsidiary thereof in respect of which Consolidated Net Income is being determined) in which any other Person (other that the Person or subsidiary thereof in respect of which Consolidated Net Income is being determined) has a joint interest, except to the extent of any receipt by such Person of any dividends or other distributions from such Person.

“Consolidated Senior Secured Debt” means, as at any date of determination for any Person, the aggregate principal amount (or stated balance sheet amount, if larger) of all Indebtedness described in clauses (a), (b), (c), (g) (solely to the extent of amounts that are drawn and unreimbursed) and (solely in respect of the foregoing Indebtedness) (f) of the definition thereof of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, that is, in each case, secured by a first lien security interest on the Collateral; provided, that, for the avoidance of doubt, the term “Consolidated Senior Secured Debt” shall not include the Notes or any senior secured indebtedness the Liens with respect to which rank pari passu with, or any indebtedness the Liens with respect to which rank junior to, the Liens securing the Notes.

“Consolidated Total Debt” means, as at any date of determination for any Person, the aggregate principal amount (or stated balance sheet amount, if larger) of all Indebtedness described in clauses (a), (b), (c), (g) (solely to the extent of amounts that are drawn and unreimbursed) and (solely in respect of the foregoing Indebtedness) (f) of the definition thereof of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as applied to any Person, any provision of any Capital Stock issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Account” means a Deposit Account or Securities Account subject to a Control Agreement in favor of Collateral Agent.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Required Investors and Collateral Agent, executed and delivered by a Note Party, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), which provides for “springing” cash dominion by Collateral Agent with respect to the applicable account, or as applicable, any similar document, agreement or notice as may be customary in any relevant jurisdiction.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Note Party pursuant to Section 5.10.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning specified in Section 2.5(a).

“Deferred Payment Obligations” means purchase price adjustments, earn-outs, deferred compensation, or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition (and, in the case of deferred compensation representing, or in substance representing, consideration or a portion of the purchase price in connection with such Permitted Acquisitions) or Permitted Investment.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by Issuer or one of its Subsidiaries in connection with an Asset Sale or Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Issuer, setting forth such valuation and the basis therefor, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Designated Payment Account” means an account at a bank designated by each Investor from time to time as the account into which the Note Parties shall make all payments to such Investor under this Agreement and the other Note Documents.

“Dispose” or “Disposed of” shall mean to convey, sell, lease, assign, transfer or otherwise dispose of any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing.

“Disputes” has the meaning specified in Section 4.21(b).

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (a) through (d), prior to the date that is 91 days after the Maturity Date; provided that, if such Capital Stock is issued to any plan for the benefit of any employee, director, manager or consultant of Company or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager or consultant.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Collateral Agent, or another method or system specified by the Collateral Agent as available for use in connection with its services hereunder.

“Eligible Assignee” means (a) any Investor, any Affiliate of any Investor and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act) and which other entity extends credit or buys loans as one of its or its Affiliates’ businesses, or other Person (other than a natural Person) which shall be subject, to the extent no Event of Default pursuant to Section 8.1(a), Section 8.1(f) or Section 8.1(g) has occurred and is continuing, to the consent of Company (not to be unreasonably withheld or delayed; such consent of Company being deemed to be given if Company has not responded within ten (10) Business Days of its receipt of the request for such consent); provided, neither (i) Issuer nor any Subsidiary of Issuer nor (ii) any Affiliate of Issuer shall, in any event, be an Eligible Assignee.

“EMU Legislation” means the legislative measures of the European council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claim” means any complaint, summons, citation, investigation, notice, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding or judgment involving (a) any actual or alleged violation of any Environmental Law; (b) injury to the environment, natural resource, any Person (including wrongful death) or property (real or personal) in connection with Hazardous Materials or actual or alleged violations of Environmental Laws; or (c) actual or alleged Releases or threatened Releases of Hazardous Materials in actual or alleged violation of Environmental Laws (i) on, at or migrating from any assets, properties or businesses currently or formerly owned or operated by any Note Party or any of its Subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) onto any facilities which received Hazardous Materials generated by any Note Party or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means any and all applicable foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations or binding determinations of any Governmental Authorizations relating to (a) the manufacture, generation, use, storage, transportation, treatment, disposal or Release of Hazardous Materials; (b) occupational safety and health and industrial hygiene; (c) the protection of the environment or natural resources, including endangered or threatened species; or (d) protection of human health with respect to exposure to Hazardous Materials.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses (including monies paid in settlement), damages, punitive damages, natural resources damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred in connection with any Remedial Action, any Environmental Claim, or any other claim or demand by any Governmental Authority or any Person that relates to any actual or alleged violation of Environmental Laws, actual or alleged exposure or threatened exposure to Hazardous Materials, or any actual or alleged Release or threatened Release of Hazardous Materials.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that at any relevant time is or was considered a single employer with any Note Party under Section 414 of the Internal Revenue Code.

“ERISA Event” means: (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 or 430 of the Internal Revenue Code with respect to any Pension Plan or the failure to make by its due date a required installment under Section 412 or 430 of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Note Party or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of any non-exempt prohibited transaction under Section 4975 of the Internal Revenue Code or Section 406 of ERISA; or (i) the imposition of a Lien pursuant to the Internal Revenue Code or ERISA on any Note Party or its Subsidiaries with respect to any Pension Plan or Multiemployer Plan.

“Euro” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means, to the extent the amounts deposited therein do not secure any Permitted Senior Indebtedness, (a) any Deposit Account of a Note Party that is used by such Note Party solely as a payroll account for the employees of such Note Party or for purposes of workers’ compensation, (b) zero balance accounts, (c) any Deposit Account the balance of which consists primarily of (i) withheld income Taxes and federal, state, local or foreign employment Taxes in such amounts as are required in the reasonable judgment of a Note Party to be paid to the Internal Revenue Service or any other U.S., federal, state or local or foreign government agencies with respect to employees of such Note Party or (ii) any fiduciary or trust account, (d) Offshore Accounts, (e) accounts with average daily end of day balances of less than $5,000,000 in the aggregate or (f) any other such accounts as may be agreed to by the Required Investors in writing (at the sole discretion of the Required Investors).

“Excluded Assets” means, to the extent not securing any Permitted Senior Indebtedness, (a) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted by applicable law, rule or regulation, (b) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by applicable law, rule or regulation, (y) would cause the destruction, invalidation or abandonment of such asset under applicable law, rule or regulation, or (z) requires any consent, approval, license or other authorization of any third party or Governmental Authority (excluding any prohibition or restriction that is ineffective under the UCC), (c) assets where the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Investors afforded thereby as reasonably determined between Company and the Required Investors, (d) any lease, license, contract, property right or agreement, or any property subject to a purchase money security interest, Capital Lease obligation or similar arrangement, in each case to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than Company or any of its Subsidiaries) or otherwise require consent thereunder (other than from Company or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, notwithstanding such prohibition, (e) any Excluded Account, (f) any applications for trademarks or service marks filed in the United States Patent and Trademark Office or any successor thereto (the “PTO”) on the basis of the applicant’s intent-to-use such trademark or service mark, prior to the filing of an amendment with the PTO under 15 U.S.C. §1051(c) that brings the application into conformity with 15 U.S.C. §1051(a) or the filing of a verified statement of use with the PTO under 15 U.S.C. §1051(d) that has been examined and accepted by the PTO, (g) motor vehicles, airplanes and other assets subject to certificates of title, to the extent a Lien therein cannot be perfected by the filing of a UCC financing statement, (h) any leasehold interest in real property, and any fee owned real property other than any Material Real Property or which would require flood insurance, (i) any property or assets for which the creation or perfection of pledges of, or security interests in, would result in material adverse tax consequences to the Issuer or any of its Subsidiaries, as reasonably determined by the Issuer in consultation with the Required Investors, (j) letter of credit rights, except to the extent constituting supporting obligations for the Collateral (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (k), (A) margin stock, (B) Capital Stock of any Excluded Subsidiary and (C) assets and Capital Stock in any entities which do not constitute Subsidiaries, but only to the extent that (x) the organizational documents or other agreements with equity holders (other than the Issuer and its Subsidiaries) of such entities do not permit or restrict the pledge of such Capital Stock, or (y) the pledge of such Capital Stock (including any exercise of remedies) would result in a change of control or repurchase obligation to any of the Note Parties or such entity, in each case, after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law, (l) commercial tort claims as to which the applicable Note Party has determined that it reasonably expects to recover less than $5,000,000 and (m) except to the extent able to be perfected by action in the jurisdiction of organization of a Note Party, any assets located outside the United States or the United Kingdom or, in the case of a Note Party organized under any jurisdiction other than the United States, the United Kingdom or any state or territory located therein, action in any jurisdiction other than such Note Party’s jurisdiction of organization.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Subsidiary that is prohibited by applicable Law or contract (with respect to any such contractual restriction, only to the extent existing on the Closing Date or the date on which the applicable Person becomes a direct or indirect Subsidiary of Company (and not created in contemplation of such acquisition)) from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide the Guaranty (unless such consent, approval, license or authorization has been received), (c) any bankruptcy remote special purpose receivables entity or captive insurance company designated by the Company and permitted hereunder, (d) in the case of any obligation under any hedging arrangement that constitutes a “swap” within the meaning of section 1(a)(947) of the Commodity Exchange Act, any Subsidiary of Company that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act, (e) any Subsidiary that is a not-for-profit entity so long as such Subsidiary continues to be a not-for-profit entity, (f) any Securitization Subsidiary and (g) any other Subsidiary in circumstances where Company and the Required Investors reasonably agree that the cost or burden of providing a Guaranty outweighs the benefit afforded thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient: (i) Taxes imposed on or measured by the recipient’s net income (however denominated), franchise Taxes imposed on the recipient and branch profits Taxes imposed on the recipient, in each case, (A) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Investor, in which its applicable investing office is located or (B) that are Other Connection Taxes, (ii) in the case of an Investor, United States federal withholding Taxes imposed on amounts payable to or for the account of such Investor pursuant to a law in effect on the date on which such Investor becomes a party hereto or such Investor changes its investing office, except that this clause (ii) shall not apply to the extent that, pursuant to Section 2.12 amounts with respect to such Taxes were payable either to such Investor’s assignor immediately before such Investor became a party hereto or to such Investor immediately before it changed its investing office, (iii) Taxes attributable to such recipient’s failure to comply with Section 2.12(d) and (iv) any withholding Taxes imposed under FATCA.

“Fair Share” has the meaning specified in Section 7.2.

“Fair Share Contribution Amount” has the meaning specified in Section 7.2.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCPA” has the meaning specified in Section 4.26.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

“Fixed Amounts” has the meaning specified in Section 1.5.

“Flood Hazard Property” means any Material Real Property whereupon the improvements are located in an area designated by the Federal Emergency Management Agency as a special flood hazard area.

“Flow of Funds Agreement” means that certain Flow of Funds Agreement, dated as of the Closing Date, duly executed by Issuer and the Investors, in form and substance reasonably satisfactory to the Investors, in connection with the disbursement of proceeds of the sale by Issuer of the Notes in accordance with Section 2.2.

“Foreign Collateral Document” means a document or agreement governed by the law of a foreign jurisdiction providing for a Lien on all or a portion of the Collateral or the perfection thereof including those documents delivered in respect of a Foreign Subsidiary pursuant to Section 5.13(b)(ii).

“Foreign Official” means any officer or employee of a non-U.S. government or any department, agency, or instrumentality thereof, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fully-Diluted Capitalization” means the aggregate number of issued and outstanding shares of Company’s Common Stock, assuming full conversion or exercise of all outstanding options, warrants, and convertible securities, but excluding shares authorized as of the date hereof in any option or equity incentive pool but remaining unissued, calculated as of the date that is one (1) Business Day prior to the date of the closing of the Qualified IPO or Non-Qualified IPO, and three (3) Business Days prior to the closing of the Sale of Company, as applicable, giving pro forma effect to any subdivision of the Common Stock, by split-up, reverse split-up or otherwise, or combination of the Common Stock.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, regulatory body, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 7.1.

“Guarantor” means each Subsidiary of Company which executes and delivers a Counterpart Agreement, in each case, unless and until such time as the respective Guarantor is released from all of its obligations under the Guaranty in accordance with the terms hereof. Notwithstanding anything herein or in any other Note Document, no Excluded Subsidiary shall constitute a Guarantor.

“Guaranty” means the guaranty of each Guarantor set forth in Article VII.

“Hazardous Materials” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) asbestos and asbestos-containing materials; and (e) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Investor which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (a) the audited financial statements of Company and its Subsidiaries for the Fiscal Year ended December 31, 2020, consisting of balance sheets and the related consolidated statements of operations, comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for such Fiscal Year, and (b) for the Fiscal Quarter ended March 31, 2021, internally prepared, unaudited financial statements of Company and its Subsidiaries consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows, in the case of clause (b), certified by the chief financial officer of Company as fairly presenting, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Immaterial Subsidiary” means any Subsidiary of Company that is not a Material Subsidiary.

“Implied Conversion Price” means the amount equal to the quotient of (a) $2,000,000,000 divided by (b) the Fully-Diluted Capitalization.

“Incurrence-Based Amounts” has the meaning specified in Section 1.5.

“Indebtedness” means, as applied to any Person, without duplication: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition but solely to the extent such earn-out or other obligation constitutes a liability on a balance sheet in accordance with GAAP; (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; provided, however, that the amount of such Indebtedness will be the lesser of (x) the fair market value of such asset at such date of determination and (y) the unpaid amount of such Indebtedness of such other Persons; (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (j) any liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above; (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement) and (l) Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities and Costs), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), documented out-of-pocket costs (including the reasonable costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Release of Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of one primary counsel (and, if necessary, of any regulatory or subject matter expert counsel and of a single local counsel in each relevant material jurisdiction) for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Note Documents or the transactions contemplated hereby or thereby (including the Investors’ agreement to make purchases or the use or intended use of the proceeds thereof, or any enforcement of any of the Note Documents (including any sale of, collection from, or other realization upon, any of the Collateral or the enforcement of the Guaranty)) or (b) any Environmental Claim relating to or arising from any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries. Indemnified Liabilities shall not include Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Issuer under any Note Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.3.

“Indemnitee Agent Party” has the meaning specified in Section 9.6.

“Initial Investors” means each Investor party to this Agreement on the Closing Date.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intercompany Note” means that certain Global Intercompany Note, dated as of the Closing Date, made by Company and its Subsidiaries in favor of Company and its Subsidiaries from time to time party thereto and Collateral Agent in form and substance reasonably satisfactory to the Required Investors.

“Interest Payment Date” means (i) the last Business Day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date and (ii) the final maturity date of the Notes (whether by scheduled maturity, acceleration or otherwise).

“Internal Reorganization Transaction” means a bona fide internal reorganization transaction pursuant to which (i) Issuer either merges into a Successor Issuer or becomes a wholly-owned subsidiary of a Successor Issuer and (ii) all of the Capital Stock of such Successor Issuer is owned, directly or indirectly, by Persons who were holders of the Capital Stock of Issuer immediately prior to the consummation of such transaction.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with Company’s and its Subsidiaries’ operations, (b) approved by the Required Investors, and (c) not for speculative purposes. The amount of the obligation of any Person under any Interest Rate Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended Fiscal Quarter of such Person, based on the assumption that such Interest Rate Agreement had terminated at the end of such Fiscal Quarter, and in making such determination, if any agreement relating to such Interest Rate Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Investment” means (a) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the securities or Capital Stock or all or substantially all of the assets of any other Person (or of any division or business line of such other Person); (b) any direct or indirect loan, advance or capital contributions by Company or any of its Subsidiaries to any other Person; and (c) any direct or indirect guarantee of any obligations of any other Person. For purposes of covenant compliance, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto minus the lesser of such cost and the sum of any dividend, distribution, interest payment, return of capital, repayment or other amount or value received, in each case, in cash or Cash Equivalents in respect of such Investment, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

“Investor” means each investor listed on the signature pages hereto as an Investor, and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.

“IPO Conversion Price” means cash consideration, in Dollars, in an amount equal to the product of (a) the IPO Price multiplied by (b) the quotient of (i) the Minimum Note Redemption Price divided by (ii) the Implied Conversion Price.

“IPO Price” means the public offering price per share of the Common Stock.

“Issuer” has the meaning specified in the preamble hereto.

“Issuance Request” means an irrevocable written notice substantially in the form of Exhibit B.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Limited Condition Transaction” shall mean (i) any Permitted Acquisition or other Investment, including by means of a merger, amalgamation or consolidation, by the Issuer or one or more of its Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing and (ii) any repayment or redemption of Indebtedness of the Issuer or any of its Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing.

“Lock-Up Agreement” means a Lock-Up Agreement substantially in the form of Exhibit J.

“Make-Whole Premium” has the meaning specified in Section 2.9(g).

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on or a material adverse change in (a) the business operations, properties, assets or financial condition of Company and its Subsidiaries taken as a whole; (b) the ability of the Note Parties, taken as a whole, to fully and timely perform their payment obligations under any Note Document to which they are a party; (c) the legality, validity, binding effect, or enforceability against the Note Parties, of the Note Documents to which they are parties; (d) following the time of granting of a security interest with respect thereto, the Collateral or the validity, perfection or priority of Collateral Agent’s Liens on the Collateral (subject to Permitted Liens) or (e) the material rights, remedies and benefits (taken as a whole) available to, or conferred upon, the Investors under any Note Document.

“Material Debt” has the meaning specified in Section 8.1(b).

“Material Subsidiary” means a Subsidiary in respect of which (i) total revenues of such Subsidiary and its Subsidiaries (on a consolidated basis) during the most recent four Fiscal Quarters then ended constitute more than 5.0% of the consolidated total revenues of Company and its Subsidiaries for such period, taken as a whole, or (ii) total assets of such Subsidiary and its Subsidiaries (on a consolidated basis) as of the last day of the most recently ended Fiscal Quarter constitute more than 5.0% of the consolidated assets of Company and its Subsidiaries as of such date, taken as a whole; provided that if, at any time and from time to time after the Collateral Provision Date, Subsidiaries that are not Material Subsidiaries have, during the most recent Fiscal Quarter then ended or as of the last day of the most recently ended Fiscal Quarter, as applicable, in the aggregate, (a) total revenues for such period greater than 10.0% of the total revenues of Company and its Subsidiaries or (b) total assets as of the last day of such period greater than 10.0% of the consolidated assets of Company and its Subsidiaries as of such date, then Company shall, within forty-five (45) days (but within sixty (60) days with respect to a Foreign Subsidiary) after the date on which financial statements for such period are delivered pursuant to Section 5.1(a) of this Agreement, (i) designate in writing to the Investors one or more of such Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 5.10 with respect to any such Subsidiaries.

“Material Real Property” means any fee-owned real property and owned by any Note Party with a fair market value as reasonably determined by Company equal to or greater than $5,000,000.

“Maturity Date” means the earlier of (a) July 1, 2026 and (b) the date that the Notes shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Minimum Note Redemption Price” means the greater of (a) (i) with respect to a Qualified IPO, Non-Qualified IPO, Sale of Company or acceleration of the Obligations occurring on or before August 15, 2021, $236,000,000, (ii) with respect to a Qualified IPO or Non-Qualified IPO or Sale of Company occurring later than August 15, 2021 but on or before December 31, 2021, $240,000,000 and (iii) with respect to a Qualified IPO, Non-Qualified IPO, Sale of Company or acceleration of the Obligations occurring later than December 31, 2021, $246,000,000 and (b) the Required IRR.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Required Investors, made by a Note Party in favor of Collateral Agent for the benefit of the Secured Parties, securing the Obligations and delivered to Collateral Agent.

“Mortgage Deliverables” means each of the following with respect to any Material Real Property:

(i)       fully executed and notarized Mortgage(s), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Material Real Property;

(ii)       a customary opinion of counsel in each jurisdiction in which such Material Real Property is located with respect to the enforceability of the form of Mortgage(s) to be recorded in such jurisdiction and such other customary matters as the Required Investors may reasonably request, in each case in form and substance reasonably satisfactory to the Required Investors;

(iii)       (A) ALTA mortgagee title insurance policy or unconditional commitment therefor issued by one or more title companies reasonably satisfactory to the Required Investors with respect to each such Material Real Property (each, a “Title Policy”), in amounts not less than the fair market value of each such Material Real Property, as reasonably determined by Company, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Required Investors and (B) evidence satisfactory to the Required Investors that such Note Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp Taxes (including mortgage recording and intangible Taxes) payable in connection with recording the Mortgage(s) for each such Material Real Property in the appropriate real estate records;

(iv)       evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to the Required Investors; and

(v)       ALTA survey of all such Material Real Property by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Material Real Property is located, certified to Collateral Agent and dated as of a date sufficient for the title company to remove the standard survey exception in the Title Policy for such Material Real Property.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Note Party or any ERISA Affiliate contributes, is obligated to contribute, or has any Liability.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, (a) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management of Company and (b) a financial report package including management’s discussion and analysis of the financial condition and results of operations, in each case, for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Total Debt as of such day (less Qualified Cash as of such day) to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of Company most recently ended on or prior to such date of determination for which financial statements have been furnished pursuant to Section 5.01(a) or (b).

“Net Senior Secured Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Senior Secured Debt as of such day (less Qualified Cash as of such day) to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of Company most recently ended on or prior to such date of determination for which financial statements have been furnished pursuant to Section 5.01(a) or (b).

“Non-Qualified IPO” means any initial public offering or listing of Common Stock of Issuer (including a merger or other business combination of Issuer with a registered special purpose acquisition company (or any Subsidiary thereof)) that does not constitute a Qualified IPO.

“Non-Qualified IPO Notice” has the meaning specified in Section 2.8(a)(ii).

“Non-Qualified Sale of Company” means a Sale of Company that does not constitute a Qualified Sale of Company.

“Non-Qualified Sale of Company Notice” has the meaning specified in Section 2.8(b)(ii).

“Non-US Investor” has the meaning specified in Section 2.12(d)(i).

“Notes” has the meaning set forth in the recitals to this Agreement.

“Note Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Flow of Funds Agreement, the Collateral Agent Fee Letter, any Guaranty, the Intercompany Note, any Subordination Agreement and all other documents, instruments or agreements executed and delivered by a Note Party for the benefit of Collateral Agent or any Investor in connection herewith, except that, for the avoidance doubt, the term “Note Document” does not include the PubCo Notes or the PubCo Notes Indenture.

“Note Exposure” means, with respect to any Investor, as of any date of determination, the outstanding principal amount of the Notes of such Investor; provided, at any time prior to the purchase of the Notes on the Closing Date, the Note Exposure of any Investor shall be equal to such Investor’s Commitment.

“Note Party” means Company or any Guarantor.

“Obligations” means all indebtedness, advances, debts or obligations of every nature of each Note Party and its Subsidiaries from time to time owed to Collateral Agent (including former Collateral Agents), the Investors, or any of them, under any Note Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Note Party, would have accrued on any Obligation, whether or not a claim is allowed against such Note Party for such interest in the related bankruptcy proceeding), the Make-Whole Premium, fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance). For the avoidance doubt, the term “Obligations” does not include indebtedness, advances, debts or obligations under the PubCo Notes or the PubCo Notes Indenture.

“OFAC” has the meaning specified in the definition of “Anti-Terrorism Laws”.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Offshore Accounts” means accounts maintained by Company’s Subsidiaries outside the United States and the United Kingdom, provided that the maximum balance maintained in such accounts does not exceed the aggregate amount of $25,000,000 at any time.

“Organizational Documents” means (a) with respect to any corporation or exempted company, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, as applicable, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Note Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to Collateral Agent or any Investor, Taxes imposed as a result of a present or former connection between Collateral Agent or such Investor and the jurisdiction imposing such Tax (other than connections arising from Collateral Agent or such Investor having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or Note Document).

“Other Taxes” has the meaning specified in Section 2.12(b).

“Participant Register” has the meaning specified in Section 10.6(h)(ii).

“Participating Member State” means any member state of the European Union that adopts or has adopted (and has not ceased to adopt) the Euro as its lawful currency in accordance with legislation of the European Union relating to the Economic and Monetary Union.

“PATRIOT Act” has the meaning specified in Section 4.26.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Penalty Interest” has the meaning specified in Section 2.5(b).

“Pension Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which a Note Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” means a certificate in form reasonably satisfactory to the Required Investors that provides information with respect to the assets of each Note Party.

“Permitted Acquisition” means any acquisition by Company or any other Note Party, whether by purchase, merger or otherwise, of all or substantially all of the assets of, at least 50% of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

(a)                immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)                the Person or Persons (or assets, business line, unit or division) being acquired shall be in the same or a related line of business as Company or any of its Subsidiaries, or is ancillary or complementary thereto; and

(c)                with respect to Permitted Acquisitions the consideration for which is comprised, in whole or in part, of Cash, the assets, business line, unit or division being acquired or the Person whose Capital Stock is being acquired did not have pro forma Consolidated EBITDA that is less than negative $20,000,000 during the 12-month consecutive period most recently concluded prior to the date such acquisition is consummated; provided that this clause (c) may be waived by the Required Investors.

“Permitted Convertible Indebtedness Call Transaction” shall mean any purchase by the Issuer of a call or capped call option (or substantively equivalent derivative transaction) on the Issuer’s Common Stock in connection with the issuance of any convertible Indebtedness otherwise permitted hereunder, or any refinancing, refunding, extension or renewal thereof as permitted hereunder, and any sale by the Issuer of a call option or warrant (or substantively equivalent derivative transaction) on the Issuer’s Common Stock; provided that the purchase price for the Permitted Convertible Indebtedness Call Transaction does not exceed the net proceeds from the issuance of such convertible notes issued in connection with the Permitted Convertible Indebtedness Call Transaction or any such refinancing, refunding, extension or renewal thereof as permitted hereunder.

“Permitted Indebtedness” means:

(a)                Indebtedness of Issuer and its Subsidiaries existing as of the Closing Date set out more specifically on Schedule 6.1;

(b)                the Obligations;

(c)                Permitted Intercompany Investments;

(d)                Deferred Payment Obligations;

(e)              Indebtedness in an aggregate amount not to exceed at any time, together with any amounts incurred pursuant to clause (v) of this definition as a refinancing (or refinancings of such refinancings) of Indebtedness described in this clause (e), the greater of (x) $15,000,000 and (y) 15% of TTM EBITDA with respect to (i) Capital Leases and (ii) purchase money Indebtedness (including any Indebtedness assumed in connection with a Permitted Acquisition); provided that any such Indebtedness shall be secured only by the asset subject to such Capital Lease or by the asset acquired in connection with the incurrence of such Indebtedness and the proceeds thereof;

(f)               guarantees by Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder; provided that such guaranty constitutes a Permitted Intercompany Investment;

(g)              unsecured Indebtedness of Issuer that is subordinated to the Obligations pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to the Required Investors entered into between Collateral Agent and the other creditor or agent or trustee therefor;

(h)                Permitted Senior Indebtedness in an aggregate amount not to exceed the greater of (x) $150,000,000, together with any amounts incurred pursuant to clause (v) of this definition as a refinancing (or refinancings of such refinancings) of Indebtedness described in this clause (h), plus obligations incurred in the ordinary course in respect of cash management services and other bank products or services, or under any hedging arrangements entered into for nonspeculative purposes, in either case owing to any lender of Permitted Senior Indebtedness or any Affiliate thereof, plus interest, fees, expenses, costs and indemnification obligations in respect of such Permitted Senior Indebtedness and (y) an aggregate amount of senior secured Indebtedness in the nature of Consolidated Senior Secured Debt, which amount when taken together with amounts outstanding under clause (x) hereof and, on a Pro Forma Basis, would not cause the pro forma Net Senior Secured Leverage Ratio to exceed 2.00 to 1.00.

(i)                 Indebtedness and obligations owing under Interest Rate Agreements;

(j)                 Indebtedness of a Person acquired in a Permitted Acquisition; provided that (i) Indebtedness was in existence prior to the date of such Permitted Acquisition, (ii) such Indebtedness was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (iii) no Note Party or Subsidiary of a Note Party (other than the target of such Permitted Acquisition or the Subsidiary formed to acquire the Capital Stock or assets of such Person) is liable therefor;

(k)                Indebtedness consisting of the financing of insurance premiums arising in the ordinary course of business;

(l)                 deferred compensation due to employees;

(m)              unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(n)               Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(o)             Indebtedness and obligations owing to carriers, warehousemen, suppliers, or other similar persons incurred in the ordinary course of business and securing obligations which are not yet delinquent;

(p)            Indebtedness in respect of performance bonds, performance letters of credit, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business and consistent with past practice;

(q)             Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case arising in the ordinary course of business;

(r)                Indebtedness issued by the Issuer or any Subsidiary to any current or former director, officer, employee, member of management, manager or consultant of the Issuer or any Subsidiary (or their respective immediate family members) to finance the purchase or redemption of Capital Stock of the Issuer permitted hereunder;

(s)                unsecured Indebtedness of Issuer and/or any Subsidiary or Indebtedness of Issuer and/or any Subsidiary secured on a junior priority basis to the Liens on the Collateral and subordinated to the Obligations pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to the Required Investors, in an aggregate principal outstanding amount (such outstanding amount measured solely when incurred, created or assumed) pursuant to this clause (s) that, together with any amounts incurred pursuant to clause (v) of this definition as a refinancing (or refinancings of such refinancings) of Indebtedness described in this clause (s), does not exceed the greater of (x) $20,000,000 and (y) 20% of TTM EBITDA for the most recently ended Test Period;

(t)                 Permitted Receivables Financings;

(u)                unsecured Indebtedness so long as after giving effect thereto (A) the Net Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 3.50 to 1.00, (B) no Event of Default has occurred and is continuing and (C) such Indebtedness does not mature prior to the Maturity Date; and

(v)                any refinancings, refundings, renewals, replacements or extensions of Indebtedness described in any clause above, which refinancings, refundings, renewals, replacements or extensions are made in compliance with such respective applicable clause and which do not shorten the maturity thereof or increase the principal amount thereof (other than to finance any unpaid accrued interest and premium (including tender premiums) and fees thereon and any discounts, costs, fees, commissions and expenses in respect thereof or in connection with such refinancing, refunding, renewal, replacement or extension).

“Permitted Intercompany Investments” means Investments by (including equity Investments held by): (i) a Note Party to or in another Note Party; (ii) a Subsidiary that is not a Note Party to or in another Subsidiary that is not a Note Party; (iii) a Subsidiary that is not a Note Party to or in a Note Party, so long as, in the case of a loan or an advance, such loan or advance is evidenced by the Intercompany Note; (iv) a Note Party to or in one or more direct or indirect Subsidiaries that are not Note Parties in an aggregate amount not to exceed $20,000,000 in the aggregate in any Fiscal Quarter.

“Permitted Investments” means:

(a)                Investments in Cash and Cash Equivalents;

(b)                Permitted Intercompany Investments;

(c)                Permitted Acquisitions;

(d)               existing Investments of Company or Subsidiary as of the Closing Date or Investments made pursuant to binding commitments in effect on the Closing Date, in each case, described on Schedule 6.6 and any modification, replacement, renewal or extension of the foregoing; provided that, the amount of the original Investment is not increased except pursuant to a contractual requirement to increase the amount of such Investment as in effect on the Closing Date, which requirement exists on the Closing Date and is described on Schedule 6.6;

(e)             Investments consisting of (i) endorsements of negotiable instruments for collection or deposit in the ordinary course of business, (ii) extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, and (iii) prepayments and deposits to suppliers in the ordinary course of business;

(f)             Investments consisting of any bid, performance or similar project related bonds, parent company performance guarantees, bank performance guaranties or surety bonds or performance letters of credit, in each case provided in the ordinary course of business and consistent with past practice or industry practice;

(g)                (i) guarantees permitted by Section 6.1 and (ii) guarantees by Company or any Subsidiary of operating leases or of other obligations that do not constitute Indebtedness entered into in the ordinary course of business;

(h)                (x) Investments received or acquired in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business

(i)                 any Investment (x) acquired by Issuer or a Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Issuer or such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by the Issuer or any of its Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Issuer or any Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes;

(j)                  Investments received as non-cash consideration in a disposition permitted by Section 6.7 or 6.8;

(k)                Investments of any Person (or any Subsidiary of such Person) in existence at the time such Person (or any Subsidiary of such Person) becomes a Subsidiary of Company; provided that, such Investments were not made in connection with or anticipation of such Person becoming a Subsidiary;

(l)                 Investments consisting of Permitted Liens;

(m)              equity Investments owned as of the Closing Date in any Subsidiary;

(n)                loans and advances to officers, directors, employees, managers, consultants and independent contractors for business-related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business and consistent with past practice;

(o)                additional Investments by Issuer or any of Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (o) that are at the time outstanding, not to exceed the greater of (x) $20,000,000 and (y) 20% of TTM EBITDA; provided, however, that if any Investment pursuant to this clause (o) is made in any Person that is not a Subsidiary at the date of the making of such Investment and such Person becomes a Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (o);

(p)                Investments the payment for which consists of Capital Stock of Issuer;

(q)                Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property on a non-exclusive basis pursuant to joint marketing arrangements with other Persons;

(r)                 Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses, leases or subleases of intellectual property, other assets or other rights, in each case in the ordinary course of business;

(s)                 Redemptions or repurchases of the Notes;

(t)                 guarantees of Indebtedness permitted to be incurred under Section 6.1 and Obligations relating to such Indebtedness, and guarantees in the ordinary course of business;

(u)                advances, loans or extensions of trade credit in the ordinary course of business by Issuer or any of its Subsidiaries to customers on ordinary terms;

(v)                loans and advances to one or more directors, officers or other employees or consultants of Issuer, or any Subsidiary of the Issuer in connection with such director’s, officer’s, employee’s or consultant’s acquisition of Capital Stock of the Issuer, so long as no cash is actually advanced by the Issuer or any Subsidiary to any such director, officer, employee or consultant;

(w)              guarantees of operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Issuer or any Subsidiary in the ordinary course of business;

(x)                Investments consisting of the redemption, purchase, repurchase or retirement of any Capital Stock permitted hereunder;

(y)                Investments consisting of guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements and consistent with past practice or industry practice;

(z)                Investments held to meet obligations of Issuer and its Subsidiaries to pay benefits under non-qualified retirement and deferred compensation plans maintained for the benefit of employees in the ordinary course of its business and consistent with past practice;

(aa)             Investments in Joint Ventures of the Issuer or any of its Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (aa) that are at the time outstanding, not to exceed the greater of (i) $20,000,000 and (ii)  20% of TTM EBITDA; provided, however, that if any Investment pursuant to this clause (aa) is made in any Joint Venture that is not a Subsidiary at the date of the making of such Investment and such joint venture becomes a Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (aa);

(bb)            intercompany current liabilities owed to Joint Ventures incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries;

(cc)             Investments in connection with any Permitted Receivables Financing;

(dd)            Investments in connection with Permitted Convertible Indebtedness Call Transactions;

(ee)             Investments in the nature of cash management obligations, netting services, cash pooling arrangements, ACH arrangements, daylight overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business or consistent with past practice or industry practice; and

(ff)               other Investments so long as (x) after giving effect thereto on a Pro Forma Basis, the Net Leverage Ratio does not exceed 3.00 to 1.00 and (y) no Event of Default has occurred and is continuing at the time of the Investment.

“Permitted Liens” means:

(a)                Liens securing Permitted Senior Indebtedness; provided that, on and after the Collateral Provision Date and for so long as the Obligations are required to be secured pursuant to the terms of this Agreement, any such Liens shall be (i) on Collateral (or assets that (x) become Collateral within 60 days of the granting of such Lien or (y) are offered as additional Collateral to the Investors hereunder and on which the Required Investors decline to take such a Lien) and (ii) subject to the terms and conditions of a Subordination Agreement; provided further that, notwithstanding anything to the contrary herein, any such Liens on specific assets shall continue to be permitted under this clause (a) despite the release in accordance with the terms hereof of any Lien by the Required Investors or any representative thereof;

(b)                Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Note Document;

(c)                Liens for Taxes not yet due and payable or if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings and adequate reserves therefor are maintained in accordance with GAAP;

(e)                Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(f)                 deposits in the ordinary course of business of any Note Party to secure liabilities to insurance carriers, lessors, utilities and other service providers;

(g)                easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

(h)                any interest or title of a lessor or sublessor under any lease, license or sublease (that is otherwise permitted hereunder without reference to this clause (h)) entered into by any Note Party or any Subsidiary thereof and in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(i)                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)                 any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)                Liens described in Schedule 6.2 and any renewals or extensions thereof; provided that, (i) the property covered thereby is not changed other than improvements upon such property, (ii) the obligor with respect thereto is not changed and (iii) any renewal or extension of the obligations secured thereby is permitted by Section 6.1;

(l)                 Liens securing Capital Leases and purchase money Indebtedness permitted pursuant to clause (e) of the definition of Permitted Indebtedness; provided, any such Lien shall encumber only the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness;

(m)              any attachment or judgment Liens not constituting an Event of Default under Section 8.1(h);

(n)                bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Company or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to overdrafts, cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(o)                Liens in favor of Issuer or any of its Subsidiaries other than Liens on the assets of a Note Party;

(p)                (i) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations and (ii) liens on the unearned portion of insurance premiums securing the financing of the premiums with respect thereto to the extent the financing is permitted under the definition of Permitted Indebtedness;

(q)                non-exclusive grants of intellectual property, software and other technology licenses that do not materially detract from or interfere with the Issuer’s use of such assets and in the ordinary course of business;

(r)                 liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(s)                 Liens incurred to secure cash management services arising in connection with ordinary banking arrangements;

(t)                 other Liens securing obligations the principal amount of which does not exceed the greater of (i) $15,000,000 and (ii) 15% of TTM EBITDA, at any one time outstanding;

(u)                Liens (i) on Capital Stock or assets of a Joint Venture to secure Indebtedness of such joint venture permitted to be incurred pursuant to Section 6.1, (ii) consisting of customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly-owned Subsidiaries or (iii) consisting of any encumbrance or restriction (including put and call arrangements) in favor of a Joint Venture party with respect to Capital Stock of, or assets owned by, any Joint Venture or similar arrangement pursuant to any joint venture or similar agreement;

(v)                Liens on equipment of Issuer or any Subsidiary of the Issuer granted in the ordinary course of business to the Issuer’s or such Subsidiary’s client at which such equipment is located;

(w)              Liens created for the benefit of (or to secure) all of the Notes or the Guarantees;

(x)                Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(y)                Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Issuer or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Subsidiaries in the ordinary course of business;

(z)                any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(aa)             Liens in favor of a trustee or agent in an indenture or similar document relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee or agent;

(bb)            security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(cc)             [Reserved];

(dd)            receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof

(ee)             Liens arising by virtue of the rendition, entry or issuance against the Issuer or any of its Subsidiaries, or any property of the Issuer or any of its Subsidiaries, of any judgment, writ, order or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default hereunder;

(ff)               Liens on cash and Cash Equivalents consisting of proceeds of Indebtedness permitted under Section 6.1 issued by the Issuer or a Subsidiary under any indenture or similar debt instrument, pursuant to customary escrow arrangements that require the release of such cash and Cash Equivalents within 120 days after the date that such escrow is established and funded, provided that such Liens extend solely to the account in which such cash and Cash Equivalents are deposited and are solely in favor of the holders of such Indebtedness (or any agent or trustee for such Person or Persons);

(gg)            Liens in connection with any Permitted Receivables Financing; and

(hh)            Liens on cash and Cash Equivalents that are earmarked to be used to satisfy, defease or discharge Indebtedness; provided that (w) such cash and Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied, defeased or discharged, (x) such Liens extend solely to the account in which such cash and Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied, defeased or discharged and (y) the satisfaction, defeasance or discharge of such Indebtedness is permitted hereunder.

“Permitted Receivables Financing” means one or more non-recourse (except for Standard Securitization Undertakings) receivables purchase facilities made available to the Issuer or any Subsidiary to which the Issuer or any Subsidiary sells or otherwise disposes of Securitization Assets to either (a) a Person that is not a Company or a Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a person that is not the Issuer or a Subsidiary in each case in exchange for cash proceeds which are distributed to a Note Party.

“Permitted Senior Indebtedness” means the SVB Financing Agreement (including letters of credit issued thereunder) or any other Indebtedness, in each case, incurred pursuant to clause (h) of the definition of Permitted Indebtedness so long as (A) such Indebtedness is not (x) on or after the Collateral Provision Date, secured by assets that are not Collateral hereunder (without giving effect to any declining by the Required Investors for such assets to become Collateral hereunder) or (y) guaranteed by any Person that is not a Note Party (without giving effect to any declining by Required Investors for such Person to become a Note Party hereunder), and (B) such Indebtedness is subject to the terms and conditions of a Subordination Agreement.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, estate, trusts, banks, trust companies, land trusts, business trusts, company, firm or other enterprise, association, entity or organizations, whether or not legal entities, and Governmental Authorities.

“PIK Interest” has the meaning specified in Section 2.4(c).

“Plan Asset Regulation” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” as defined in the Plan Asset Regulation.

“Pledge and Security Agreement” means a Pledge and Security Agreement executed by Grantors in favor of Collateral Agent for the benefit of the Secured Parties in form and substance reasonably acceptable to the Required Investors and the Collateral Agent as it may be amended, supplemented or otherwise modified from time to time.

“Preferred Stock” means the preferred Capital Stock of Company.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recent period of four consecutive Fiscal Quarters ended on or before the occurrence of such event in each case to the extent practicable in the reasonable judgment of the Issuer: (i) any asset sale and any asset acquisition, Investment (or series of related Investments), and (ii) any incurrence, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Capital Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business.

Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a financial officer of the Issuer.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstandings thereunder are reasonably expected to increase as a result of any transactions described in clause (i) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may reasonably designate.

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Notes of any Investor, the percentage obtained by dividing the Note Exposure of that Investor by the aggregate Note Exposure of all Investors.

“PTO” has the meaning specified in the definition of “Excluded Assets”.

“PubCo Notes” means those notes issued pursuant to, and governed exclusively by, the PubCo Notes Indenture.

“PubCo Notes Indenture” means an Indenture substantially in the form of Exhibit I.

“Purchase Price” has the meaning specified in Section 2.1(a)(i).

“Qualified Capital Stock” means Capital Stock other than Disqualified Capital Stock.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents of the Note Parties.

“Qualified IPO” means the issuance of Common Stock or equity interests of any direct or indirect parent of Company or any Subsidiary of Company (“Group Shares”), pursuant to a bona fide firmly-committed underwritten initial public offering, underwritten by one or more investment banks, pursuant to an effective registration statement under the Securities Act of 1933, as amended, or a direct listing pursuant to a Form 10 registration statement (or any successor form thereto) (including a merger or other business combination of Issuer with a registered special purpose acquisition company (or any Subsidiary thereof)) (an “IPO”) in which Company has an equity market capitalization of greater than $2,000,000,000, as calculated by reference to the IPO Price.

“Qualified IPO Notice” has the meaning specified in Section 2.8(a)(i).

“Qualified Sale of Company” means a Sale of Company in respect of which the aggregate consideration paid to the holders of the equity interests of Company or of any direct or indirect parent of Company exceeds $2,000,000,000.

“Qualified Sale of Company Notice” has the meaning specified in Section 2.8(b)(i).

“Register” has the meaning specified in Section 2.3(b).

“Related Fund” means, with respect to any Investor that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Investor or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Remedial Action” means all actions taken to (a) correct or address any actual or threatened non-compliance with Environmental Law, (b) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (c) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (d) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (e) perform any other actions authorized or required by Environmental Law or Governmental Authority.

“Required Investors” means Investors holding at least 50.1% in aggregate principal amount of the outstanding Notes.

“Required IRR” means the amount actually received in cash in respect of the Notes, as of any date of determination, which would provide the Investors with an internal rate of return on the Notes of not less than 16.0% per annum compounded quarterly; provided, that for purposes of the calculation of Required IRR, (v) payments of non-default rate cash interest shall be taken into account, and interest paid at the Default Rate shall be disregarded, (w) Penalty Interest paid pursuant to Section 2.5(b) shall be disregarded, (x) payments pursuant to Section 10.2 or 10.3 shall be disregarded, (y) interest payments paid in cash shall be deemed paid on the date actually paid in cash (i.e. on the applicable Interest Payment Date if paid on such date) and (z) all payments (other than cash interest payments) shall be deemed paid on such date of determination.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, or requirements of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Company now or hereafter outstanding; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company or any of its Subsidiaries that is not a Note Party now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Company or any of its Subsidiaries that is not a Note Party now or hereafter outstanding, and (d) any voluntary redemption, purchase, retirement or defeasance (including in substance or legal defeasance) prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any subordinated Indebtedness, other than with the proceeds of any subordinated Indebtedness or Permitted Senior Indebtedness, in each case, permitted hereunder.

“Sale of Company” means any of the following events or series of related events:

(a)                the sale, lease, transfer or other disposition of 50% or more of Company’s and its Subsidiaries’ properties or assets (as determined on a consolidated basis) to any Person or group other than among Issuer and its Subsidiaries in one transaction or a series of related transactions;

(b)                the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an underwriter of Company’s securities) of Company’s securities if, after such closing, such Person or group of affiliated Persons would hold 50% or more of the outstanding voting stock (determined on an as converted and exercised basis) of Company (or the surviving or acquiring entity);

(c)                the obtaining by any Person or group of affiliated Persons of the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Company;

(d)                the grant to a single entity (or group of affiliated entities) of an exclusive, irrevocable license to all or substantially all of Company’s intellectual property that is used to generate all or substantially all of Company’s revenues;

(e)                the adoption by the holders of Capital Stock of Issuer of a plan, the consummation of which would result in the liquidation, dissolution or winding up of Issuer; provided, however, that a transaction shall not constitute a Sale of Company if its sole purpose is to change the state of Company’s incorporation or to create a holding company that will be owned in the same proportions by the Persons who held Company’s securities immediately prior to such transaction; or

(f)                 any merger or consolidation in which Issuer is the Surviving Person as a result of which the holders of capital stock of Issuer immediately prior to such transaction own less than 50% of the aggregate voting power or economic interest represented by the capital stock of Company or the Surviving Person.

Notwithstanding the foregoing, an Internal Reorganization Transaction shall not be deemed a Sale of Company.

“Sale of Company Conversion Price” means cash consideration, in Dollars, in an amount equal to the product of (a) the Sale of Company Price multiplied by (b) the quotient of (i) the Minimum Note Redemption Price divided by (ii) the Implied Conversion Price.

“Sale of Company Price” means (i) if the consideration is paid in cash, the price per share of Capital Stock received in connection with such transaction that constitutes a Sale of Company, and (ii) if the consideration is paid other than in cash, the value of the consideration received per share of Capital Stock in connection with such transaction that constitutes a Sale of Company, in the case of this clause (ii), as determined by the Board of Directors in good faith and in a commercially reasonable manner, based on the value of such consideration as of the date of the Sale of Company, it being understood that if the definitive agreement relating to such transaction provides for formulas or methodologies for the valuation of such consideration, the Board of Directors shall rely on such formulas or methodologies when making its determination. For purposes of calculating the Sale of Company Price, no value shall be ascribed to any deferred payments, contingent payments, escrows, holdbacks or earn-outs that may be due and payable in connection with a Sale of Company.

“Sanctions Programs” means: OFAC Sanctions Programs, and any sanctions enforced by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services, LLC, or any successor to the ratings agency business thereof.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securitization Asset” means any accounts receivable, real estate asset, mortgage receivables or related assets relating to a Permitted Receivables Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Permitted Receivables Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary in each case formed for the purpose of and that solely engages in one or more Permitted Receivables Financings and other activities reasonably related thereto.

“Significant Subsidiary” means any Subsidiary of the Company that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business engaged or proposed to be engaged in by Company or any of its Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary or an extension, development or expansion of, the businesses in which Issuer and its Subsidiaries are engaged on the Closing Date.

“Solvent” means, with respect to Company and its Subsidiaries on a consolidated basis, that as of the date of determination, both (a)(i) the sum of Company’s and its Subsidiaries’ debt (including contingent liabilities), taken as a whole, does not exceed the present fair saleable value of Company’s and its Subsidiaries’ present assets, taken as a whole; (ii) the capital of Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Company and its Subsidiaries, taken as a whole, as contemplated on the Closing Date or with respect to any transaction contemplated or undertaken after the Closing Date; and (iii) Company and its Subsidiaries, taken as a whole, have not incurred and do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise); and (b) Company and its Subsidiaries, taken as a whole, are “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Event of Default” has the meaning specified in Section 2.5(b).

“Standard Securitization Undertakings” means representations, warranties, performance guarantees, servicing obligations, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary or typical in a securitization financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Subordination Agreement” means an Intercreditor Agreement or Subordination Agreement with respect to any Permitted Senior Indebtedness that is on the terms contemplated by Exhibit K or otherwise reasonably acceptable to the Required Investors, and including, for the avoidance of doubt, the SVB Subordination Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified or unless the context otherwise requires, “Subsidiary” shall mean a Subsidiary of the Issuer.

“Successor Issuer” means a Person who is a successor of Issuer or a Person who issues Capital Stock in any Internal Reorganization Transaction in which the common stock is converted into or exchanged for, in whole or in part, Capital Stock of such Person.

“Surviving Person” means the surviving Person in a merger, consolidation, sale or similar transaction involving Issuer.

“SVB Financing Agreement” means that certain Amended and Restated Loan and Security Agreement dated as of September 15, 2014, among Company and Silicon Valley Bank (as amended by (i) that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 20, 2014, (ii) that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of January 27, 2016, (iii) that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 25, 2016, (iv) that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 6, 2016, (v) that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of November 2, 2018 (vi) that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of March 27, 2020 and that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of June 21, 2021 and as further refinanced, replaced, amended, restated, amended and restated, supplemented or otherwise modified).

“SVB Subordination Agreement” means that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time) dated as of the date hereof between Silicon Valley Bank and Collateral Agent and reasonably acceptable to the Required Investors.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed by any Governmental Authority and all interest, penalties, additions to tax or other liabilities with respect thereto.

“Test Period” shall mean, on any date of determination, the period of four consecutive Fiscal Quarters of the Issuer then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) furnished pursuant to Section 5.01(a) or (b) under this Agreement.

“Tax Distribution” shall mean, for any taxable period for which the Issuer is a member of a consolidated, combined, unitary or similar tax group for U.S. federal and/or applicable state or local tax purposes of which a parent entity is the common parent, payments by the Issuer or any of its Subsidiaries to discharge the consolidated, combined, unitary or similar Tax liabilities of such parent company and its Subsidiaries when and as due, to the extent such liabilities are attributable to the income of the Issuer and/or any Subsidiary.

“Transaction Costs” means the reasonable and documented fees, costs and expenses payable by Company or any of its Subsidiaries to the Investors on or before the Closing Date in connection with the transactions contemplated by the Note Documents, in an amount not to exceed $350,000.

“Treasury Rate” has the meaning specified in Section 2.9(i).

“TTM EBITDA” means on any date Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, calculated on a Pro Forma Basis.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UETA” means the Uniform Electronic Transactions Act.

“United States” and “U.S.” mean the United States of America.

Section 1.2               Accounting and Other Terms.

(a)                Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Investors pursuant to Section 5.1(a) and Section 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470 20 on financial liabilities shall be disregarded. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made, without giving effect to any change to GAAP occurring after the Closing Date as a result of the adoption of Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect and related interpretations), or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the Closing Date; it being further agreed that all liabilities under or in respect of any lease (whether now outstanding or at any time hereafter entered into or incurred) that, under GAAP as in effect on the Closing Date, would be accrued as an operating lease expense and would not constitute a Capital Lease shall continue to be treated as operating lease expense in accordance with GAAP as in effect on the Closing Date and shall not constitute a Capital Lease.

(b)                All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Required Investors may otherwise reasonably determine.

(c)                For purposes of determining compliance with any incurrence or expenditure tests set forth in this Agreement, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars ($)) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by the Required Investors or, in the event no such service is available, on such other basis as is reasonably satisfactory to the Required Investors) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by the Required Investors or, in the event no such service is available, on such other basis as is reasonably satisfactory to the Required Investors) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

Section 1.3               Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Appendix, Schedule or Exhibit shall be to an Article, a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Any reference herein or in any other Note Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Notes, together with the payment of any premium applicable to the repayment of the Notes, including (if and to the extent applicable) Make-Whole Premium, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.2 or Section 10.3 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor and (iii) all fees, charges (including loan fees, service fees, professional fees, and expense reimbursement) and other Obligations that have accrued hereunder or under any other Note Document and are unpaid and (b) the receipt by the Required Investors of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to the Investors at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as the Required Investors reasonably determines is appropriate to secure such contingent Obligations. Notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective. Unless the context requires otherwise (a) any definition of or reference to any Note Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Note Document) and (b) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. This Section 1.3 shall apply, mutatis mutandis, to all Note Documents.

Section 1.4               Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”; provided, however, that with respect to a computation of fees or interest payable to any Investor, such period shall in any event consist of at least one full day.

Section 1.5               Certain Calculations. For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test, such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.6), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts. For purposes of determining compliance at any time with Article VI, in the event that any Indebtedness, Lien, Restricted Junior Payment or Investment, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Article VI, the Issuer, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any category. It is understood and agreed that any Indebtedness, Lien, Restricted Junior Payment or Investment need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Junior Payment or Investment under the applicable section of Article VI, but may instead be permitted in part under any combination thereof.

Section 1.6               Limited Condition Transactions . In connection with any action being taken solely in connection with a Limited Condition Transaction (including any contemplated incurrence or assumption of Indebtedness in connection therewith), for purposes of:

(a)                determining compliance with any provision of the Note Documents (other than Section 6.10 hereof) that requires the calculation of the Net Leverage Ratio or the Net Senior Secured Leverage Ratio;

(b)                determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default); or

(c)                testing availability under baskets set forth in the Note Documents (including baskets measured as a percentage of Consolidated EBITDA);

in each case, at the option of the Issuer (the Issuer’s election, in writing to the Collateral Agent, to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements with respect to such Limited Condition Transaction are entered into (the “LCA Test Date”), and if, on a Pro Forma Basis after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Issuer could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Issuer has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Issuer or any Subsidiary or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.

If the Issuer has made an LCA Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios or baskets on or following the relevant LCA Test Date and prior to the earliest of (i) the date on which such Limited Condition Transaction is consummated, (ii) 120 days following the LCA Test Date or (iii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated; provided that if such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any action taken where compliance of such ratios or baskets was determined or tested assuming such Limited Condition Transaction and other transaction in connection therewith have been consummated will not be deemed to have been exceeded as a result of failure to consummate such Limited Condition Transaction and other transactions in connection therewith.

Article II

NOTES

Section 2.1               Notes.

(a)                Notes Issuance.

(i)                 Purchase and Sale of the Notes. Subject to the terms and conditions hereof, each Investor severally and not jointly agrees to purchase, and Issuer agrees to issue, sell and deliver, on the Closing Date, Notes in an amount equal to such Investor’s Commitment (the “Purchase Price”). Any Note issued under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed or reissued. Each Investor’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the purchase of Notes in an amount equal to such Investor’s Commitment on such date. The Notes issued pursuant hereto shall evidence the principal amounts of all Notes sold hereunder and the date and principal amount of each purchase and sale of Notes to the Investors by Issuer, as well as each payment or prepayment made on account of the principal thereof, and in each case the resulting aggregate unpaid principal balance thereof (including capitalized interest), shall be recorded by each Investor in accordance with Section 2.3(b).

(ii)               The Closing. The purchase and sale of the Notes will occur at a closing (the “Closing”) to be held at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, or at such other location as may be agreed upon by the parties hereto, subject to the terms and conditions hereof.

(iii)             Payment of Purchase Price. Upon satisfaction or waiver of the conditions precedent specified herein, at the Closing, each Investor shall pay or cause to be paid the Purchase Price to Issuer by wire transfer in immediately available funds, in accordance with the wire instructions for Issuer set forth on Schedule 2.1 or as otherwise directed by Issuer, and against such payment, Issuer will deliver the Notes issued in the names of the Investors.

(b)                Issuer shall deliver to each Investor a fully executed Issuance Request no later than 5:00 p.m. one Business Day prior to the Closing Date (or such shorter period permitted by the Required Investors), with respect to the Notes.

Any Investor (A) may act without liability upon the basis of written or facsimile notice believed by such Investor in good faith to be from Issuer (or from any Authorized Officer thereof designated in writing purportedly from Issuer to such Investor), (B) shall be entitled to rely conclusively on any Authorized Officer’s authority to request the purchase of Notes on behalf of Issuer until the Investors receive written notice to the contrary, and (C) shall have no duty to verify the authenticity of the signature appearing on any written Issuance Request.

Section 2.2               Use of Proceeds. The proceeds of the sale by Issuer of the Notes shall be applied by Company for working capital, capital expenditures and general corporate purposes of Company and its Subsidiaries; provided, that no more than $100,000,000 of such proceeds may be used by Company for secondary share repurchases. No portion of the proceeds of the sale by Issuer of the Notes shall be used in any manner that causes or might cause such sale and purchase of the Notes or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 2.3               Evidence of Debt; Register; Investors’ Books and Records; Notes.

(a)                Investors’ Evidence of Debt. Each Investor shall maintain on its internal records in accordance with its usual practice an account or accounts evidencing the Obligations of Issuer to such Investor, including the amounts of the Notes purchased by it and each repayment in respect thereof. Any such recordation shall be conclusive and binding on Issuer, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not in any manner affect Issuer’s Obligations in respect of any Notes; and provided further, in the event of any inconsistency between the Register and any Investor’s records, the recordations in the Register shall govern in the absence of manifest error.

(b)                Register. Company shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of Investors and principal amounts of the Notes (and stated interest therein) purchased by each Investor pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by Issuer, Collateral Agent and any Investor at any reasonable time and from time to time upon reasonable prior written notice. Company shall record in the Register the Notes, and each repayment in respect of the principal amount of the Notes, each assignment and assumption, and any such recordation shall be conclusive and binding on Issuer and each Investor, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Issuer’s Obligations in respect of any Note. Company shall promptly correct any error in the Register upon notice from any Investor. The parties intend that any interest in or with respect to the Notes under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Internal Revenue Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) of Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

(c)                Exchange. Notes may be exchanged at the option of any Investor holding such Note for Notes of a like aggregate principal amount, but in different denominations. Whenever any Notes are so surrendered for exchange, Issuer, at its expense, will execute and deliver the Notes that the Investor making the exchange is entitled to receive.

(d)                Replacement Notes. If any mutilated Note is surrendered to Issuer, or if any Note is lost or stolen and Issuer receives evidence to its satisfaction of the ownership and the destruction, loss or theft of such Note, Issuer shall issue a replacement Note. If required by Issuer, an unsecured indemnity must be supplied by the applicable Investor that is sufficient in the judgment of Issuer to protect Issuer from any loss that it may suffer if a Note is replaced.

(e)                Restrictive Securities Legend. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THIS NOTE EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PROSPECTUS UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, RESPECTIVELY, OR WITH AN EXEMPTION FROM SUCH REGISTRATION OR PROSPECTUS REQUIREMENT AND (II) IN COMPLIANCE WITH SECTION 2.3 OF THAT CERTAIN SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT DATED JULY 1, 2021, AMONG ISSUER, COLLATERAL AGENT, THE INVESTORS AND THE OTHER NOTE PARTIES PARTY THERETO (EACH AS DEFINED THEREIN).”

(f)                 Other Legends. Each Note shall bear a legend in substantially the following form:

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN (X) THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SVB SUBORDINATION AGREEMENT”) DATED AS OF JULY 1, 2021 BETWEEN SILICON VALLEY BANK AND THE BANK OF NEW YORK MELLON, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE OBLIGORS DESCRIBED THEREIN PURSUANT TO THAT CERTAIN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 15, 2014 AMONG OUTBRAIN INC. AND SILICON VALLEY BANK, AS SUCH LOAN AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT (THE “NOTE PURCHASE AGREEMENT”), DATED AS OF JULY 1, 2021 BETWEEN OUTBRAIN INC., THE BANK OF NEW YORK MELLON, AND THE INVESTORS FROM TIME TO TIME PARTY THERETO AND (Y) ANY ADDITIONAL SUBORDINATION AGREEMENT (AS DEFINED IN THE NOTE PURCHASE AGREEMENT) ENTERED INTO FROM TIME TO TIME; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SVB SUBORDINATION AGREEMENT AND THE NOTE PURCHASE AGREEMENT.”

Section 2.4               Interest.

(a)                Except as otherwise set forth herein, interest shall be payable on the principal amount of the Notes, from the Closing Date to, but excluding, repayment thereof at a rate of (i) prior to July 1, 2024, 10.0% per annum and (ii) on and after July 1, 2024, 14.5% per annum.

(b)                Interest payable hereunder shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest in respect of any Note, the date of the issuance of such Note shall be included, and the date of payment of such Note shall be excluded.

(c)                Accrued interest in respect of the Notes shall be payable in arrears (i) on each Interest Payment Date and (ii) on the Maturity Date.  On each Interest Payment Date accrued interest shall be paid, at the election of Company, (i) entirely in cash or (ii) by capitalizing on the applicable Interest Payment Date any accrued interest (all such accrued interest capitalized from time to time is referred to herein as “PIK Interest”) and by adding such PIK Interest to the outstanding principal amount of the Notes. For each Interest Payment Date, Company shall be deemed to have elected to pay accrued interest entirely as PIK Interest, unless at least two (2) Business Days prior to the applicable Interest Payment Date, Company has provided written notice to the Investors of its election to pay the entity of the accrued interest in cash (a “Cash Pay Election”). Following the provision of a Cash Pay Election with respect to any Interest Payment Date, accrued interest shall be paid on such Interest Payment Date entirely in cash. On the Maturity Date, all accrued interest shall be paid in cash. PIK Interest which is added to the outstanding principal amount of the Notes shall bear interest in accordance with this Section 2.4 and shall otherwise be treated as principal of such Notes for purposes of this Agreement, including being payable in cash in full on the Maturity Date and with respect to the accrual of interest on the PIK Interest amounts.

Section 2.5               Default Interest; Penalty Interest.

(a)                Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default for which Penalty Interest is paid in accordance with clause (b) below), Issuer shall pay interest on the principal amounts of the Notes and, to the extent permitted by applicable law, any fees or other amounts owed hereunder (including any Make-Whole Premium, if applicable), shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand, at a rate that is 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Notes (the “Default Rate”). All interest payable at the Default Rate shall be payable in kind on each Interest Payment Date. Payment or acceptance of interest at the Default Rate provided for in this Section 2.5 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of any Investor.

(b)                Upon the occurrence and during the continuance of an Event of Default (a “Specified Event of Default”) pursuant to Section 8.1(c) arising from the failure to comply with Section 5.13, the Issuer shall pay (x) beginning on the date that is the 60th day following the Closing Date for each day up to the 30th day thereafter for so long as the Collateral Provision Date Condition was not satisfied, interest at a rate per annum equal to 4.0% of the principal amount of the Notes as long as such Specified Event of Default is continuing, and (y) beginning on the date that is the 91st day following the Closing Date for each day thereafter for so long as the Collateral Provision Date Condition was not satisfied, interest at a rate per annum equal to 6.0% of the principal amount of the Notes as long as such Specified Event of Default is continuing. For the avoidance of doubt, the interest that accrues pursuant to this Section 2.5(b) (“Penalty Interest”) will be in addition to the Interest that accrues on a Note pursuant to Section 2.4. Penalty Interest that has accrued shall be payable in cash at the end of each calendar month in which the Specified Event of Default has occurred or is continuing, as applicable.

Section 2.6               Collateral Agent Fees. Company shall pay to Collateral Agent such fees as shall have been separately agreed upon in the Collateral Agent Fee Letter in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between Company and Collateral Agent).

Section 2.7               Repayment of Notes.

(a)                The Notes, together with all other amounts owed hereunder with respect thereto, shall be paid in full on the Maturity Date.

(b)                No prepayments of the Notes shall be permitted without the prior written consent of the Investor whose Notes are being prepaid.

Section 2.8               Redemption or Exchange of Notes Upon IPO or Sale of Company.

(a)                IPO

(i)                 Qualified IPO. At least five (5) Business Days, but not more than sixty (60) days, prior to the proposed consummation of a Qualified IPO, Issuer shall provide the Investors with written notice in the form of Exhibit H-1 (a “Qualified IPO Notice”) setting forth the proposed terms and proposed closing date of such Qualified IPO. Issuer may send an updated Qualified IPO Notice to the Investors from time to time containing updated terms and closing date. Upon the consummation of such Qualified IPO, Company shall at its election (i) redeem the Notes by paying the IPO Conversion Price in cash to the Investors or (ii) exchange the Notes of each Investor for PubCo Notes having an aggregate principal amount equal the IPO Conversion Price in accordance with such Investor’s Pro Rata Share.

(ii)               Non-Qualified IPO. At least five (5) Business Days, but not more than sixty (60) days, prior to the proposed consummation of a Non-Qualified IPO, Issuer shall provide the Investors with written notice in the form of Exhibit H-2 (a “Non-Qualified IPO Notice”) setting forth the proposed terms and proposed closing date of such Non-Qualified IPO. In the event the terms of the Non-Qualified IPO are changed in any material respect, including for the avoidance of doubt, any economic changes, Issuer shall send an updated Non-Qualified IPO Notice to the Investors containing the updated terms and closing date. Upon the consummation of such Non-Qualified IPO, Company shall, at its election (i) redeem the Notes by paying in cash the Minimum Note Redemption Price to the Investors or (ii) exchange the Notes of each Investor for PubCo Notes having an aggregate principal amount equal the Minimum Note Redemption Price in accordance with such Investor’s Pro Rata Share.

(iii)             Lock-Up. Each Investor that receives PubCo Notes pursuant to clauses (i) and (ii) above, will not, without the prior written consent of the managing underwriter of a Qualified IPO, until the date specified by Company and the managing underwriter (such date not to exceed 180 days from the date of the final prospectus relating to the registration by Company of the listed Group Shares under the Securities Act on a registration statement on Form S-1), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly any PubCo Note without the consent of Company, or (b) enter into any swap, derivatives or other agreement or any hedging transaction that transfers, in whole or in part, any of the economic consequences of ownership of such PubCo Notes held at the time of issuance of such PubCo Notes. Each Investor further agrees to execute Lock-Up Agreements. If Company or any underwriter selected in connection with an initial public offering does not require a Person holding more than one percent (1%) of the outstanding Common Stock of Company (on an as-converted to Common Stock basis) to be subject to a lock-up period, or terminates or waives a lock-up period with respect to a Person holding any shares of Common Stock or any other security of the Company that is or may become convertible, exercisable, redeemable or otherwise exchangeable for shares of Common Stock, then such action shall also apply to the Investors. The foregoing provisions of this Section 2.8(a)(iii) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or securities acquired in or following the Qualified IPO or Non-Qualified IPO, as applicable, and shall be applicable to the Investors only if all officers, directors and holders of more than one percent (1%) of the Common Stock (after giving effect to conversion into Common Stock of all outstanding shares of Company’s Preferred Stock) enter into a similar agreement. The underwriters in connection with such registration are intended third party beneficiaries of this Section 2.8(a)(iii) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.

(b)                Sale of Company.

(i)                 Qualified Sale of Company. As promptly as practicable and in any event no later than the earlier of (x) two (2) Business Days following the execution of a definitive agreement relating to a transaction that constitutes a Qualified Sale of Company and (y) ten (10) Business Days prior to the anticipated closing date of such transaction, Issuer shall provide the Investors with written notice in the form of Exhibit H-3 (a “Qualified Sale of Company Notice”) setting forth the proposed terms and conditions and proposed closing date of, and shall include all definitive documentation relating to, the Qualified Sale of Company, which terms and conditions may be modified in Issuer’s sole discretion provided that Issuer delivers to the Investors an updated Qualified Sale of Company Notice, including all updated terms and conditions and definitive documentation not later than five (5) Business Days before the closing of the Qualified Sale of Company. Upon the consummation of such Qualified Sale of Company, Company shall redeem the Notes by paying the Sale of Company Conversion Price to the Investors.

(ii)               Non-Qualified Sale of Company. As promptly as practicable and in any event no later than the earlier of (x) two (2) Business Days following the execution of a definitive agreement relating to a transaction that constitutes a Non-Qualified Sale of Company and (y) ten (10) Business Days prior to the anticipated closing date of such transaction, Issuer shall provide the Investors with written notice in the form of Exhibit H-4 (a “Non-Qualified Sale of Company Notice”) setting forth the proposed terms and conditions and proposed closing date of, and shall include all definitive documentation relating to, the Non-Qualified Sale of Company, which terms and conditions may be modified in Issuer’s sole discretion provided that Issuer delivers to the Investors an updated Non-Qualified Sale of Company Notice, including all updated terms and conditions and definitive documentation not later than five (5) Business Days before the closing of the Non-Qualified Sale of Company. Upon the consummation of such Non-Qualified Sale of Company, Company shall redeem the Notes by paying in cash the Minimum Note Redemption Price to the Investors.

(c)                Authorized Shares. Effective upon Issuer’s initial listing, Issuer shall use its reasonable best efforts to (a) obtain any approvals of the NASDAQ Stock Market necessary for the issuance of the Common Stock, including to cause the Common Stock to be approved for listing on the NASDAQ Stock Market, subject to official notice of issuance, and (b) maintain the listing of all of the Common Stock upon each national securities exchange and automated quotation system, if any upon which shares of common stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of common stock shall be so listed, such listing of the Common Stock. Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 2.8(c).

(d)                Antitrust Approvals. If any notifications, filings or approvals are required to be obtained under any Antitrust Laws that are applicable to the issuance of the PubCo Notes pursuant to and in accordance with this Section 2.8, then each of Issuer and the Investors shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under any applicable Laws to make such notifications or filings and to obtain such approvals as promptly as reasonably practicable. In such event, each of Issuer and the Investors shall cooperate with the other party’s legal advisors in the preparation and filing of any documentation, notifications, filings, registrations, submissions and other materials required or necessary under any applicable Antitrust Law and providing, within a reasonable time, all documents and information necessary to prepare and make any such filing. Issuer and the Investors shall timely provide all information, documents and statements required by the applicable Governmental Authorities for the analysis of any such filing. All filings made pursuant to any applicable Antitrust Laws shall be made in substantial compliance with the requirements of such Antitrust Laws and any other applicable Laws. Each of Issuer and the Investors shall use its reasonable best efforts to cause any required filings under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any other applicable Antitrust Laws to be considered for grant of “early termination” or the equivalent thereof. Issuer and the Investors shall cooperate with each other in connection with the foregoing and in connection with resolving any investigation or other inquiry of any Governmental Authority under any applicable Antitrust Law.

Section 2.9               General Provisions Regarding Payments.

(a)                All payments by Issuer of principal, interest, fees, Minimum Note Redemption Price, IPO Conversion Price or Sale of Company Conversion Price and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the applicable Investor, not later than 11:00 a.m. to such Investor’s Designated Payment Account on the date due or specified, without presentation or surrender of any Note or the making of any notation thereon, except upon the written request of Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each Investor shall surrender such Note for cancellation, reasonably promptly after such request, to Issuer; funds received by an Investor after that time on such due date shall be deemed to have been paid by Issuer on the next Business Day.

(b)                All payments (other than exchanges of the Notes for PubCo Notes pursuant to Section 2.8(a)) in respect of the principal amount of any Note shall be accompanied by payment of accrued interest on the principal amount being repaid, any Make-Whole Premium payable in accordance with this Agreement (if applicable), and all other amounts payable with respect to the principal amount being repaid or prepaid.

(c)                Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(d)                At any time an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Collateral Agent or any Investor hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited to all proceeds received by Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:

first, ratably to pay the Obligations in respect of any fees (other than any Make-Whole Premium), expense reimbursements, indemnities and other amounts then due and payable to Collateral Agent until paid in full;

second, ratably to pay the Obligations in respect of any fees (other than Make-Whole Premium) and indemnities then due and payable to the Investors until paid in full;

third, ratably to pay accrued interest in respect of the Notes until paid in full;

fourth, ratably to pay principal of the Notes until paid in full;

fifth, ratably to pay the Obligations in respect of any Make-Whole Premium to the Investors relating to such principal until paid in full;

and

sixth, to the ratable payment of all other Obligations then due and payable until paid in full.

(e)                For purposes of Section 2.9(d) (other than clause sixth, of Section 2.9(d)), “paid in full” means payment in cash of all amounts owing under the Note Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(f)                 In the event of a direct conflict between the priority provisions of Section 2.9(d) and other provisions contained in any other Note Document (other than any applicable Subordination Agreement), it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.9(d) shall control and govern.

(g)                Make-Whole Premium. If Issuer prepays prior to the Maturity Date, for any reason (including, but not limited to, after acceleration of the Obligations including in connection with the commencement of any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws), all or any part of the principal balance of any Note (for the avoidance of doubt, other than exchanges for PubCo Notes or redemptions through the payment of Minimum Note Redemption Price, IPO Conversion Price or Sale of Company Conversion Price, in each case, pursuant to Section 2.8), Issuer shall pay to the Investors entitled to a portion of such payment, an amount (the “Make-Whole Premium”) equal to the greater of (x) the present values of each remaining scheduled payment of interest (assuming such interest payments are paid in cash) that would be due on such Note from the date of prepayment until the Maturity Date (exclusive of interest accrued to the date of prepayment), discounted to the date of prepayment on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points and (y) the Minimum Note Redemption Price. The term “Treasury Rate” shall mean a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Required Investors on the date three (3) Business Days prior to the date of payment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Department of the Treasury securities having a term of not greater than 12 months.  Nothing contained in this Section 2.9(g) shall be construed to permit any prepayment of the Notes.

(h)                Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations are accelerated for any reason, including because of default, the commencement of any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws, sale, disposition or encumbrance (including that by operation of law or otherwise), the Make-Whole Premium, if any, determined as of the date of acceleration will also be due and payable as though said Indebtedness was voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Investor’s lost profits as a result thereof. Any Make-Whole Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Investor as the result of the early termination and Issuer agrees that it is reasonable under the circumstances currently existing. The Make-Whole Premium, if any, shall also be payable (i) in the event the Obligations (and/or this Agreement or the Notes evidencing the Obligations, if any) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means and/or (ii) upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations (and/or this Agreement or the Notes evidencing the Obligations, if any) in any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws, foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means or the making of a distribution of any kind in any Insolvency Proceeding to the Investors, in full or partial satisfaction of the Obligations. ISSUER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING YIELD MAINTENANCE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION of the obligations PURSUANT to any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws or pursuant to a plan of reorganization. Issuer expressly agrees that: (A) the Make-Whole Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Make-Whole Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Investors and Issuer giving specific consideration in this transaction for such agreement to pay the Make-Whole Premium; and (D) Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Issuer expressly acknowledges that its agreement to pay the Make-Whole Premium to Investors as herein described is a material inducement to Investors to purchase the Notes.

Section 2.10            Ratable Sharing. Investors hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment, through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Note Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Investors hereunder or under the other Note Documents (collectively, the “Aggregate Amounts Due” to such Investors) which is greater than the proportion received by any other Investor in respect of the Aggregate Amounts Due to such other Investor holding Notes, then the Investor receiving such proportionately greater payment shall (a) notify each other Investor of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Investors so that all such recoveries of Aggregate Amounts Due shall be shared by all Investors holding Notes in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Investor is thereafter recovered from such Investor upon the bankruptcy or reorganization of Issuer or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Investor ratably to the extent of such recovery, but without interest. Issuer expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Issuer to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Section 2.11            Increased Costs; Capital Adequacy.

(a)                Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.12 (which shall be controlling with respect to the matters covered thereby), in the event that any Investor shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration, implementation or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Investor with any guideline, rule, request or directive issued or made after the date hereof by any central bank or Governmental Authority or quasi-Governmental Authority (whether or not having the force of law): (i) subjects such Investor (or its applicable investing office) to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Investor; or (iii) imposes any other condition, cost or expense (other than a Tax) on or affecting such Investor (or its applicable investing office), this Agreement or Notes purchased by such Investor or any participation therein or its obligations hereunder or the London interbank market; and the result of any of the foregoing shall be to increase the cost to such Investor of agreeing to purchase, purchasing, holding, continuing or maintaining any Note hereunder or of maintaining its obligation to purchase any such Note, or to increase the cost to such Investor of participating in, or to reduce any amount received or receivable by such Investor (or its applicable investing office) hereunder (whether of principal, interest or any other amount); then, in any such case, Issuer shall promptly pay to such Investor, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Investor in its sole discretion shall determine) as will compensate such Investor for any such additional cost or reduction in amounts received or receivable hereunder. Such Investor shall deliver to Issuer a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Investor under this Section 2.11(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)                Capital Adequacy Adjustment. In the event that any Investor shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Investor (or its applicable investing office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Investor or any corporation controlling such Investor as a consequence of, or with reference to, such Investor’s Notes or other obligations hereunder with respect to the Notes to a level below that which such Investor or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Investor or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Issuer from such Investor of the statement referred to in the next sentence, Issuer shall pay to such Investor such additional amount or amounts as will compensate such Investor or such controlling corporation for such reduction. Such Investor shall deliver to Issuer a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Investor under this Section 2.11(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.12            Taxes; Withholding, etc.

(a)                Withholding of Taxes. Any and all payments by or on account of any obligation of any Note Party hereunder and under the other Note Documents shall (except to the extent required by applicable law (including, for this purpose, FATCA) as determined in the good faith discretion of an applicable withholding agent) be paid free and clear of, and without any deduction or withholding on account of, any Tax. If any Note Party or any other Person is required by applicable law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Note Party to any Investor under any of the Note Documents: (1) such Person shall pay or cause to be paid any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Note Party) for their own account or (if that liability is imposed on such Investor) on behalf of and in the name of such Investor; (2) if such Tax is an Indemnified Tax, the sum payable by such Note Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Investor, receives on the due date an amount equal to the sum it would have received had no such deduction, withholding or payment been required or made; and (3) as soon as practicable after any payment of Taxes by a Person to a Governmental Authority pursuant to this Section, such Person shall deliver to each Investor the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(b)                Other Taxes. The Note Parties shall timely pay to the relevant Governmental Authorities in accordance with applicable law any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Note Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (“Other Taxes”). As soon as practicable after paying any such Other Taxes to a Governmental Authority, each Note Party shall deliver to the Investors the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence reasonably satisfactory to the Investors that such Other Taxes have been paid to the relevant Governmental Authority.

(c)                Tax Indemnification. The Note Parties hereby jointly and severally indemnify and agree to hold Collateral Agent and each Investor harmless from and against all Indemnified Taxes (including, without limitation, Indemnified Taxes imposed on any amounts payable under this Section 2.12) and any reasonable expenses arising therefrom or with respect thereto payable or paid by such Person, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. Issuer shall indemnify Collateral Agent or each Investor, as the case may be, within ten days from the date on which Collateral Agent or any Investor makes demand therefor. A certificate as to the amount of such payment or liability delivered to Issuer by an Investor, or by Collateral Agent on its own behalf, shall be conclusive absent manifest error.

(d)                Evidence of Exemption From U.S. Withholding Tax.

(i)                 Each Investor that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income Tax purposes (a “Non-US Investor”) shall, to the extent it is legally entitled to do so, deliver to Issuer and Collateral Agent, on or prior to the Closing Date (in the case of each Investor listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes an Investor hereunder, and at such other times as may be necessary in the determination of Issuer, (i) two copies of Internal Revenue Service Form W-8IMY (with appropriate attachments), W-8BEN, W-8BEN-E or W-8ECI (or any successor forms), as applicable, duly executed by such Investor to establish that such Investor is not subject to deduction or withholding of United States federal income Tax with respect to any payments to such Investor of principal, interest, fees or other amounts payable under any of the Note Documents, and (ii) if such Investor is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, a certificate to the effect that such Investor is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Issuer within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to Issuer as described in Section 881(c)(3)(C) of the Internal Revenue Code, duly executed by such Investor. Each Investor required to deliver any forms or certificates with respect to United States federal income Tax withholding matters pursuant to this Section 2.12(d) hereby agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any material respect, such Investor shall update such form or certification, or notify Collateral Agent and Issuer of its inability to deliver any such forms or certificates.

(ii)               If a payment made to an Investor under any Note Document would be subject to United States federal withholding Tax imposed by FATCA if such Investor were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Investor shall deliver to Issuer and Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by Issuer or Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Issuer or Collateral Agent as may be necessary for Issuer to comply with its obligations under FATCA and to determine that such Investor has complied with such Investor’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.12(d)(ii), FATCA shall include any amendments made to FATCA after the date of this Agreement.

(iii)             Each Investor that is a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income Tax purposes shall deliver to Issuer or Collateral Agent upon such Person’s written request, on or prior to the Closing Date (in the case of each such Investor listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes an Investor hereunder, and at such other times as may be necessary in the determination of Issuer or Collateral Agent (each, in its reasonable exercise of its discretion), two copies of Internal Revenue Service Form W-9 duly executed by such Investor certifying that such Investor is exempt from United States federal backup withholding Taxes with respect to any payments to such Investor of principal, interest, fees or other amounts payable under any of the Note Documents.

(iv)              Any Investor shall, to the extent it is legally entitled to do so, deliver to Issuer, on or prior to the date on which such Investor becomes an Investor under this Agreement (and from time to time thereafter upon the reasonable request of Company), executed copies (in such number as shall be requested by the recipient) of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any applicable withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Issuer to determine the withholding or deduction required to be made. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Investor’s reasonable judgment such completion, execution or submission would subject such Investor to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Investor.

(e)                Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)                 Survival. Each party’s obligations under this Section shall survive the replacement of, an Investor, and the repayment, satisfaction or discharge of all obligations under any Note Document.

Section 2.13            Obligation to Mitigate. If any Investor requests compensation under Section 2.10, Section 2.11 or Section 2.12, or requires Issuer to pay any Indemnified Taxes or additional amounts to any Investor or any Governmental Authority for the account of any Investor pursuant to Section 2.12, then such Investor (at the request of Issuer) will, to the extent not inconsistent with the internal policies of such Investor and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its purchases of Notes through another office of such Investor, or (b) take such other measures as such Investor may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Investor pursuant to Section 2.10, Section 2.11 or Section 2.12 would be materially reduced and if, as determined by such Investor in its sole discretion, the purchasing, holding or maintaining of such Notes through such other office or in accordance with such other measures, as the case may be, would not otherwise be disadvantageous to such Investor; provided, Issuer agrees to pay all reasonable costs and expenses incurred by such Investor in connection with utilizing such other office as described above or taking such other measures as such Investor may deem reasonable as described above. A certificate as to the amount of any such expenses payable by Issuer pursuant to this Section 2.13 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Investor to Issuer shall be conclusive absent manifest error.

Article III

CONDITIONS PRECEDENT

Section 3.1               Closing Date. The obligation of each Initial Investor to purchase Notes on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)                Notes. Each Investor shall have received originally executed Note(s) delivered by Issuer for each Initial Investor.

(b)                Note Documents. Collateral Agent and each Investor shall have received sufficient copies of each Note Document (other than the Collateral Documents or any Guaranty) originally executed (or, in the discretion of the Required Investors, executed electronically) and delivered by each applicable Note Party for each Investor.

(c)                Organizational Documents; Incumbency. Each Investor shall have received a certificate for each Note Party, by such Note Party’s secretary or assistant secretary, each dated the Closing Date, attaching (i) copies of each Organizational Document of such Note Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Note Documents (other than the Collateral Documents or any Guaranty) to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of such Note Party approving and authorizing the execution, delivery and performance of this Agreement and the other Note Documents (other than the Collateral Documents or any Guaranty) to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of such Note Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(d)                Organizational and Capital Structure. The organizational structure and capital structure of Company and its Subsidiaries shall be as set forth on Schedule 4.2.

(e)                Governmental Authorizations and Consents. Each Note Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Note Documents that are to be delivered on the Closing Date and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Required Investors. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Note Documents that are to be delivered on the Closing Date or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(f)                 Financial Statements. Investors shall have received from Company the Historical Financial Statements.

(g)                Opinions of Counsel to Note Parties. Investors and their respective counsel shall have received originally executed copies of the favorable written opinion of Mayer Brown LLP, counsel for Note Parties, and as to such other matters as the Investors may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Investors (and each Note Party hereby instructs such counsel to deliver such opinions to the Investors).

(h)                Fees and Expenses. Company shall have paid to the Investors and Collateral Agent the fees and expenses then due and payable on the Closing Date pursuant to Section 10.2 (which amounts may be offset against the proceeds of the Notes) and the Collateral Agent Fee Letter.

(i)                 Solvency Certificate. On the Closing Date, the Investors shall have received a Solvency Certificate of the chief financial officer or treasurer of Company substantially in the form of Exhibit G, dated as of the Closing Date, certifying that, after giving effect to the consummation of the transactions contemplated herein including the purchase of the Notes on the Closing Date and the application of proceeds therefrom, Company and its Subsidiaries, on a consolidated basis, are and will be Solvent.

(j)                 Closing Certificate. Company shall have delivered to the Investors an originally executed Closing Certificate, together with all attachments thereto.

(k)                No Litigation. Other than as disclosed in Company’s Form S-1 as of the date herein, there shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to Company’s knowledge, threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable judgment of the Required Investors, singly or in the aggregate, materially impairs any of the other transactions contemplated by the Note Documents, or that could have a Material Adverse Effect.

(l)                 No Material Adverse Effect. Since December 31, 2020, no event, circumstance or change shall have occurred that has caused or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

(m)              Bank Regulations. Collateral Agent and each Investor shall have received a duly executed Internal Revenue Service Form W-9 (or other applicable Tax forms) and all documentation and other information reasonably requested at least three (3) Business Days prior to the Closing Date that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and all such documentation and other information shall be in form and substance reasonably satisfactory to Collateral Agent and the Investors, as applicable.

(n)                Issuance Request. The Investors shall have received a fully executed and delivered Issuance Request in respect of the Notes.

(o)                Representations and Warranties. The representations and warranties contained herein and in each other Note Document (other than the Collateral Documents or any Guaranty), delivered to Collateral Agent or any Investor pursuant hereto or thereto on or prior to the date hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

(p)                No Default or Event of Default. No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default.

Each Investor, by delivering its signature page to this Agreement and purchasing the Notes on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Note Document and each other document required to be approved by Collateral Agent, Required Investors or Investors, as applicable, on the Closing Date.

Article IV

REPRESENTATIONS AND WARRANTIES

In order to induce Collateral Agent and Investors to enter into this Agreement and to purchase the Notes to be made thereby, each Note Party represents and warrants to Collateral Agent and Investor on the Closing Date that the following statements are true and correct:

Section 4.1               Organization; Requisite Power and Authority; Qualification. Each of Company, Guarantor and Significant Subsidiaries (a) is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Note Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Issuer, to make the issuances of Notes hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Section 4.2               Capital Stock and Ownership. The Capital Stock of each of Company and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Company or any of its Subsidiaries of any additional membership interests or other Capital Stock of Company or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Company or any of its Subsidiaries.

Section 4.3               Due Authorization. The execution, delivery and performance of the Note Documents have been duly authorized by all necessary action on the part of each Note Party that is a party thereto.

Section 4.4               No Conflict. The execution, delivery and performance by Note Parties of the Note Documents to which they are parties and the consummation of the transactions contemplated by the Note Documents do not and will not (a) violate any provision of any of the Organizational Documents of Company or any of its Subsidiaries; (b) violate in any material respect any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect; (d) result in or require the creation or imposition of any Lien upon any of the material properties or assets of Company or any of its Subsidiaries (other than to the extent constituting Permitted Liens, any Liens created under any of the Note Documents in favor of Collateral Agent, on behalf of Secured Parties); (e) except as would not reasonably be expected to have a Material Adverse Effect, result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its material operations or any of its material properties; (f) require any approval of stockholders, shareholders, members or partners of Company or any of its Subsidiaries; or (g) require any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Investors or as would not reasonably be expected to have a Material Adverse Effect.

Section 4.5                Governmental Consents. The execution, delivery and performance by Note Parties of the Note Documents to which they are parties and the consummation of the transactions contemplated by the Note Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date (or thereafter as permitted under this Agreement) or except as would not reasonably be expected to have a Material Adverse Effect.

Section 4.6                Binding Obligation. Each Note Document has been duly executed and delivered by each Note Party that is a party thereto and is the legally valid and binding obligation of such Note Party, enforceable against such Note Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.7               Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for Taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, or condition (financial or otherwise) of Company and any of its Subsidiaries taken as a whole.

Section 4.8                No Material Adverse Effect. Since March 31, 2021, no event, circumstance or change has occurred that has caused or may reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.9               Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that (a) have a material adverse effect on the validity or enforceability of any Note Document or otherwise restrain or prohibit the consummation of the transactions contemplated hereby or thereby or (b) would materially impair Collateral Agent’s security interest on behalf of the Secured Parties in the Collateral or would reasonably be expected to have a Material Adverse Effect.

Section 4.10              Payment of Taxes. All material U.S. federal income and all state and other material Tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes due and payable and all assessments, fees and other governmental charges levied or imposed upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been timely paid, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 4.11              Properties, Title. Each of Company and its Subsidiaries has (a) good, sufficient, marketable and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and valid title to (in the case of all other personal property), all of their respective tangible properties and assets, reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7, in each case except as would not reasonably be expected to have a Material Adverse Effect,. All such tangible properties and assets are in working order and condition, ordinary wear and tear excepted, and except as permitted by this Agreement, all such tangible properties and assets are free and clear of Liens in each case except as would not reasonably be expected to have a Material Adverse Effect,.

Section 4.12             Environmental Matters. Except as (with respect to sub-sections (a)-(f) below) any such failure could not reasonably be expected to result in a Material Adverse Effect:

(a)                No Environmental Claim has been asserted against any Note Party or, to the knowledge of any Note Party, any predecessor in interest nor has any Note Party received written notice of any threatened or pending Environmental Claim against any Note Party or any predecessor in interest.

(b)                No Note Party or, to the knowledge of the Note Parties, no third party has caused or permitted a Release of Hazardous Materials at any of the properties currently or formerly owned or operated by any Note Party or any predecessor in interest, in any case in a manner or to a degree that imposes any reporting, investigation, remediation, corrective action or other response obligation on any Note Party under any Environmental Law or that could reasonably be expected to result in liability for any Note Party under Environmental Law.

(c)                The operation of the business of, and each of the properties owned or operated by, each Note Party, as currently conducted, are in compliance with all applicable Environmental Laws.

(d)                Each Note Party holds and is in compliance with all Governmental Authorizations required under any applicable Environmental Laws in connection with the operations carried on by it as currently conducted, and no action is pending or, to the knowledge of the Note Parties, threatened the effect of which would be to adversely revoke, terminate, or modify any such Governmental Authorization.

(e)                To the knowledge of the Note Parties, no event or condition has occurred or is occurring that could reasonably be expected to form the basis of an Environmental Claim against any Note Party.

(f)                 The Note Parties have made available to the Investors true and complete copies of all material environmental reports, audits and investigations in the possession, custody or reasonable control of the Note Parties, related to material Environmental Liabilities and Costs arising from the real property or the operations of the Note Parties.

Section 4.13               No Defaults. Neither Company nor any Significant Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 4.14              Investment Company Act. Neither Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will be an “investment company” as defined under the Investment Company Act of 1940. Neither Company nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.15              Margin Stock. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the sale by Issuer of the Notes hereunder will be used by any Note Party to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.16             Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect.

Section 4.17            Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

Section 4.18             Solvency. As of the Closing Date, Company, together with its Subsidiaries on a consolidated basis, after giving effect to the incurrence of Obligations and the sale by Issuer of the Notes hereunder, is Solvent.

Section 4.19              ERISA. The underlying assets of Company and its Subsidiaries do not constitute Plan Assets and, to the knowledge of Company and its Subsidiaries the execution, delivery and performance of this Agreement and the other Note Documents do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Section 4.20             Compliance with Statutes, etc. Each of Company and its Subsidiaries is in compliance with (i) its organizational documents and (ii) all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including Environmental Laws), except such non-compliance that could not reasonably be expected to result in a Material Adverse Effect.

Section 4.21              Intellectual Property.

(a)                Each of Company and its Subsidiaries owns, or holds licenses in, all trademarks, trade secrets, trade names, copyrights and patents that are necessary to the conduct of its business as currently conducted.

(b)                There is no opposition, interference, reexamination, derivation or other post-grant proceeding, injunction, claim, suit, action, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim before a Governmental Authority (collectively, “Disputes”) that is pending or currently threatened in writing, that challenges the legality, scope, validity, enforceability, ownership or inventorship of the material intellectual property of Company or its Subsidiaries (other than routine office actions or other determinations in the ordinary course of prosecution before the PTO or the United States Copyright Office or any foreign counterpart thereof).

(c)                To the knowledge of Company and its Subsidiaries, the operation of the business of Company and its Subsidiaries as currently conducted does not infringe upon or otherwise violate any intellectual property rights of any other Person in any material respect.

Section 4.22             Insurance. Each of Company and its Subsidiaries keeps its property adequately insured and maintains insurance to such extent and against such risks as is customary with companies in the same or similar businesses or as otherwise required by applicable Requirements of Law. Schedule 4.22 sets forth a list of all insurance maintained by each Note Party on the Closing Date.

Section 4.23             Permits, Etc. Each Note Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

Section 4.24             Bank Accounts and Securities Accounts. Schedule 4.24 sets forth a complete and accurate list as of the Closing Date of all Deposit Accounts and all Securities Accounts maintained by each Note Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof), other than Excluded Accounts.

Section 4.25            Security Interests. The Collateral Documents will, when executed and delivered, create in favor of Collateral Agent, for the benefit of Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Upon the filing of the UCC-1 financing statements required thereby, the possession by the “First Lien Representative” (or similar term, as defined in the applicable Subordination Agreement) of any certificated Capital Stock or instrument owned by such Note Party in accordance with the applicable Subordination Agreement, the recording of the intellectual property security agreements referred to in each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests (subject to Permitted Liens).

Section 4.26             PATRIOT ACT and FCPA. To the extent applicable, each Note Party is in compliance in all respects with (a) the Sanctions Programs, and (b) applicable Anti-Terrorism Laws. Neither the Note Parties nor any of their officers, directors, employees or agents acting on the Note Parties’ behalf shall use the proceeds of the sale by Issuer of the Notes (i) to make any payments, directly or knowingly indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), (ii) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions Programs, (iii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions Programs, or (iv) in any other manner that will result in a violation of Sanctions Programs by any person party hereto. None of the Note Parties, nor any Subsidiary of any Note Parties, nor to the knowledge of any Note Party any of their respective agents acting or benefiting in any capacity in connection with the Notes or other transactions hereunder, is a Blocked Person. None of the Note Parties (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person in violation of any OFAC Sanctions Program, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs in violation of such OFAC Sanctions Programs.

Section 4.27             Disclosure. No representation or warranty of any Note Party contained in any Note Document or in any other documents, certificates or statements made or furnished to Investors by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains, when furnished, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Investors that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 4.28             Use of Proceeds. The proceeds of the sale by Issuer of the Notes shall be applied by Company in accordance with Section 2.2. No portion of the proceeds of the sale by Issuer of the Notes shall be used in any manner that causes or might cause such Notes or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 4.29             Anti-Money Laundering. The operations of the Company and its Subsidiaries during the prior five (5) years have been conducted at all times in compliance with applicable Anti-Money Laundering Laws.

Section 4.30             Government Investigations and Inquiries. At no time during the prior five (5) years has any Note Party or its Subsidiaries, officers, directors or, to the knowledge of the Company, its agents, been the subject of current, pending, or threatened investigation, inquiry or enforcement proceedings for violations of Anti-Money Laundering Laws or anti-corruption laws, or violated or received any notice, request, or citation for any actual or potential noncompliance with anti-corruption laws, Anti-Money Laundering Laws or Anti-Terrorism Laws.

Section 4.31             Private Offering. Assuming the accuracy of the representations and warranties of each Initial Investor set forth in Article XI, to the knowledge of Issuer the sale of the Notes pursuant to this Agreement is exempt from the registration requirements of the Securities Act. Neither Issuer nor any Person authorized to act on behalf of Issuer has taken or will knowingly take any action that would subject the Notes issued pursuant to this Agreement on the date hereof to the registration requirements of the Securities Act.

Section 4.32             Eligibility Requirements. The Notes will not, on the Closing Date, be of the same class as securities listed on a national securities exchange registered under the Exchange Act.

Section 4.33             Closing Date. As of the Closing Date, Issuer has delivered to Investors a complete and correct copy of the SVB Financing Agreement and all agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith as of the Closing Date (including all schedules, exhibits, amendments, supplements, modification and assignments).

Article V

AFFIRMATIVE COVENANTS

Each Note Party covenants and agrees that until payment in full of all Obligations (other than unasserted indemnification obligations) or until no Notes remain outstanding, each Note Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.

Section 5.1                Financial Statements and Other Reports. Unless otherwise provided below, Company will deliver to each Investor:

(a)                Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP), together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b)                Annual Financial Statements. As soon as available, and in any event within 150 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to the Required Investors (which report shall be unqualified as to going concern and scope of audit (other than (i) a “going concern” qualification pertaining to the maturity of the Obligations or any other Indebtedness permitted hereunder occurring within twelve (12) months of the relevant audit or (ii) a breach or potential breach of any financial maintenance covenant in any agreement governing any Indebtedness permitted hereunder), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c)                Compliance Certificate. Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Section 5.1(a) or Section 5.1(b), a duly executed and completed Compliance Certificate, (i) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.1(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (ii) stating that no Default or Event of Default then exists or existed during the period covered by such financial statements, or if a Default or Event of Default does or did exist, providing a description of such Default or Event of Default and the steps, if any, taken or being taken to cure it, and (iii) in the case of a Compliance Certificate delivered together with financial statements of Company and its Subsidiaries pursuant to Section 5.1(b), setting forth the amount of Qualified Cash and attaching supporting documentation;

(d)                [Reserved].

(e)                Notice of Default. Promptly (but in any event within five (5) Business Days) upon any officer of Issuer obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Issuer with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or would reasonably be expected to result in, in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Issuer has taken, is taking and proposes to take with respect thereto;

(f)                 Notice of Litigation. Promptly (but in any event within five (5) Business Days) upon any officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any material Adverse Proceeding or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), relates to the Collateral, or which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Investors and their counsel to evaluate such matters;

(g)                ERISA. Promptly (but in any event within five (5) Business Days) upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action a Note Party or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(h)                Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the Board of Directors (or similar governing body) of Company;

(i)                 Information Regarding Collateral. Company will furnish to Collateral Agent prompt written notice within thirty (30) days after any change (a) in any Note Party’s legal name, (b) in any Note Party’s corporate identity or structure or (c) in any Note Party’s Federal Taxpayer Identification Number and will cooperate with any necessary filings under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as and to the extent contemplated in the Collateral Documents. Company also agrees promptly to notify Collateral Agent and each Investor if any material portion of the Collateral is damaged or destroyed;

(j)                 Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Company shall deliver to Collateral Agent and each Investor an officer’s certificate either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1(j) and/or identifying such changes;

(k)                Other Information. (A) Promptly upon their becoming available and in any event within five (5) Business Days of Company’s receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed, including confidentially, by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) copies of all amendments, waivers, consents and notices of default with respect to any Material Debt, (B) promptly after submission to any Governmental Authority or receipt from any Governmental Authority, to the extent not prohibited by applicable law, all material documents and information furnished to or received from such Governmental Authority in connection with any material investigation of any Note Party (other than a routine inquiry), and (C) such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by the Required Investors.

Section 5.2               Existence. Except as otherwise permitted under Section 6.7, each Note Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and Governmental Authorizations, qualifications, franchises, licenses and permits material to its business and necessary to conduct its business in each jurisdiction in which its business is conducted, except, in the case of such rights, Governmental Authorizations, qualifications, franchises, licenses and permits, as would not reasonably be expected to result in a Material Adverse Effect; provided, no Note Party or any of its Subsidiaries shall be required to preserve any such existence, right or Governmental Authorizations, qualifications, franchise, licenses and permits if such Person’s Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Investors.

Section 5.3               Payment of Taxes and Claims. Company will, and will cause each of its Subsidiaries to, file all material federal, state and other material Tax returns required to be filed by Company or any of its Subsidiaries and pay, discharge or otherwise satisfy all material federal, state and other Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves in accordance with GAAP are being maintained by Company or such Subsidiary, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.4               Maintenance of Properties. Each Note Party will, and will cause each of its Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of each Note Party and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

Section 5.5               Insurance.

(a)                The Note Parties will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Note Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Subject to Section 5.13, each such policy of insurance shall (1) name Collateral Agent, on behalf of Investors as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Required Investors, that names Collateral Agent, on behalf of Secured Parties as the loss payee thereunder.

(b)                The Note Parties will use their commercially reasonable efforts to cause, by endorsement, each of the insurance policies required to be maintained under this Section 5.5 to provide for at least thirty (30) days’ prior written notice to Collateral Agent of the cancellation or substantial modification thereof. Receipt of such notice shall entitle Collateral Agent at the direction of the Required Investors (but Collateral Agent shall not be obligated) to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 5.5 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Note Parties.

Section 5.6               Books and Records; Inspections. Each Note Party will, and will cause each of its Subsidiaries to, (a) maintain at all times at the chief executive office of Company copies of all books and records of Company and its Subsidiaries, (b) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (c) permit any representatives designated by the Required Investors (including employees of the Investors or any consultants, auditors, accountants, lawyers and appraisers retained by the Investors) to visit any of the properties of any Note Party and any of its Subsidiaries to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants and auditors, all upon reasonable notice and at such reasonable times during normal business hours; provided that, except during the continuation of an Event of Default, only one such visit shall be permitted in any Fiscal Year. The Note Parties agree to pay the reasonable and documented out-of-pocket costs and expenses incurred by the examiner in connection therewith. Notwithstanding anything to the contrary in this Section 5.6, none of Company or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to any Investor (or their respective representatives or contractors) is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.7               Investor Meetings and Conference Calls. Within 20 days after the delivery of annual financial statements and other information required to be delivered pursuant to Section 5.1(b), Company shall, upon request by the Required Investors, cause its chief financial officer or other Authorized Officers to participate in a conference call upon reasonable notice and at a reasonable time with all Investors who choose to participate in such conference call, during which conference call the chief financial officer or such Authorized Officer shall review the financial condition of Company and its Subsidiaries and such other matters not constituting material non-public information, as any Investor may reasonably request.

Section 5.8               Compliance with Laws. Each Note Party will comply, and shall cause each of its Subsidiaries, and take all commercially reasonable steps to cause all other Persons, if any, on or occupying any of their real property, to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), non-compliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.9               Environmental.

(a)                Each Note Party shall (i) keep any owned and (to the extent within the Note Party’s reasonable control) leased real property free of any Environmental Liens, except as any such failure could not reasonably be expected to result in a Material Adverse Effect; (ii) comply, and take all commercially reasonable steps to cause all tenants and other Persons who may come upon any property owned or operated by it to comply, with all Environmental Laws in all material respects and provide to the Investors any documentation of such compliance which the Investors may reasonably request, except as any such failure could not reasonably be expected to result in a Material Adverse Effect; (iii) maintain and comply in all material respects with all Governmental Authorizations required under applicable Environmental Laws, except as any such failure could not reasonably be expected to result in a Material Adverse Effect; (iv) take all steps within its reasonable control to prevent any Release of Hazardous Materials from any property owned or operated by any Note Party, except as any such failure could not reasonably be expected to result in a Material Adverse Effect; and (v) undertake or cause to be undertaken any and all Remedial Actions in response to any Environmental Claim, Release of Hazardous Materials or violation of Environmental Law, in any case to the extent required by Environmental Law or any Governmental Authority, consistent with the current use of the affected real property and, upon request of the Investors, provide the Investors all data, information and reports generated in connection therewith, except as any such failure could not reasonably be expected to result in a Material Adverse Effect.

(b)                The Note Parties shall promptly (but in any event within ten (10) Business Days) (i) except as to any matter as could not reasonably be expected to result in a Material Adverse Effect, notify the Investors in writing (A) if any becomes aware of a Release in violation of Environmental Laws in, at, on, under or from any part of the real property currently owned or operated by any Note Party or any improvements constructed thereon, (B) upon receiving written notice of any Environmental Claims asserted against any Note Party, including any with respect to any real property currently or formerly owned or operated by a Note Party, (C) upon receiving written notice of any occurrence or condition on or affecting any real property currently owned or operated by any Note Party that would reasonably be expected to result in any restrictions on the ownership, occupancy, transferability or use thereof under any applicable Environmental Laws, and (D) upon receiving written notice of an Environmental Lien with respect to Environmental Liabilities and Costs filed against any real property owned or (if relating to the conduct of any Note Party) leased by any Note Party, and (ii) provide such other documents and information as reasonably requested by the Investors in relation to any matter pursuant to Section 5.9(b)(i).

Section 5.10            Subsidiaries. In the event that any Person becomes a Subsidiary of Company (other than an Excluded Subsidiary), or in the event that any other Subsidiary (other than an Excluded Subsidiary) of Company becomes a guarantor of, or otherwise provides credit support for, any Indebtedness of any Note Party permitted under clause (h) of the definition of “Permitted Indebtedness” which is secured by all or substantially all Collateral, Company shall (a) within sixty (60) days (or such later date as the Collateral Agent may agree, acting at the direction of the Required Investors) of such Person becoming a Subsidiary, cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Collateral Agent and each Investor a Counterpart Agreement and a Pledge Supplement (as defined in the Pledge and Security Agreement), and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(c), and Section 5.13(b)(i). With respect to each such Subsidiary, Company shall promptly send to Collateral Agent and the Investors written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company or a guarantor or provider of credit support, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

Section 5.11            Further Assurances. At any time or from time to time upon the request of the Required Investors, each Note Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Required Investors may reasonably request in order to effect fully the purposes of the Note Documents, including providing Investors with any information reasonably requested pursuant to Section 10.22. In furtherance and not in limitation of the foregoing, each Note Party shall take such actions as Collateral Agent or the Required Investors may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral of the Note Parties.

Section 5.12            Board Observation Rights. Until the consummation of a Qualified IPO, a Non-Qualified IPO, a Qualified Sale of Company or a Non-Qualified Sale of Company, and to the extent that and as long as Baupost Investor holds Notes with an aggregate principal amount equal to at least 50% of the aggregate original principal amount of the Notes held by Baupost Investor as of the Closing Date, Baupost Investor shall be entitled to designate one observer (the “Board Observer”) to attend any regular meeting (a “BOD Meeting”) of the Board of Directors of Company (or its direct or indirect ultimate parent holding company), except that the Board Observer shall not be entitled to vote on matters presented to or discussed by the Board of Directors of Company (or its direct or indirect ultimate parent holding company) at any such meetings; provided that the Board Observer may be excluded from access to any material or meeting or portion thereof: (x) if the Board of Directors reasonably determines in good faith after seeking the advice of legal counsel that such material or information discussed at such meeting is not appropriate to be discussed in the presence of or to be disclosed to, as applicable, the Board Observer in order to avoid an actual conflict of interest in the part of Baupost Investor, so long as Company notifies the Board Observer of such determination, and if requested by the Board Observer, uses reasonable efforts to provide a general description of the information discussed at such meeting or materials; and (y) with respect to any discussions or material constituting material non-public information that would prohibit the Baupost Investor’s ability to provide an order to purchase shares of Common Stock in a Qualified IPO or a Non-Qualified IPO. The Board Observer shall be timely notified of the time and place of any BOD Meetings and will be given written notice of all proposed actions to be taken by the Board of Directors of Company (or its direct or indirect ultimate parent holding company) at such meeting or by any written consent of the Board of Directors as if the Board Observer were a member thereof. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). The Board Observer shall have the right to receive all information provided to the members of the Board of Directors of Company (or its direct or indirect ultimate parent holding company) (i) in anticipation of or at such meeting (regular or special and whether telephonic or otherwise) and (ii) in connection with seeking and entering into any written consent in lieu thereof, in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members, and the Board Observer shall keep such materials and information confidential in accordance with Section 10.17. Company shall reimburse the Board Observer for all reasonable and documented out-of-pocket costs and expenses incurred in connection with its participation in any such BOD Meeting. For avoidance of doubt, the Board Observer shall have no fiduciary duty to Company, its Affiliates or its equityholders and the provisions of this Section 5.12 shall not be deemed to prohibit or restrict the right of any Note Party to act by written consent in lieu of a meeting of the Board of Directors.

Section 5.13            Post-Closing Matters.

(a)                Company shall, and shall cause each of the Note Parties to, satisfy the requirements set forth on Schedule 5.13 on or before the date specified for such requirement or such later date to be determined by the Required Investors.

(b)                Subject to Section 10.25, on the date that is no later than 60 days following the Closing Date (or such later date as the Required Investors may agree in their reasonable discretion):

(i)                 Company shall, and shall cause each of the Note Parties to, deliver or caused to be delivered to Collateral Agent and each Investor:

(A)              a copy of the Pledge and Security Agreement originally executed (or, in the discretion of the Required Investors, executed electronically);

(B)              evidence reasonably satisfactory to the Required Investors of the compliance by each Note Party of their obligations under the Pledge and Security Agreement (including, without limitation, their obligations to authorize and deliver UCC financing statements and delivery of certificated securities, along with appropriate endorsements, instruments and chattel paper); provided that, notwithstanding any other provision of this Agreement or any other Note Document, neither Issuer nor any Grantor will be required to deliver landlord lien waivers, estoppels or collateral access letters unless the same shall have been delivered under any Permitted Senior Indebtedness in which case Issuer or the applicable Grantor will deliver Collateral Access Agreements for the benefit of the Investors substantially in the form so delivered under such Permitted Senior Indebtedness;

(C)              a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Note Party, together with all attachments contemplated thereby;

(D)              the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any assets or property of any Note Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search;

(E)               a certificate from Company’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5 in each case, in form and substance reasonably satisfactory to the Required Investors; and

(F)               duly executed copies of the favorable written opinion of Mayer Brown LLP, counsel for Note Parties, relating to the Collateral, deliverables under this Section 5.13 or Guaranty in form and substance reasonably satisfactory to the Investors (and each Note Party hereby instructs such counsel to deliver such opinions to the Investors);

(ii)               each Subsidiary that is not an Excluded Subsidiary shall have become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Collateral Agent and each Investor a Counterpart Agreement and a Pledge Supplement (as defined in the Pledge and Security Agreement) or in the case of a Foreign Subsidiary, a Counterpart Agreement and a Pledge Supplement and similar documentation providing for a perfected security interest (subject to no Liens other than Permitted Liens) on all assets of such Foreign Subsidiary governed, in the case of such similar documentation, by the laws of the jurisdiction of its organization, and shall have taken all such actions and execute and deliver, or cause to be executed and delivered, all such documents and certificates as are similar to those described in Section 3.1(c) to the extent applicable in its jurisdiction of organization;

(iii)              except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest, subject to no Liens other than Permitted Liens, in all Capital Stock that is not an Excluded Asset of each direct, wholly owned Subsidiary of the Issuer, and

(iv)              except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest, subject to no Liens other than Permitted Liens, in substantially all tangible and intangible personal property of Issuer and each Guarantor (including accounts receivable, inventory, equipment, investment property, contract rights, applications and registrations of intellectual property, other general intangibles and proceeds of the foregoing, in each case, other than Excluded Assets), in each case, with the priority required by the applicable Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the applicable Collateral Documents; provided, that any such security interests in Collateral shall be subject to the terms of the applicable Subordination Agreement.

Section 5.14              Additional Material Real Property. In the event that any Note Party acquires or holds Material Real Property then, subject to any applicable Subordination Agreement, such Note Party shall promptly (and in any event within 120 days thereafter or such longer period as may be agreed to by the Required Investors and as shall be automatically extended in the event that applicable agent and requisite lenders under the Permitted Senior Indebtedness agree to provide an extension to such deadline), take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgage Deliverables with respect to each such Material Real Property that the Required Investors shall reasonably request to create in favor of Collateral Agent, for the benefit of the Investors, a valid and, subject to any filing and/or recording referred to herein, perfected first priority security interest (subject to Permitted Liens) in such Material Real Property.

Section 5.15              Cash Management.

(a)                Subject to any applicable Subordination Agreement, on or prior to the date that is 60 days after the Closing Date (as such date may be extended pursuant to Section 5.13), each Note Party shall enter into, and shall cause each securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) to enter into one or more Control Agreements with respect to each Deposit Account and Securities Account of such Note Party existing on the Closing Date, other than any Excluded Account.

(b)                Subject to any applicable Subordination Agreement, the Note Parties may open new Deposit Accounts and Securities Accounts; provided that, Company or the applicable Note Party shall use commercially reasonable efforts to enter into, and shall cause the applicable securities intermediary or bank to enter into a Control Agreement with respect to such account, unless such account is an Excluded Account, immediately upon opening such account; provided, further, that in any event, on or prior to the date that is 60 days (or such later date agreed to by the Required Investors) after the date Company or such Note Party opens such new account, the applicable Note Party shall enter into, and shall cause the applicable securities intermediary or bank to enter into a Control Agreement with respect to such account, unless such account is an Excluded Account.

(c)                On or prior to the date that is 60 days (or such later date agreed to by the Required Investors) after the date of acquisition by Company or any Subsidiary of any Person that becomes a Note Party, such Note Party shall enter into, and shall cause each securities intermediary or bank, as applicable, to enter into one or more Control Agreements with respect to each Deposit Account and Securities Account of such Person, other than any Excluded Account.

(d)                Following the establishment of the Control Agreements in accordance with the foregoing clauses (a) through (c), Company and each Subsidiary shall deposit or cause to be deposited promptly in the ordinary course of business all cash, checks, electronic fund transfers, drafts or other similar items of payment relating to or constituting payments made to each Note Party, into one or more Control Accounts, other than any such items permitted to be deposited into an Excluded Account, and Company and each Subsidiary shall hold all of its cash and Cash Equivalents in a Control Account other than any cash or Cash Equivalents held in an Excluded Account.

(e)                With respect to each Control Agreement, Collateral Agent will not deliver to the relevant depository institution or securities intermediary a notice or other instruction which provides for exclusive control over such account by Collateral Agent until an Event of Default has occurred and is continuing and such action is not prohibited under any applicable Subordination Agreement.

Section 5.16             Investor Participation in IPO. The Investors hereby agree to submit a non-binding indication of interest to purchase shares of Common Stock in a Non-Qualified IPO or a Qualified IPO at the IPO Price equal to the lesser of (i) 9.9% of the total shares offered and sold by Company in the IPO and (ii) shares having an aggregated purchase price of $20,000,000; and further consent to being identified in any prospectus, test the waters presentation materials, or roadshow or press release relating to such a Non-Qualified IPO or Qualified IPO as having submitted the forgoing non-binding indication of interest.

Notwithstanding anything in this Agreement to the contrary, the covenants in this Article V shall cease to be applicable in their entirety once the PubCo Notes are issued and the Notes are exchanged therefor in accordance with Section 2.8. The covenants, agreements and terms of or relating to the PubCo Notes, once issued, shall be exclusively governed by or pursuant to the PubCo Notes Indenture, and not this Agreement.

Article VI

NEGATIVE COVENANTS

Each Note Party covenants and agrees that until payment in full of all Obligations (other than unasserted indemnification obligations) or until no Notes remain outstanding, such Note Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI.

Section 6.1               Indebtedness. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.

Section 6.2               Liens. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any state or under any similar recording or notice statute, except Permitted Liens.

Section 6.3               No Further Negative Pledges or Restrictions on Subsidiary Dividends. No Note Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Company to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (ii) create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations, or (iii) with respect to Subsidiaries of Company, repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, other than (a) specific property encumbered to secure payment of particular Indebtedness or other obligations or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.7, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements (or in easements, rights of way or similar rights or encumbrances) entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) restrictions imposed by any Note Document, (d) (i) restrictions existing on the Closing Date identified on Schedule 6.3, (ii) any agreements that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Issuer) beyond those restrictions applicable on the Closing Date and do not expand the scope of the property or assets or identity of the Note Party or Subsidiary so restricted or (iii) with respect to any Subsidiary, any restriction that is not materially more restrictive (as determined by the Issuer in good faith) than the restrictions applicable to such Subsidiary existing on the Closing Date identified on Schedule 6.3 and do not expand the scope of the property or assets or identity of the Subsidiary so restricted, (e) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary of Company and any amendments or modifications thereof that do not materially expand the scope of any such restriction (provided that, such restriction apply only to such Subsidiary), (f) any restriction arising under or in connection with any agreement or instrument of any joint venture (including with respect to Capital Stock therein), (g) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions apply only to the property or assets securing such Indebtedness, (h) customary provisions in purchase money obligations and capitalized lease obligations on the property acquired pursuant thereto, (i) restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts entered into in the ordinary course of business or consistent with industry practice, (j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business, (k) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of a Subsidiary pending the closing of such sale or disposition and such restrictions apply only to the property or assets to be sold or disposed of, (l) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business to the extent each such restriction applies only to the properties or assets subject to such leases, licenses or agreements and such underlying transaction is permitted pursuant to Section 6.7; (m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest; (n) customary provisions restricting the assignment, mortgaging or hypothecation of an agreement entered into in the ordinary course of business, (o) restrictions contained in any document governing Indebtedness hereunder and (p) restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (o) of this Section 6.3; provided that such amendments or refinancings do not materially expand the scope of any such restriction. No Note Party shall, nor shall it permit its Subsidiaries to, enter into any Contractual Obligations which would prohibit a Subsidiary of Company that is not an Excluded Subsidiary from being a Note Party.

Section 6.4               Restricted Junior Payments. No Note Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except:

(a)                Secondary share repurchases funded by proceeds of the sale by Issuer of the Notes, in an amount not to exceed $100,000,000;

(b)                the Issuer may repurchase, redeem, retire or otherwise acquire or retire for value Capital Stock of the Issuer held by any future, present or former employee, director, officer or consultant (or any immediate family member thereof) of the Issuer or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement:

(1)                with cash and Cash Equivalents (and including, to the extent constituting a Restricted Junior Payment, amounts paid in respect of Indebtedness issued to evidence an obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of the Issuer held by any future, present or former employee, director, officer or consultant (or any immediate family member thereof) of the Issuer or any Subsidiary of any of the foregoing) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in an amount not to exceed $10,000,000, which, if not used in such Fiscal Year, may be carried forward to succeeding Fiscal Years; provided that the aggregate amount of Restricted Junior Payments in any Fiscal Year pursuant to this clause (1) shall not exceed $15,000,000;

(2)                with the proceeds of any sale or issuance of the Capital Stock (other than Disqualified Capital Stock) of the Issuer; and/or

(3)                with the net proceeds of any key person life insurance policy;

(c)                any person may make non-cash repurchases of Capital Stock deemed to occur upon exercise or settlement of stock options or other Capital Stock to the extent such Capital Stock represent a portion of the exercise price of or withholding obligation with respect to such options or other Capital Stock;

(d)                so long as no Event of Default is continuing or would result therefrom, Restricted Junior Payments may be made pursuant to this clause (d) from a substantially concurrent receipt of proceeds of any cash equity contribution (that is not in exchange for Disqualified Capital Stock) not otherwise applied hereunder and received by the Issuer after the Closing Date;

(e)                any payments in connection with a Permitted Convertible Indebtedness Call Transaction;

(f)                 Restricted Junior Payments may be made to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such person;

(g)                Restricted Junior Payments made to (i) redeem, repurchase, retire or otherwise acquire any Capital Stock (“Treasury Capital Stock”) of the Issuer and/or any Subsidiary in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer and/or any Subsidiary) of, Qualified Capital Stock of the Issuer (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Subsidiary) of any Refunding Capital Stock;

(h)                Restricted Junior Payments to repurchase Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise or required withholding Taxes;

(i)                 to the extent constituting a Restricted Junior Payment, payments of cash upon settlements of conversions or exchanges of convertible notes permitted under Section 6.1 (including the PubCo Notes); and

(j)                 Tax Distributions.

Section 6.5               [Reserved].

Section 6.6               Investments. Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture and any Foreign Subsidiary, except Permitted Investments.

Section 6.7               Fundamental Changes; Disposition of Assets. No Note Party shall, nor shall it permit any of its Subsidiaries to, (x) enter into any transaction of merger or consolidation, or liquidate, restructure, reorganize or recapitalize, (y) wind up or dissolve itself (or suffer any liquidation or dissolution), or (z) Dispose, convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, in each case, involving assets with a fair market value in excess of $5,000,000 in the aggregate, except that this Section 6.7 shall not prohibit the following:

(a)                any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary (and any non-wholly owned Subsidiary of Company may be merged with or into another non-wholly owned Subsidiary), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise Disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary (or to the extent such Subsidiary of Company is not wholly-owned, to any other non-wholly owned Subsidiary of Company); provided, in the case of such a merger involving a Note Party, a Note Party shall be the continuing or surviving Person; provided further that, in the case of such a disposition by a Note Party of its business, property or assets to a Subsidiary that is not a Note Party, such Disposition shall reduce on a dollar-for-dollar basis, and the aggregate amount of all such dispositions shall not exceed, the amount available under clause (v) of the definition of Permitted Intercompany Investment;

(b)                sales, transfers and other Dispositions of inventory or equipment or other assets (including on an intercompany basis), used, worn out, obsolete or surplus property, Cash and Cash Equivalents in the ordinary course of business and the cancellation or abandonment of intellectual property in the ordinary course of business that is, in the reasonable judgment of Company, no longer economically practicable to maintain or useful in the conduct of the business of Company and its Subsidiaries, taken as a whole;

(c)                the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(d)                leases, licenses or subleases or sublicenses of property to other Persons in the ordinary course of business not materially interfering with the business of Company and its Subsidiaries taken as a whole;

(e)                Dispositions or abandonment of Intellectual Property of the Company and its Subsidiaries determined in good faith by the management of the Issuer to be no longer economically practicable to maintain or useful or necessary in the operation of the business of the Company or any of the Subsidiaries;

(f)                 Permitted Liens;

(g)                Permitted Investments;

(h)                dispositions of property as a result of a casualty event involving such property or any disposition of real property to a Governmental Authority as a result of a condemnation of such real property;

(i)                 termination of Interest Rate Agreements;

(j)                 dispositions in connection with Permitted Receivables Financings;

(k)                the settlement or early termination of any Permitted Convertible Indebtedness Call Transaction

(l)                 Dispositions to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property in the ordinary course of business;

(m)              Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(n)                Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of Issuer and any of the Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;

(o)                (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(p)                Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(q)                Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed (or otherwise in connection with the closing or sale of any facility); and

(r)                 Dispositions or Asset Sales not otherwise permitted pursuant to this Section 6.7; provided that:

(i)                 at the time of such Disposition or Asset Sale, no Default or Event of Default shall exist or would result from such Disposition or Asset Sale,

(ii)               such Disposition or Asset Sale is made for fair market value (as reasonably determined by Issuer and measured as of the date a legally binding commitment for such Disposition was entered into),

(iii)             the consideration received shall be no less than 75% in cash or Cash Equivalents, as such percentages are measured as of the date a legally binding commitment for such Disposition was entered into, provided that for purposes of this clause (iii), each of the following shall be deemed to be Cash Equivalents:

(A)              the amount of any liabilities (as shown on the Issuer’s or such Subsidiary’s most recent balance sheet or in the notes thereto) (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, and in each case, Issuer or such Subsidiary are released from further liability;

(B)              any notes or other obligations or other securities or assets received by the Issuer or such Subsidiary from the transferee that are converted by the Issuer or such Subsidiary into cash within 120 days after receipt thereof (to the extent of the cash and Cash Equivalents received); and

(C)              any Designated Non-Cash Consideration outstanding received by the Issuer or Subsidiary having an aggregate fair market value not to exceed, in the aggregate for all Dispositions under this clause (C), not to exceed the greater of (x) $2,500,000 and (y) 2.0% of TTM EBITDA for the most recently ended Test Period when received; and

(iv) Within 365 days after the Issuer’s or Subsidiary’s receipt of the net cash proceeds of such Disposition or Asset Sale, the Issuer or such Subsidiary applies an amount equal to such net cash proceeds, at its option, to: (A) reduce secured Indebtedness (other than Indebtedness which is subordinated in right of payment to the Obligations or secured by a lien that is junior to the lien securing the Obligations), (B) make an investment in its or any one or more businesses, assets, or property or capital expenditures, in each case used or useful in a Similar Business; (C) make an investment in its or any one or more businesses, assets, or property or capital expenditures, that replace the businesses, properties and/or assets that are the subject of such Disposition or Asset Sale or (D) any combination of the foregoing; provided that the requirements of items (iii) and (iv) of this Section 6.7(r) shall not apply to the extent that such Asset Sale or Disposition would not cause the pro forma Net Leverage Ratio to exceed 3.00 to 1.00.

Notwithstanding the foregoing, nothing in this Agreement shall be deemed to permit Company or any of its Subsidiaries to sell, out-license rights, or dispose of any material portion of intellectual property, other than (i) pursuant to non-exclusive out-licenses of Intellectual Property (as defined in the Pledge and Security Agreement) in the ordinary course of Company’s or any Subsidiary’s business on arms’ length terms; provided that such out-licenses are not to an Affiliate of Company which is not a Subsidiary of Company or (ii) pursuant to Section 6.7(b).

Section 6.8               Sales and Lease Backs. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Note Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Note Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease unless (a) the sale or transfer of the property thereunder is permitted by Section 6.7, (b) any Capital Lease arising in connection therewith are permitted by Section 6.1, and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease) are permitted by Section 6.2.

Section 6.9               Transactions with Affiliates. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions involving an aggregate payment of consideration in excess of $1,000,000 with any Affiliate of Company, other than on fair and reasonable terms substantially as favorable to the Note Party as would be obtainable by the Note Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate, as determined by the Company in good faith; provided, that the foregoing restrictions shall not apply to any of the following:

(a)                any transaction between or among the Note Parties;

(b)                any transaction among the Note Parties and their Subsidiaries which constitutes a Permitted Intercompany Investment (it being understood that to the extent that any Affiliate other than Company or its Subsidiaries has an interest, directly or indirectly, in any such transaction, whether as a minority investor in a Subsidiary of Company or otherwise, the terms of such arrangement must be permitted under the introductory paragraph of this Section 6.9 as to such Affiliate);

(c)                reasonable and customary fees, reasonable out-of-pocket costs and indemnifications paid to officers, employees and members of the Board of Directors (or similar governing body) of Company and its Subsidiaries in the ordinary course of business;

(d)                compensation and other employment agreements and arrangements for officers and other employees of Company and its Subsidiaries entered into in the ordinary course of business and consistent with industry standards;

(e)                any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of a Note Party;

(f)                 transactions described on Schedule 6.10;

(g)                any Restricted Junior Payment permitted by Section 6.4

(h)                Investments permitted by Section 6.6 in Subsidiaries and joint venture or other minority interest entities;

(i)                 so long as Company is subject to the filing requirements of the Securities and Exchange Commission, any transaction that is otherwise permitted by any Company policy regarding such transactions to the extent such policy was approved by Company's Board of Directors;

(j)                 any payments or other transaction pursuant to any tax sharing agreement between Company and any other Person with which Company files a consolidated tax return or with which Company is part of a consolidated group for tax purposes;

(k)                guarantees, indemnities, bankers acceptances, surety bonds and letters of credit issued by, or for the account of, and Liens granted for the benefit of, Company or a Subsidiary for the benefit of Company or a Subsidiary, in each case otherwise permitted by this Agreement;

(l)                 the issuance of Qualified Capital Stock of Company or any Subsidiary to any Person;

(m)              to the extent constituting affiliate transactions, the consummation of the transactions contemplated by the Note Documents; and

(n)                intercompany transactions undertaken in good faith for the purpose of improving the consolidated Tax efficiency of Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

Section 6.10            Conduct of Business. From and after the Closing Date, no Note Party shall, nor shall it permit any of its Subsidiaries to, engage to any material extent in any business other than the businesses of the type engaged in by such Note Party and its Subsidiaries on the Closing Date and businesses reasonably related thereto or similar or complementary thereto or reasonable extensions thereof.

Section 6.11            Changes to Certain Agreements and Organizational Documents. No Note Party shall (i) amend, restate, supplement or otherwise modify any Note Party’s Organizational Documents if such amendment, restatement, supplement or modification would be materially adverse to the Investors; (ii) amend, terminate (unless replaced with another agreement that, taken as a whole, is on better terms for such Note Party) or waive any provision of, the SVB Financing Agreement if such amendment, termination, or waiver would be materially adverse to the Investors or would violate the SVB Subordination Agreement; or (iii) amend, terminate (unless replaced with another agreement that, taken as a whole, is on better terms for such Note Party) or waive any provision of, any Permitted Senior Indebtedness if such amendment, termination, or waiver would violate the applicable Subordination Agreement.

Section 6.12            Accounting Methods. The Note Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or its method of accounting (other than as permitted under GAAP).

Section 6.13            Anti-Terrorism Laws. None of the Note Parties, nor any Significant Subsidiary shall:

(a)                conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, in each case, in violation of any OFAC Sanctions Program, or,

(b)                deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs, in violation of any OFAC Sanctions Program.

Section 6.14            Anti-Corruption. Each Note Party agrees that it shall not, and shall cause its Significant Subsidiaries to not, act in violation of applicable anti-corruption laws, including the FCPA or offer, pay, promise to pay, authorize the payment of, receive, or solicit anything of value under circumstances such that all or a portion of such thing of value would be offered, given, or promised, directly or indirectly, to any Person to obtain any improper advantage.

Section 6.15            Anti-Layering. No Note Party shall incur any Indebtedness that is contractually subordinated to any obligations in respect of Permitted Senior Indebtedness in right of payment, including as to rights and remedies, or incur any Indebtedness secured by a Lien that is contractually subordinated to any Lien securing any obligations in respect of Permitted Senior Indebtedness, unless, in each case as applicable, such Indebtedness is contractually subordinated to the Notes in right of payment, including as to rights and remedies, or the Lien securing such Indebtedness is contractually subordinated to the Lien securing the Notes, in each case pursuant to terms satisfactory to the Required Investors; provided, subject to the terms of the Subordination Agreement or any applicable intercreditor agreement, in no event shall this provision restrict the ability of the Note Parties, or any first lien agent or first lien claimholders (as described in such Subordination Agreement or intercreditor agreement) from at any time or from time to time without the consent of or notice to the Required Investors and without violating this Agreement or any other Note Document or creating any Event of Default, amend the payment waterfall provisions contained in the agreements governing the Permitted Senior Indebtedness, create or add new tranches of first lien obligations under and within agreements governing the Permitted Senior Indebtedness, and/or reallocate all or a portion of the Permitted Senior Indebtedness to the principal amount of one or more newly created loan tranches under and within the agreements governing Permitted Senior Indebtedness, each of which may be contractually senior, junior or pari passu to the then existing or thereafter arising Permitted Senior Indebtedness and contain such terms and provisions to be determined and agreed among the Note Parties (or any one or more of them), the first lien agent, and any relevant first lien claimholder; provided, however, that any such amendments, creations, additions, reallocations and modifications shall be subject to the limitations in the Subordination Agreement or the intercreditor agreement.

Section 6.16            IPO. Company shall not consummate any underwritten public offering or any other direct listing of Common Stock upon which the Common Stock is not listed on the New York Stock Exchange or the Nasdaq Stock Exchange.

Notwithstanding anything in this Agreement to the contrary, the covenants in this Article VI shall cease to be applicable in their entirety once the PubCo Notes are issued and the Notes are exchanged therefor in accordance with Section 2.8. The covenants, agreements and terms of or relating to, the PubCo Notes, once issued, shall be exclusively governed by or pursuant to the PubCo Notes Indenture, and not this Agreement.

Article VII

GUARANTY

Section 7.1               Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, in favor of Collateral Agent for the ratable benefit of each Investor, the due and punctual payment in full of all Obligations of Issuer when the same shall become due, whether at stated maturity, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 7.2               Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 7.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

Section 7.3               Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Collateral Agent for the ratable benefit of each Investor, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Issuer’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Issuer for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Investors as aforesaid.

Section 7.4               Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)                this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)                Collateral Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Issuer and any Beneficiary with respect to the existence of such Event of Default;

(c)                the obligations of each Guarantor hereunder are independent of the obligations of Issuer and the obligations of any other guarantor (including any other Guarantor) of the obligations of Issuer, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Issuer or any of such other guarantors and whether or not Issuer is joined in any such action or actions;

(d)                payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Collateral Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)                any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, in each case, to the extent permitted by the Note Documents; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Issuer or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Note Documents; and

(f)                 this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Note Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Note Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the Note Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Issuer may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.5               Waivers by Guarantors. Each Guarantor hereby waives, to the extent permitted by applicable law, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Issuer, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Issuer, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Issuer or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Issuer or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Issuer or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder other than as a result of payment in full of the Guaranteed Obligations, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Issuer and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.6               Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Issuer or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Issuer with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Issuer and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Issuer, to all right, title and interest any Beneficiary may have in any such collateral or security and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Collateral Agent on behalf of Beneficiaries and shall forthwith be paid over to Collateral Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.7               Subordination of Other Obligations. Any Indebtedness of Issuer or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Collateral Agent on behalf of Beneficiaries and shall forthwith be paid over to Collateral Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.

Section 7.8               Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.9               Authority of Guarantors or Issuer. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Issuer or the officers, directors or agents acting or purporting to act on behalf of any of them.

Section 7.10            Financial Condition of Issuer. Any purchase of Notes may be made from Issuer or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Issuer at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Issuer. Each Guarantor has adequate means to obtain information from Issuer on a continuing basis concerning the financial condition of Issuer and their ability to perform their obligations under the Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Issuer and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Issuer now known or hereafter known by any Beneficiary.

Section 7.11            Bankruptcy, etc.

(a)                So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Collateral Agent acting pursuant to the instructions of Required Investors, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Issuer or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Issuer or any other Guarantor or by any defense which Issuer or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)                Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Issuer of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Collateral Agent, or allow the claim of Collateral Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)                In the event that all or any portion of the Guaranteed Obligations are paid by Issuer, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12            Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale or disposition.

Article VIII

EVENTS OF DEFAULT

Section 8.1               Events of Default. If any one or more of the following conditions or events shall occur:

(a)                Failure to Make Payments When Due. Failure by Issuer (i) to make any payment of principal or any applicable Make-Whole Premium as and when required to be paid hereunder, or (ii) to make any required payment in respect of interest, fees or any other amount due and payable hereunder or under any other Note Document, in each case with respect to amounts referenced in clause (ii), within five (5) Business Days of such amount being due.

(b)                Default in Other Agreements. (i) Failure of any Note Party or any Significant Subsidiary to pay when due any principal of or interest on or any other amount payable in respect of any Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $10,000,000 or more of a Note Party or a Significant Subsidiary (“Material Debt”), in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Note Party with respect to any other term of (A) such Material Debt, or (B) any agreement governing such Material Debt, in each case beyond the grace period, if any, provided therefor, or any change of control or other liquidity event, if the effect of such breach, default, change of control or other liquidity event is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause a Note Party or a Significant Subsidiary to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that in the case of clause (ii) any such default under any Permitted Senior Indebtedness shall only be an Event of Default hereunder if the applicable Permitted Senior Indebtedness has been accelerated or commitments thereunder terminated; or

(c)                Breach of Certain Covenants. Failure of any Note Party to perform or comply with any term or condition contained in Section 2.2, Section 2.8, Section 5.1, Section 5.2 (with respect to Issuer), Section 5.5, Section 5.10, Section 5.12, Section 5.13, or Article VI; or

(d)                Material Breach of Representations. Any representation or warranty made by any Note Party in any Note Document or in any certificate at any time given by any Note Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made; or

(e)                Other Defaults Under Note Documents. Any Note Party shall default in the performance of or compliance with any term contained herein or any of the other Note Documents, other than any such term referred to in any other subsection of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Note Party becoming aware of such default, or (ii) receipt by Company of notice from Collateral Agent or any Investor of such default; or

(f)                 Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any Significant Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any Significant Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any Significant Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any Significant Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any Significant Subsidiary, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g)                Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Company or any Significant Subsidiary shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any Significant Subsidiary shall make any assignment for the benefit of creditors; or (ii) Company or any Significant Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of Company or any Significant Subsidiary shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)                Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $10,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage), shall be entered or filed against Company or any Significant Subsidiary or any of their respective assets in connection with an Adverse Proceeding and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i)                 Dissolution. Any order, judgment or decree shall be entered against any Note Party or any Significant Subsidiary decreeing the dissolution or split up of such Note Party or any Significant Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j)                 Guaranties, Collateral Documents and other Note Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations or release of a Guarantor under and pursuant to the terms of this Agreement (solely in respect of such Guarantor), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Note Party shall contest the validity or enforceability of any Note Document in writing or falsely deny in writing that it has any further liability, including with respect to future advances by Investors, under any Note Document to which it is a party; or

Section 8.2               Remedies. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent may, and shall at the request of the Required Investors:

(a)                declare all or any portion of the unpaid principal amount of all outstanding Notes, all interest accrued and unpaid thereon, the Make-Whole Premium (if applicable) and all other amounts owing or payable hereunder or under any other Note Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Note Party; and/or

(b)                exercise on behalf of themselves and the Investors all rights and remedies available to them and the Investors under the Note Documents or applicable law;

provided, that upon the occurrence of any event specified in Section 8.1(f) or Section 8.1(g) above, the unpaid principal amount of all outstanding Notes and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Collateral Agent or any Investor.

Section 8.3               Rights Not Exclusive. The rights provided for in this Agreement and the other Note Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE IX

COLLATERAL AGENT

Section 9.1               Appointment of Collateral Agent.

(a)                The Bank of New York Mellon is hereby appointed Collateral Agent hereunder and under the other Note Documents and each Investor hereby authorizes The Bank of New York Mellon, in such capacity, to act as its agent in accordance with the terms hereof and the other Note Documents to perform, exercise and enforce any and all other rights and remedies of the Investors with respect to the Note Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by Collateral Agent of the rights and remedies specifically authorized to be exercised by Collateral Agent by the terms of this Agreement or any other Note Document. In addition, to the extent necessary in furtherance of the purposes of this Agreement or any other Note Document in relation to Collateral located outside the United States or England, the Required Investors may from time to time appoint one or more additional Collateral Agents to act on behalf of Investors.

(b)                Collateral Agent hereby agrees to act upon the express conditions contained herein and the other Note Documents, as applicable. The provisions of this Article IX are solely for the benefit of Collateral Agent, the Investors and the other Secured Parties and no Note Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, Collateral Agent shall act solely as an agent of Investors and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

Section 9.2               Powers and Duties.

(a)                Each Investor irrevocably authorizes Collateral Agent to take such action on such Investor’s behalf and to exercise such powers, rights and remedies hereunder and under the other Note Documents as are specifically delegated or granted to Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and the other Note Documents. Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Collateral Agent shall not have, by reason hereof or any of the other Note Documents, a fiduciary relationship in respect of any Investor. Nothing herein or in any of the other Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon Collateral Agent any obligations in respect hereof or any of the other Note Documents except as expressly set forth herein or therein.

(b)                Collateral Agent shall act as the “collateral agent” under the Note Documents, and each of the Secured Parties hereby irrevocably appoints and authorizes Collateral Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Note Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Investors, and by accepting the benefits of the Collateral Documents, any other Secured Parties, hereby expressly authorize Collateral Agent to (i) at the direction of the Required Investors, execute any and all documents (including releases and subordination agreements) with respect to the Collateral (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by Collateral Agent shall bind the Secured Parties and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Secured Parties in their capacity as such, at the direction of the Required Investors, which negotiation, enforcement or settlement will be binding upon each Secured Party. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Secured Party hereby grants to Collateral Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction.

(c)                The duties of Collateral Agent shall be mechanical and administrative in nature; and Collateral Agent shall not have, by reason of any Note Document, a fiduciary relationship in respect of any Investor or any Secured Party. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Note Documents with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.

Section 9.3               General Immunity.

(a)                No Responsibility for Certain Matters. Collateral Agent shall not be responsible to any Investor for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Collateral Agent to Investors or by or on behalf of any Note Party to Collateral Agent or any Investor in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Obligations, nor shall Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Collateral Agent shall not have any liability arising from confirmations of the amount of outstanding Notes or the component amounts thereof.

(b)                Exculpatory Provisions.

(i)                 Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Note Documents. Without limiting the generality of the foregoing, Collateral Agent:

(A)              shall not be subject to any fiduciary or other implied duties or obligations, regardless of whether a Default or Event of Default has occurred and is continuing;

(B)              shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents that Collateral Agent is required to exercise as directed in writing by the Required Investors (or such other number or percentage of the Investors as shall be necessary, or as Collateral Agent shall believe in good faith shall be necessary); provided that Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose Collateral Agent to liability or that is contrary to any Note Document or applicable law or (ii) be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency, reorganization, or relief of debtors; provided, further, that if Collateral Agent so requests, it shall first be indemnified and provided with adequate security to its sole satisfaction (including reasonable advances as may be requested by Collateral Agent) by the Investors against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such directed action; provided, further, that Collateral Agent may seek clarification or further direction from the Required Investors prior to taking any such directed action and may refrain from acting until such clarification or further direction has been provided;

(C)              shall not, except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by the Person serving as Collateral Agent or any of its Affiliates in any capacity;

(D)              shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Investors (or such other number or percentage of the Investors as shall be necessary, or as Collateral Agent shall believe in good faith shall be necessary) (and such consent or request and such action or action not taken pursuant thereto shall be binding upon all the Investors) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment (which shall not include any action taken or omitted to be taken in accordance with clause (i), for which Collateral Agent shall have no liability);

(E)               shall not be responsible or liable for or have any duty to ascertain or inquire into or monitor (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, the use of proceeds of the Notes, or the occurrence of any Default or Event of Default, (iv) the execution, validity, enforceability, effectiveness, genuineness, collectability or sufficiency of this Agreement, any other Note Document or any other agreement, instrument or document, or the creation, preservation, perfection, maintenance or continuation of perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) whether the Collateral exists, is owned by Company or its Subsidiaries, is cared for, protected, or insured or has been encumbered, or meets the eligibility criteria applicable in respect thereof, (vii) the satisfaction of any condition set forth in Article IV or elsewhere, other than to confirm receipt of items expressly required to be delivered to Collateral Agent, or (viii) the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Obligations; and

(F)               shall not have any liability arising from confirmations of the amount of outstanding Notes or any component amounts thereof.

(ii)               Nothing in this Agreement or any other Note Document shall require Collateral Agent to account to any Investor for any sum or the profit element of any sum received by Collateral Agent for its own account.

(iii)             Nothing in this Agreement or any other Note Document shall require Collateral Agent or its Affiliates to expend or risk their own funds or otherwise incur any financial liability in the performance of any duties or in the exercise of any rights or powers hereunder.

(iv)              If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement or any other Note Document, or Collateral Agent is in doubt as to the action to be taken hereunder, Collateral Agent may, at its option, after sending written notice of the same to the other parties to this Agreement, refuse to act until such time as it receives a final non-appealable order of a court of competent jurisdiction directing Collateral Agent, as applicable, to take such action or is fully indemnified for taking such action.

(v)                Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any other Note Document, in each case, arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(vi)              For the avoidance of doubt, and without limiting the other protections set forth in this Article IX, with respect to any determination, designation, or judgment to be made by Collateral Agent herein or in the other Note Documents, Collateral Agent shall be entitled to request that the Required Investors (or such other number or percentage of the Investors as shall be necessary, or as Collateral Agent shall believe in good faith shall be necessary) make or confirm such determination, designation, or judgment.

(vii)            Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Collateral Agent shall have received instructions in respect thereof from Required Investors (or such other Investors as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Required Investors (or such other Investors, as the case may be), Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, orders, request, certificate, consent, statement, instrument, letter, document or other writing (including any electronic message, Internet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. Collateral Agent shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts; and (ii) no Investor shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or (where so instructed) refraining from acting hereunder or any of the other Note Documents in accordance with the instructions of Required Investors (or such other Investors as may be required to give such instructions under Section 10.5).

(c)                Notice of Default. Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the fees required to be paid to Collateral Agent, unless Collateral Agent shall have received written notice delivered in accordance with Section 10.1 from an Investor or the Note Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Collateral Agent will notify the Investors of its receipt of any such notice. Collateral Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Investors in accordance with Article VIII; provided, however, that unless and until Collateral Agent has received any such direction, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Investors.

Section 9.4               Company’s Business with Collateral Agent. Collateral Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Investors.

Section 9.5               Investors’ Representations, Warranties and Acknowledgment.

(a)                Each Investor represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with purchasing their pro rata share of Notes hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Investors or to provide any Investor with any credit or other information with respect thereto, whether coming into its possession before the purchasing of the Notes or at any time or times thereafter, and Collateral Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Investors.

(b)                Each Investor, by delivering its signature page to this Agreement and purchasing Notes on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Note Document and each other document required to be approved by Collateral Agent, Required Investors or Investors, as applicable on the Closing Date.

(c)                Each Investor (i) represents and warrants that as of the Closing Date neither such Investor nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Note Party other than the Obligations or any Capital Stock of any Note Party and (ii) covenants and agrees that from and after the Closing Date neither such Investor nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Note Party other than the Obligations or Capital Stock described in clause (i) above without the prior written consent of the Required Investors.

Section 9.6               Right to Indemnity. EACH INVESTOR, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY COLLATERAL AGENT, ITS AFFILIATES AND ITS RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF COLLATERAL AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY NOTE PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS, AND REGARDLESS OF WHETHER A CLAIM AGAINST THE INDEMNITEE AGENT PARTY IS BROUGHT BY AN INVESTOR, THE COMPANY, OR ANY OTHER PARTY) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER NOTE DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER NOTE DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, NO INVESTOR SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY INVESTOR TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGEMENT, SUIT, COST, EXPENSES OR DISBURSEMNT IN EXCESS OF SUCH INVESTOR’S PRO RATA SHARE THEREOF; AND PROVIDED FURTHER, THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY INVESTOR TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.

Section 9.7               Successor Collateral Agent.

(a)                Collateral Agent may resign at any time by giving thirty (30) days’ (or such shorter period as shall be agreed by the Required Investors) prior written notice thereof to Investors and Company and the Required Investors may terminate and replace Collateral Agent at any time by giving thirty (30) days’ prior written notice to Collateral Agent, Company and the Investors. Upon any such notice of resignation or termination, as applicable, the Required Investors shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Collateral Agent subject (to the extent that such successor Collateral Agent is not an Investor or an Affiliate of an Investor and so long as no Event of Default has occurred and is continuing) to the written consent of Company. In the case of a resignation or termination of Collateral Agent, the resigning or terminated Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Note Documents. In the case of a resignation by Collateral Agent, if no successor shall have been so appointed by the Required Investors and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Investors appoint a successor Collateral Agent; provided, that if the retiring Collateral Agent shall notify Company and the Investors that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and all payments, communications and determinations provided to be made by, to or through the retiring Collateral Agent shall instead be made by or to each Investor directly, until such time as the Required Investors appoint a successor Collateral Agent as provided for above in this Section 9.7. In the case of a termination of Collateral Agent, all payments, communications and determinations provided to be made by, to or through the terminated Collateral Agent shall instead be made by or to each Investor directly, until such time as the Required Investors appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or terminated Collateral Agent, and the retiring or terminated Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, securities or Capital Stock and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Note Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or terminated Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring or terminated Collateral Agent’s resignation or termination hereunder as Collateral Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent hereunder.

(b)                After the retiring or terminated Collateral Agent’s resignation or terminated hereunder and under the other Note Documents, the provisions of this Article IX and Section 10.2 and all other rights, privileges, protections, immunities, and indemnities granted to Collateral Agent hereunder shall continue in effect for the benefit of such retiring or terminated Collateral Agent, its co-agents, sub-agents and attorneys-in-fact and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring or terminated Collateral Agent was acting as Collateral Agent.

(c)                Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Note Document by or through any one or more co-agent, sub-agents, or attorneys-in-fact appointed by Collateral Agent. Collateral Agent and any such co-agent, sub-agent and attorney’s-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. Any corporation or association into which The Bank of New York Mellon may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which The Bank of New York Mellon is a party, will be and become the successor Collateral Agent under this Agreement and will have and succeed to the rights, privileges, protections, immunities, and indemnities of Collateral Agent hereunder and the other Note Documents, without the execution or filing of any instrument or paper or the performance of any further act.

(d)                Notwithstanding anything herein to the contrary, with respect to each co-agent, sub-agent or attorney-in-fact appointed by Collateral Agent, (i) such co-agent, sub-agent or attorney-in-fact shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Note Parties and the Investors, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such co-agent, sub-agent or attorney-in-fact, and (iii) such co-agent, sub-agent or attorney-in-fact shall only have obligations to Collateral Agent and not to any Note Party, Investor or any other Person and no Note Party, Investor or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Collateral Agent shall not be responsible for the negligence or misconduct of any such co-agents, sub-agents and attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such co-agents, sub-agents and attorneys-in-fact.

Section 9.8               Collateral Documents and Guaranty.

(a)                Collateral Agent under Collateral Documents and Guaranty. Each Investor hereby further authorizes Collateral Agent on behalf of and for the benefit of Investors, to be the agent for and representative of Investors with respect to the Guaranty, the Collateral and the Collateral Documents, and authorizes and directs Collateral Agent to execute such documents, as applicable. Subject to Section 10.5, without further written consent or authorization from Investors, Collateral Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that becomes an Excluded Asset or that is the subject of a sale or other disposition of assets permitted hereby or to which Required Investors (or such other Investors as may be required to give such consent under Section 10.5) have otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Investors (or such other Investors as may be required to give such consent under Section 10.5) have otherwise consented; provided, that (1) Collateral Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Collateral Agent’s opinion or the opinion of its counsel, could expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, (2) the Liens on the Collateral that becomes an Excluded Asset or is subject to such a permitted sale or other disposition shall be automatically be released upon consummation thereof, and any Guarantor whose Capital Stock is so sold or otherwise disposed of shall automatically released from its obligations hereunder and (3) the Note Parties shall provide Collateral Agent with such certifications, legal opinions or documents as Collateral Agent shall reasonably request in order to demonstrate that the requested release is permitted under this Section 9.8. Upon request by Collateral Agent at any time, the Required Investors (or such other Investors as may be required to give such consent under Section 10.5) will confirm in writing Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty.

(b)                Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Note Documents to the contrary notwithstanding, Company, Collateral Agent and each Investor hereby agree that (i) no Investor shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Collateral Agent, on behalf of Investors in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code (or equivalent foreign Debtor Relief Law), Collateral Agent or any Investor may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Investor or Investors in its or their respective individual capacities unless Required Investor shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

(c)                The Collateral Agent, acting at the direction of the Required Investors, may grant extensions of time for the creation or perfection of security interests in, or obtaining of title insurance or taking other actions with respect to, particular assets or any other compliance with the requirements of the provisions of the Note Documents relating to the Collateral where it reasonably determines in writing, in consultation with the Note Parties, that the creation or perfection of security interests, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of provisions of the Note Documents relating to the Collateral cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Section 9.9               Agency for Perfection. Each Investor hereby appoints Collateral Agent as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Collateral Agent and each Investor hereby acknowledges that, unless held by the “First Lien Representative” (or similar term, as defined in the applicable Subordination Agreement) pursuant to the Subordination Agreement, it holds possession of or otherwise controls any such Collateral for the benefit of the Investors as secured party. Should any Investor obtain possession or control of any such Collateral, such Investor shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefore shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. In addition, Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable federal, state or non-U.S. law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Note Documents. Each Note Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.10            Collateral Agent May File Proofs of Claim.

(a)                In case of the pendency of any proceeding with respect to any Note Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or any other proceeding relative to any Note Party, Collateral Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Collateral Agent shall have made any demand on Company) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(i)                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Investors and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Investors and Collateral Agent and their respective Affiliates and all other amounts due the Investors and Collateral Agent under Sections 2.6 and 10.2) allowed in such proceeding;

(ii)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(iii)             and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Investor and each other Secured Party to make such payments to Collateral Agent and, if Collateral Agent shall consent to the making of such payments directly to the Investors or the other Secured Parties, to pay to Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Collateral Agent and its Affiliates, and any other amounts due to Collateral Agent and its Affiliates under the Note Documents (including all amounts due under Sections 2.6 and 10.2).

(b)                Nothing contained herein shall be deemed to authorize Collateral Agent to authorize or consent to or accept or adopt on behalf of any Investor any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Investor or to authorize Collateral Agent to vote in respect of the claim of any Investor in any such proceeding.

Section 9.11            Survival. The agreements in this Article IX shall survive the resignation of Collateral Agent, the repayment, satisfaction or discharge of all the other Obligations, and the termination of this Agreement.

Section 9.12            Subordination Agreement. Each Investor hereby grants to Collateral Agent all requisite authority to enter into or otherwise become bound by any applicable Subordination Agreement and to bind each Investor thereto by Collateral Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Investor or Collateral Agent is or will be required in connection with the performance by Collateral Agent of any applicable Subordination Agreement.

Article X

MISCELLANEOUS

Section 10.1            Notices.

(a)                Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Note Party or Collateral Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Note Document, and in the case of any Investor, the address as indicated on Appendix B or otherwise indicated to Collateral Agent in writing. Each notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Collateral Agent or any Investor shall be effective until received by Collateral Agent or any Investor, as applicable.

(b)                Electronic Communications.

(i)                 Collateral Agent and Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Investors hereunder may be delivered or furnished by Electronic Means pursuant to procedures approved by Collateral Agent, provided that the foregoing shall not apply to notices to any Investor pursuant to Article II if such Investor has notified Collateral Agent that it is incapable of receiving notices under such Article by Electronic Means.

(ii)               The Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Agreement and the Note Documents and delivered using Electronic Means; provided, however, that the Company and/or the Investors, as applicable, shall provide to the Collateral Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or the Investors, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or the Investors, as applicable, elects to give the Collateral Agent Instructions using Electronic Means and the Collateral Agent in its discretion elects to act upon such Instructions, the Collateral Agent’s understanding of such Instructions shall be deemed controlling. The Company and the Investors understand and agree that the Collateral Agent cannot determine the identity of the actual sender of such Instructions and that the Collateral Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Collateral Agent have been sent by such Authorized Officer. The Company and the Investors shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Collateral Agent and that the Company, the Investors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Investors, as applicable. The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s reasonable and good faith reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction subject to the duty of care applicable to such Person acting in such capacity. The Company and the Investors agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Collateral Agent, including without limitation the risk of the Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Collateral Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Investors, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Collateral Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

(iii)             (A) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 10.2            Expenses. Company agrees to pay, promptly, subject in the case of Transaction Costs to the limitations set forth in the definition thereof, (a) all of Collateral Agent’s and the Investors’ actual, reasonable and documented out-of-pocket costs and expenses of preparation of the Note Documents and any consents, amendments, waivers or other modifications thereto (in the case of amendments, whether or not the transactions contemplated thereby are consummated); (b) all the actual, reasonable and documented out-of-pocket fees, expenses and disbursements of one primary external counsel to Collateral Agent (and, if necessary, any regulatory or subject matter expert counsel and one additional counsel in each relevant material jurisdiction) and one primary external counsel to the Investors (and, if necessary, any regulatory or subject matter expert counsel and one additional counsel in each relevant material jurisdiction) in connection with the negotiation, preparation, execution and administration of the Note Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (c) all the actual costs and documented out-of-pocket expenses of creating, maintaining and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and the actual, reasonable and documented out-of-pocket fees, expenses and disbursements of one counsel in each relevant material jurisdiction providing customary legal opinions that Collateral Agent or Required Investors may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all of Collateral Agent’s actual, reasonable and documented out-of-pocket fees and expenses for, and disbursements of any of Collateral Agent’s auditors, accountants, consultants or appraisers; (e) all the actual, reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all the actual, reasonable and documented out-of-pocket costs and expenses of Collateral Agent and Investors in connection with the attendance at any meetings in connection with this Agreement and the other Note Documents (including the meetings referred to in Section 5.7); (g) all other actual and reasonable and documented out-of-pocket costs and expenses incurred by Collateral Agent and Investors in connection with the negotiation, preparation and execution of the Note Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all actual and documented out-of-pocket costs and expenses, including attorneys’ fees and costs of settlement, incurred by Collateral Agent and Investors in enforcing any Obligations of or in collecting any payments due from any Note Party hereunder or under the other Note Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy or receivership cases or proceedings.

Section 10.3            Indemnity.

(a)                IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH NOTE PARTY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS, COLLATERAL AGENT AND EACH INVESTOR, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, MEMBERS, INVESTORS, ADVISORS, REPRESENTATIVES, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS, INCLUDING THE BOARD OBSERVER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, REGARDLESS OF WHETHER A CLAIM AGAINST THE INDEMNITEE IS BROUGHT BY A PARTY HERETO OR BY ANY THIRD PARTY; PROVIDED, NO NOTE PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE NOTE PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW, WITHOUT ANY FURTHER LIABILITY, TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

(b)                To the extent permitted by applicable law, no party hereto shall assert, and each other party hereto hereby waives, any claim against any other party and such party’s respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Note or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim (for the sake of clarification amounts in respect of any damages incurred or paid by an Indemnitee to a third party or for any out-of-pocket expenses shall be deemed to be direct, actual damages) or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.4            Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Investor, and their respective Affiliates is hereby authorized by each Note Party at any time or from time to time subject to the consent of the Required Investors, without notice to any Note Party or to any other Person (other than Collateral Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Investor to or for the credit or the account of any Note Party (in whatever currency) against and on account of the obligations and liabilities of any Note Party to such Investor hereunder, the participations under the other Note Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Note Document, irrespective of whether or not (a) such Investor shall have made any demand hereunder, (b) the principal of or the interest in respect of the Notes or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Investor different from the branch or office holding such deposit or obligation or such Indebtedness. Each Investor agrees to notify Company promptly of its exercise of any rights under this Section 10.4, but the failure to provide such notice shall not otherwise limit its rights under this Section 10.4 or result in any liability to such Investor.

Section 10.5            Amendments and Waivers.

(a)                Required Investors’ Consent. Subject to Section 10.5(b), no amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom, shall in any event be effective without the written concurrence the Required Investors.

(b)                Affected Investors’ Consent. Without the written consent of each Investor, no amendment, modification or termination of the Note Documents, or consent to any departure by any Note Party therefrom shall be effective if the effect thereof would:

(i)                 extend or shorten the scheduled final maturity of any Note;

(ii)               waive, reduce or postpone any scheduled repayment;

(iii)             reduce the rate of interest in respect of any Note (other than any waiver of any increase in the interest rate applicable to any Note pursuant to Section 2.5 or any fee payable hereunder);

(iv)              reduce the principal amount of any Note;

(v)                extend the time for payment of any such interest or fees;

(vi)              amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(b)(i);

(vii)            amend the definition of “Required Investors” or “Pro Rata Share”;

(viii)          release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Note Documents;

(ix)              subordinate any of the Obligations; or

(x)                release Issuer of any of its obligations under any Note Document.

(c)                Other Consents. No amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom, shall, unless in writing and signed by Collateral Agent in addition to the Investors in Section 10.5(a) or Section 10.5(b), as applicable, adversely affect the rights or duties of, or any fees or other amounts payable to, Collateral Agent under this Agreement or any other Note Document; provided, that Collateral Agent shall be provided with a copy of any amendment, modification, termination, waiver or consent to any Note Document which has been effectuated by Company and any Investor.

(d)                Execution of Amendments, etc. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Note Party in any case shall entitle any Note Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Investor at the time outstanding, each future Investor and, if signed by a Note Party, on such Note Party.

Section 10.6            Successors and Assigns; Participations.

(a)                Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Investors. No Note Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Note Party without the prior written consent of all Investors and Collateral Agent. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of Collateral Agent and Investors) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                Register. Company, Collateral Agent and Investors shall deem and treat the Persons listed as Investors in the Register as the holders and owners of the corresponding Notes listed therein for all purposes hereof, and no assignment or transfer of any such Note shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Required Investors and recorded in the Register as provided in Section 10.6(e), provided that Company shall record an assignment or transfer upon receipt of an executed Assignment Agreement from an Investor. Prior to such recordation, all amounts owed with respect to the applicable Note shall be owed to the Investor listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as an Investor shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Notes absent manifest error, and Company shall promptly correct any such errors upon notice from the Investors.

(c)                Right to Assign. Each Investor shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of the Notes held by it:

(i)                 to any Person meeting the criteria of clause (a) of the definition of the term “Eligible Assignee” upon the giving of notice to Company; and

(ii)               to any Person otherwise constituting an Eligible Assignee upon the giving of notice to Company; provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 and increments of $1,000,000 (or such lesser amount as may be agreed to by Company and the Required Investors).

(d)                Mechanics. The assigning Investor and the assignee thereof shall execute and deliver to the Required Investors an Assignment Agreement, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and such forms or certificates reasonably requested by the Required Investors or Company with respect to United States federal Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Required Investors pursuant to Section 2.12(d).

(e)                Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms or certificates required by this Agreement in connection therewith, and the recordation and processing fee, Company shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to each Investor and shall maintain a copy of such Assignment Agreement.

(f)                 Representations and Warranties of Assignee. Each Investor, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the purchasing of notes such as the applicable Notes; (iii) it is purchasing Notes for its own account in the ordinary course of its business and without a view to distribution of such Notes within the meaning of the Securities Act or the Exchange Act or other federal securities laws; and (iv) such Investor does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Note Party other than the Obligations or any Capital Stock of any Note Party.

(g)                Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register: (A) the assignee thereunder shall have the rights and obligations of a “Investor” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Investor” for all purposes hereof; (B) the assigning Investor thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Investor’s rights and obligations hereunder, such Investor shall cease to be a party hereto; provided, anything contained in any of the Note Documents to the contrary notwithstanding, such assigning Investor shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Investor as an Investor hereunder); and (C) if any such assignment occurs after the issuance of any Note hereunder, the assigning Investor shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Collateral Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Investor, to such assignee and/or to such assigning Investor, with appropriate insertions, to reflect the new outstanding principal amount of Notes of the assignee and/or the assigning Investor.

(h)                Participations.

(i)                 Each Investor shall have the right at any time, without the consent of, or notice to, Issuer or Collateral Agent, to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Notes or in any other Obligation. The holder of any such participation, other than an Affiliate of the Investor granting such participation, shall not be entitled to require such Investor to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Note shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Note Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Note Documents) supporting the Notes hereunder in which such participant is participating. Issuer agrees that each participant shall be entitled to the benefits of Section 2.11 and Section 2.12 to the same extent as if it were an Investor and had acquired its interest by assignment pursuant to Section 10.6(c); provided that each participant complies with Section 2.12 as though it were an Investor (and any forms required to be provided by such participant pursuant to Section 2.12 shall be delivered to Investor as though it were Issuer) and provided that such participant shall not be entitled to receive any greater payment under Section 2.11 and Section 2.12, with respect to any participation, than its participating Investor would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in applicable law that occurs after the participant acquired the applicable participation. To the extent permitted by applicable law, each participant also shall be entitled to the benefits of Section 10.4 as though it were an Investor, provided such participant agrees to be subject to Section 2.10 as though it were an Investor.

(ii)               In the event that any Investor sells participations in its Notes or in any other Obligation hereunder, such Investor shall, acting solely for this purpose as a non-fiduciary agent of Issuer, maintain a register on which it enters the name of all participants in the Notes or Obligations held by it and the principal amount (and stated interest thereon) of the portion of such Notes or Obligations which are the subject of the participation (the “Participant Register”), provided that no Investor shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any loans, letters of credit or its other obligations under any Note Document) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Notes or Obligation hereunder may be participate in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide). The entries in the Participant Register shall be conclusive absent manifest error, and such Investor shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(i)                 Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Investor may assign (subject to recordation in the Participant Register, as appropriate), pledge and/or grant a security interest in, all or any portion of its Notes, the other Obligations owed by or to such Investor, and its Notes, if any, to secure obligations of such Investor or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit or financial arrangement to or for the account of such Investor or any of its Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Investor, as between Issuer and such Investor, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Investor” or be entitled to require the assigning Investor to take or omit to take any action hereunder.

Section 10.7            Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.8            Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the issuance of any Notes hereunder. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Note Party set forth in Section 2.11, Section 2.12, 10.2, 10.3, 10.4, and 10.10 and the agreements of Investors set forth in Section 2.10, 9.3(b) and 9.6 shall survive the payment of the Notes and the termination hereof.

Section 10.9            No Waiver; Remedies Cumulative. No failure or delay on the part of Collateral Agent or any Investor in the exercise of any power, right or privilege hereunder or under any other Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Collateral Agent and each Investor hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Note Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 10.10        Marshalling; Payments Set Aside. Neither Collateral Agent nor any Investor shall be under any obligation to marshal any assets in favor of any Note Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Note Party makes a payment or payments to the Investors, or Collateral Agent or Investors enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or receivership law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11        Severability. In case any provision in or obligation hereunder or any Note or other Note Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12        Obligations Several; Independent Nature of Investors’ Rights. The obligations of Investors hereunder are several and no Investor shall be responsible for the obligations of any other Investor hereunder. Nothing contained herein or in any other Note Document, and no action taken by Investors pursuant hereto or thereto, shall be deemed to constitute Investors as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Investor shall be a separate and independent debt, and, subject to Section 9.8, each Investor shall be entitled to protect and enforce its rights arising under this Agreement and the other Note Documents and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

Section 10.13        Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.14        APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.15        CONSENT TO JURISDICTION.

(a)                ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY NOTE PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER NOTE DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH NOTE PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ISSUER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE NOTE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT COLLATERAL AGENT AND INVESTORS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY NOTE PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)                ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY NOTE PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Section 10.16        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE INVESTOR/ISSUER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER NOTE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES PURCHASED HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17        Confidentiality. Collateral Agent and each Investor shall hold all non-public information regarding Company and its Subsidiaries and their businesses in accordance with Collateral Agent’s and such Investor’s customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, Collateral Agent or Investor may make, in each case on a confidential basis other than pursuant to clauses (v) and (vi) below, (i) disclosures of such information to Affiliates of Collateral Agent or an Investor and to their agents, attorneys, auditors, advisors, officers, representatives, directors, investors and shareholders and to other Persons authorized by Collateral Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17 (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) subject to an agreement containing provisions not less restrictive than those of this Section 10.17 which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information, disclosures of such information reasonably required by any bona fide or potential assignee, transferee, successor or participant in connection with the contemplated assignment, transfer or participation by Collateral Agent or any such Investor of any Notes or any participations therein, (iii) disclosure to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake to preserve the confidentiality of any confidential information regarding Company and its Subsidiaries and their businesses received by it from such Person, (iv) disclosures of such information to any actual or prospective investors, financing sources and partners of any Investor or any of its Affiliates; provided that prior to any disclosure, such Person is informed of the confidential nature of the information and is subject to customary confidential obligations, (v) as may be necessary or advisable in connection with any enforcement of rights under any Note Document and (vi) disclosure required in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative or by the National Association of Insurance Commissioners (and any successor thereto)thereof or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, Collateral Agent and Investor shall make reasonable efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of Collateral Agent or such Investor by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitations of any kind, the Tax treatment and Tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other Tax analyses) that are provided by any such party relating to Tax treatment and Tax structure. However, any information relating to the Tax treatment or Tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “Tax structure” means any facts relevant to the federal income Tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. Notwithstanding the foregoing, on or after the Closing Date, Collateral Agent or any Investor may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Note Parties).

Section 10.18        Press Releases and Related Matters. No Note Party shall, and no Note Party shall permit any of its Affiliates to, issue any press release or other public disclosure using the name, logo or otherwise referring to Collateral Agent, any Investor or any of its Affiliates without the consent of Collateral Agent or such Investor, except to the extent required to do so under applicable Requirements of Law and then, if practicable, only after consulting with Collateral Agent or such Investor. Notwithstanding the foregoing, on or promptly following the Closing Date, each of the parties agree that the Company may issue a press release, in such form as mutually acceptable to the Baupost Investor and the Company, announcing certain terms of this Agreement and the closing of the transactions contemplated hereby, and no party shall make any statement inconsistent with such press release.

Section 10.19        Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Notes made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Notes purchased hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Issuer shall pay to the Investors an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Investors and Issuer to conform strictly to any applicable usury laws. Accordingly, if any Investor contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Investor’s option be applied to the outstanding amount of the Notes made hereunder or be refunded to Investor. In determining whether the interest contracted for, charged, or received by an Investor exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest and (b) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder. Each of the Note Parties hereby waives, an agrees not to assert, any defense to payment of the Obligations on the basis of any usury laws.

Section 10.20        Counterparts; Electronic Records. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Without notice to or consent of Company, Collateral Agent and each Investor may create electronic images of any Note Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against Company and any other parties thereto. Collateral Agent and each Investor may convert any Note Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in Collateral Agent’s or such Investor’s possession constituting an “authoritative copy” under UETA. If the Investors (or the Required Investors, if applicable) agree, in their sole discretion, to accept delivery by telecopy or “.pdf” or “.tif” file of an executed counterpart of a signature page of any Note Document or other document required to be delivered under the Note Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Investors (or the Required Investors, if applicable) agree, in their sole discretion, to accept any electronic signatures of any Note Document or other document required to be delivered under the Note Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will be deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. Collateral Agent and each Investor may rely on any such electronic signatures without further inquiry.

Section 10.21        Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 10.22        PATRIOT Act Notice. Each Investor and Collateral Agent (for itself and not on behalf of any Investor) hereby notifies the Note Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Note Party, which information includes the name and address of the Note Parties and other information that will allow such Investor or Collateral Agent, as applicable, to identify the Note Parties in accordance with the PATRIOT Act.

Section 10.23        Tax Treatment. The Investors and the Note Parties agree (i) that the Notes and the PubCo Notes are debt for U.S. federal income Tax purposes that are part of the same debt instrument for U.S. federal income tax purposes, (ii) that the U.S. federal income Tax treatment of the Notes is governed by the rules set out in Treasury Regulations Section 1.1275-4(b), and (iii) not to file any Tax return, report or declaration inconsistent with the foregoing.  The Issuer has determined that the “comparable yield” of the Notes and the PubCo Notes, as defined in Treasury Regulations Section 1.1275-4(b)(4), is 7.68% per annum compounded quarterly (the “Comparable Yield”), and the projected payment schedule of the Notes and the PubCo Notes consists of payments equal to the Comparable Yield during each accrual period.

Section 10.24        Release of Liens and Guarantees. A Guarantor shall automatically be released from its obligations under the Note Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Investors shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  Upon (a) the payment and satisfaction in full in cash of all Obligations, (b) any disposition (other than any lease or license) by any Note Party (other than to Company or any Subsidiary) of any Collateral (i) in a transaction permitted under this Agreement or (ii) in connection with any exercise of remedies of Collateral Agent and the Investors pursuant to Article VIII, (c) any property of a Note Party becoming an Excluded Asset or (d) the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 10.5, the security interests in such Collateral shall be automatically released. Any termination or release pursuant to this Section 10.2424 shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Company or any Subsidiary in respect of) all interests retained by Company or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Collateral Agent (with the consent of the Required Investors) shall take all actions reasonably requested by Company in order to effect the foregoing at the sole cost and expense of Company and without recourse to or warranty by Collateral Agent (including the execution and delivery of appropriate UCC termination statements and such other instruments and releases as may be necessary and appropriate to effect the foregoing).

Section 10.25        Subordination Agreement Controls. Notwithstanding anything herein to the contrary, this Agreement and each Note Document are subject to the provisions of each applicable Subordination Agreement. In the event of any conflict between the terms of any Subordination Agreement and this Agreement or any other Note Document, the terms of such Subordination Agreement shall govern and control.

Article XI

INITIAL INVESTOR REPRESENTATIONS

Each Initial Investor represents and warrants to Issuer on the Closing Date as follows:

(a)                Experience. It (i) is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Notes, including investments in securities issued by the Company and comparable entities, and has the ability to bear the economic risks of an investment in the Notes; (ii) is acquiring the Notes in the ordinary course of its business and for its own account for investment only; (iii) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Notes, absent compliance with the Securities Act and any applicable state securities laws; and (iv) has had an opportunity to discuss this investment with representatives of the Company and ask questions of them.

(b)                Institutional Accredited Investor. At the time it was offered the Notes, as of the date of this Agreement and as of the Closing Date, it is either (i) an institutional “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and that, in each case, in making the purchases contemplated herein, it is specifically understood and agreed that such Investor is acquiring the Notes for the purpose of investment and not with a view towards the sale or distribution thereof within the meaning of the Securities Act.

(c)                Reliance on Exemptions. It understands that the Notes will not be registered under the Securities Act by reason of their issuance by Issuer in a transaction exempt from the registration requirements of the Securities Act and that it may have to hold the Notes indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration or qualification by prospectus. It understands that Company is relying upon the truth and accuracy of, and such Initial Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Initial Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Initial Investor to acquire the Notes.

(d)                No Reliance. In making a decision to purchase the Notes, it is: (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; and (iii) confirms that it has undertaken an independent analysis of the merits and risks of an investment in the Company, based on such Initial Investor’s own financial circumstances.

(e)                Investment Decision. It understands that nothing in this Agreement or any other materials presented to the Initial Investor in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. It has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.

(f)                 Authority; Validity; Enforceability. It has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and the Note Documents and has taken all required action to authorize the execution and delivery of this Agreement and the other Note Documents. This Agreement, when executed and delivered by it, will constitute valid and legally binding obligations of each Initial Investor, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(g)                Rule 144. Such Initial Investor further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

OUTBRAIN INC.,
as Issuer

By:	/s/ David Kostman
Name: David Kostman
Title: Co-CEO

[Signature Page to Senior Subordinated Secured Note Purchase Agreement]

The Bank of New York Mellon,
as Collateral Agent

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Signature Page to Senior Subordinated Secured Note Purchase Agreement]

BAUPOST PRIVATE INVESTMENTS A-2, L.L.C., as an Investor

By:	Baupost Limited Partnership 1983 A-1,
its sole member

By:	The Baupost Group, L.L.C., its managing general partner

	By:	/s/ Michael M. Sperling
		Name:	Michael M. Sperling
		Title:	Partner

BAUPOST PRIVATE INVESTMENTS B-2, L.L.C., as an Investor

By:	Baupost Limited Partnership 1983 B-1,
its sole member

By:	The Baupost Group, L.L.C., its managing general partner

	By:	/s/ Michael M. Sperling
		Name:	Michael M. Sperling
		Title:	Partner

BAUPOST PRIVATE INVESTMENTS C-2, L.L.C., as an Investor

By:	Baupost Limited Partnership 1983 C-1, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

	By:	/s/ Michael M. Sperling
		Name:	Michael M. Sperling
		Title:	Partner

[Signature Page to Senior Subordinated Secured Note Purchase Agreement]

BAUPOST PRIVATE INVESTMENTS P-2, L.L.C., as an Investor

By:	PB Institutional Limited Partnership, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

	By:	/s/ Michael M. Sperling
		Name:	Michael M. Sperling
		Title:	Partner

BAUPOST PRIVATE INVESTMENTS Y-2, L.L.C., as an Investor

By:	YB Institutional Limited Partnership, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

	By:	/s/ Michael M. Sperling
		Name:	Michael M. Sperling
		Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVI-2, L.L.C., as an Investor

By:	Baupost Value Partners, L.P.-I, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

	By:	/s/ Michael M. Sperling
		Name:	Michael M. Sperling
		Title:	Partner

[Signature Page to Senior Subordinated Secured Note Purchase Agreement]

BAUPOST PRIVATE INVESTMENTS BVII-2, L.L.C., as an Investor

By:	Baupost Value Partners, L.P.-II, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

	By:	/s/ Michael M. Sperling
		Name:	Michael M. Sperling
		Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVIII-2, L.L.C., as an Investor

By:	Baupost Value Partners, L.P.-III, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

	By:	/s/ Michael M. Sperling
		Name:	Michael M. Sperling
		Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVIV-2, L.L.C., as an Investor

By:	Baupost Value Partners, L.P.-IV, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

	By:	/s/ Michael M. Sperling
		Name:	Michael M. Sperling
		Title:	Partner

[Signature Page to Senior Subordinated Secured Note Purchase Agreement]

EXHIBIT A TO

SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT

Note N-[_]

Original Principal Amount: [$_______]

Investor: [___________________________]

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THIS NOTE EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PROSPECTUS UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, RESPECTIVELY, OR WITH AN EXEMPTION FROM SUCH REGISTRATION OR PROSPECTUS REQUIREMENT AND (II) IN COMPLIANCE WITH SECTION 2.3 OF THAT CERTAIN SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT (THE “NOTE PURCHASE AGREEMENT”) DATED JULY 1, 2021, AMONG ISSUER, THE COLLATERAL AGENT, THE INVESTORS AND THE OTHER NOTE PARTIES PARTY THERETO (EACH AS DEFINED THEREIN).

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE TREASURER (OR ANOTHER OFFICER) OF THE ISSUER, AS A REPRESENTATIVE OF THE ISSUER, WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION; ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. THE ADDRESS OF THE ISSUER IS PROVIDED IN SECTION 10.1 OF THE NOTE PURCHASE AGREEMENT.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN (X) THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SVB SUBORDINATION AGREEMENT”) DATED AS OF JULY 1, 2021 BETWEEN SILICON VALLEY BANK AND THE BANK OF NEW YORK MELLON, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE OBLIGORS DESCRIBED THEREIN PURSUANT TO THAT CERTAIN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 15, 2014 AMONG OUTBRAIN INC. AND SILICON VALLEY BANK, AS SUCH LOAN AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE NOTE PURCHASE AGREEMENT AND (Y) ANY ADDITIONAL SUBORDINATION AGREEMENT (AS DEFINED IN THE NOTE PURCHASE AGREEMENT) ENTERED INTO FROM TIME TO TIME; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SVB SUBORDINATION AGREEMENT AND THE NOTE PURCHASE AGREEMENT.

A-1

EXHIBIT A TO

SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT

Note N-[_]

Original Principal Amount: [$_______]

Investor: [___________________________]

NOTE

Investor: [NAME OF INVESTOR]	New York, New York
Principal Amount: $_______	___________, 202[●]

FOR VALUE RECEIVED, the undersigned, Outbrain Inc., a Delaware corporation (the “Issuer”), hereby promises to pay to the Investor set forth above (the “Investor”) the principal amount set forth above, plus PIK Interest as provided in the Note Purchase Agreement referred to below (the “Note”), payable at such times and in such amounts as are specified in the Note Purchase Agreement (as defined below).

The Issuer promises to pay interest on the unpaid principal amount of this Note from the date of issuance until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Note Purchase Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Issuer.

Both principal and interest are payable in Dollars to the Investor, at the address set forth in the Note Purchase Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Senior Subordinated Secured Note Purchase Agreement, dated as of July 1, 2021 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Issuer, the other Note Parties party thereto, the Investors party thereto and The Bank of New York Mellon, as Collateral Agent. Capitalized terms used herein without definition are used as defined in the Note Purchase Agreement.

The Note Purchase Agreement, among other things, (a) provides for the sale by the Issuer and purchase by the Investor of this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Note Document, is entitled to the benefits of the Note Documents and is subject to certain provisions of the Note Purchase Agreement, including Sections 10.15 (Consent to Jurisdiction), 10.16 (Waiver of Jury Trial) and 10.11 (Severability) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank; signature page follows]

A-2

IN WITNESS WHEREOF, the Issuer has caused this Note to be executed and delivered by its duly authorized officer as of the day and year set forth above.

OUTBRAIN INC.

By:
Name:
Title:

EXHIBIT I TO

SENIOR SUBORDINATED SECURED NOTE PURCHASE AGREEMENT

OUTBRAIN INC.,

and

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

Dated as of [July [●], 2021]1

[2.95]2% Convertible Senior Notes due 20[26]3

1 Note: Date of closing of the IPO

2 Note: Coupon subject to potential adjustment on date of Indenture/issuance of PubCo Notes based on the following formula if the resulting coupon is higher than 2.95%:

2.95% plus ((x) the closing yield of the 5 year U.S. Treasury Rate as of the business day immediately prior to the date of the Indenture minus (y) 0.80%), rounded up to the next highest 0.05% increment

3 Note: Maturity Date is 5 years from issuance of PubCo Notes.

Page

Article 1 DEFINITIONS; RULES OF CONSTRUCTION	2
Section 1.01	DEFINITIONS	2
Section 1.02	OTHER DEFINITIONS	12
Section 1.03	RULES OF CONSTRUCTION	13

Article 2 THE NOTES	14

Article 3 COVENANTS	29

3

(continued)

Page

Article 4 REPURCHASE AND REDEMPTION	32
Section 4.01	NO SINKING FUND	32
Section 4.02	RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE	32
Section 4.03	RIGHT OF THE COMPANY TO REDEEM THE NOTES	36

Article 5 CONVERSION	39

Article 6 SUCCESSORS	61
Section 6.01	WHEN THE COMPANY MAY MERGE, ETC.	61
Section 6.02	SUCCESSOR CORPORATION SUBSTITUTED	62

Article 7 DEFAULTS AND REMEDIES	62

4

(continued)

Page

Article 8 AMENDMENTS, SUPPLEMENTS AND WAIVERS	68

Article 9 SATISFACTION AND DISCHARGE	72
Section 9.01	TERMINATION OF COMPANY’S OBLIGATIONS	72
Section 9.02	REPAYMENT TO COMPANY	73
Section 9.03	REINSTATEMENT	73

Article 10 TRUSTEE	73

Article 11 MISCELLANEOUS	80

5

EXHIBITS

Exhibit A: Form of Note

Exhibit B-1: Form of Restricted Note Legend

Exhibit B-2: Form of Global Note Legend

Exhibit B-3: Form of Non-Affiliate Legend

Exhibit B-4: Form of Tax Legend

INDENTURE, dated as of [July [●], 2021], between Outbrain Inc., a Delaware corporation, as issuer (the “Company”) and The Bank of New York Mellon, not in its individual capacity but solely as trustee (the “Trustee”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s [2.95]% Convertible Senior Notes due 20[26] (the “Notes”).

Article 1

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01	DEFINITIONS.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Markets Indebtedness” means any indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC, or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any indebtedness under commercial bank facilities, indebtedness incurred in connection with a sale and lease-back transaction, indebtedness incurred in the ordinary course of business of the Company, Capitalized Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any person means capital stock of such person that is generally entitled (i) if such person is a corporation, to vote in the election of directors of such person or (ii) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means [●]4 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be equal to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, presently located at 240 Greenwich Street, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice).

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-fortieth (1/40th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) forty (40).

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

4 Note: Initial Conversion Rate will be that number of shares of Common Stock equivalent to a conversion price equal to 125% of IPO Price. As an example, if the IPO Price is $100 per share, then 125% of the IPO Price is $125 per share, and hence the initial Conversion Rate will be 8 shares of Common Stock i.e. $1,000 principal amount of Notes divided by $125 per share = 8 shares.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OB <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm or independent valuation firm selected by the Company, which may include any of Citigroup Global Markets Inc. and Jefferies LLC). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“De-Legending Deadline Date” means, with respect to any Note, the fifteenth (15th) day after the Free Trade Date of such Note; provided, however, that if such fifteenth (15th) day is after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the Business Day immediately after such Interest Payment Date.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” means, initially, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that (x) subject to Section 5.03(A)(iii), the Company may, from time to time, change the Default Settlement Method by sending written notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) (it being understood that no such change will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture); and (y) the Default Settlement Method will be subject to Section 5.03(A)(ii).

“Depositary” means DTC or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“DTC” means The Depository Trust Company.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Free Trade Date” means, with respect to any Note, the date that is one (1) year after the Last Original Issue Date of such Note.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12.

“Fundamental Change” means any of the following events:

(A)              a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Equity representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock;

(B)              the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)              the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)              the Common Stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Conversion Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso to the immediately preceding paragraph, following the effective date of such transaction), references to the Company for purposes of this definition of “Fundamental Change” shall instead be references to such other entity.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date” means, with respect to a Note, each [January [●] and July [●]]5 of each year, commencing on [January [●], 2022]6 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Issue Date” means [July [●], 2021].

“Last Original Issue Date” means (A) with respect to any Notes issued on the Issue Date, and any Notes issued in exchange therefor or in substitution thereof, the Issue Date; and (B) with respect to any additional Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the date such additional Notes are originally issued; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such additional Notes.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company, which may include any of Citigroup Global Markets Inc. and Jefferies LLC. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(G); provided, however, that, the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed to be called pursuant to Section 4.03) for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” has the following meaning: (A) in the case of a Make Whole Fundamental Change pursuant to clause (A) of the definition thereof, means the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty-fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date); (B) in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date; provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed called) for Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (i) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

5 Note: Interest payment dates will be the month and day (i) when PubCo Notes are first issued and (ii) the day and month six months thereafter.

6 Note: This will be the first Interest Payment Date after the PubCo Notes are issued.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such a Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange (or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is listed for trading or trades), of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means [July [●], 2026]7.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Notes” means the [2.95]% Convertible Senior Notes due 20[26] issued by the Company pursuant to this Indenture.

“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs before [January [●], 2026]8, the forty (40) consecutive VWAP Trading Days beginning on, and including, the second (2nd) VWAP Trading Day immediately after such Conversion Date; and (B) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling such Note for Redemption pursuant to Section 4.03(F) and before the related Redemption Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before such Redemption Date; and (C) subject to clause (B) above, if such Conversion Date occurs on or after[January [●], 2026]9, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before the Maturity Date.

7 Note: The maturity date is the fifth anniversary date of the original issuance of the PubCo Notes.

8 Note: This will be the Interest Payment Date prior to the Maturity Date i.e. a date that is 6 months before maturity.

9 Note: This will be the Interest Payment Date prior to the Maturity Date.

“Officer” means the Chairman of the Board of Directors, any of the Co-Chief Executive Officers, the Chief Financial Officer, Chief Technology Officer, General Manager, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 11.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) that meets the requirements of Section 11.03, subject to customary qualifications and exclusions.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by an authorized signatory of the Trustee.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Regular Record Date” with respect to any Interest Payment Date means the [January [●] or July [●]]10 (whether or not such day is a Business Day) immediately preceding the applicable [January [●] or July [●]] Interest Payment Date, respectively.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

10 Note: These will be 15 calendar days prior to the next relevant Interest Payment Date.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Tax Legend” means a legend substantially in the form set forth in Exhibit B-4.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A)              such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B)              such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C)              such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and shall receive and be entitled to conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate during the regular trading session, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Domestic Subsidiary” means any Wholly Owned Subsidiary of the Company that is incorporated or organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02	OTHER DEFINITIONS.

Term	Defined in Section

“Additional Shares”	5.07(A)
“Business Combination Event”	6.01(A)
“Cash Settlement”	5.03(A)
“Combination Settlement”	5.03(A)
“Common Stock Change Event”	5.09(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Designated Financial Institution”	5.08(A)
“Event of Default”	7.01(A)
“Exchange Election”	5.08(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Initial Notes”	2.03(A)
“Paying Agent”	2.06(A)
“Physical Settlement”	5.03(A)
“Redemption Notice”	4.03(G)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Reporting Event of Default”	7.03(A)

Term	Defined in Section
“Specified Courts”	11.07
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Corporation”	6.01(A)
“Successor Person”	5.09(A)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)

Section 1.03	RULES OF CONSTRUCTION.

For purposes of this Indenture:

(A)              “or” is not exclusive;

(B)              “including” means “including without limitation”;

(C)              “will” expresses a command;

(D)              the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E)               a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F)               words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G)              “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H)              references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I)                 the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and

(J)                 the term “interest,” when used with respect to a Note, includes any Additional Interest and Special Interest, unless the context requires otherwise.

Article 2

THE NOTES

Section 2.01	FORM, DATING AND DENOMINATIONS.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02	EXECUTION, AUTHENTICATION AND DELIVERY.

(A)              Due Execution by the Company. At least one (1) duly Authorized Officer will sign the Notes on behalf of the Company by manual, electronic (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B)              Authentication by the Trustee and Delivery.

(i)                 No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually, electronically (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), or by facsimile signs the certificate of authentication of such Note.

(ii)               The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually, electronically (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), or by facsimile sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii)             The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

(iv)              So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the second sentence of Section 2.10(B)(i) and to Section 2.12, all Notes shall be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary and all such Global Notes will be issued in reliance on Rule 144A of the Securities Act. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note will be effected through the Depositary (but not the Trustee or the custodian) in accordance with this Indenture and the procedures of the Depositary therefor.

Section 2.03	INITIAL NOTES AND ADDITIONAL NOTES.

(A)              Initial Notes. On the Issue Date, there will be originally issued [[•] ($[•])]11 aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”

(B)              Additional Notes. Without the consent of any Holder, the Company may, subject to the provisions of this Indenture (including Section 2.02), issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date and the Last Original Issue Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Company or its Subsidiaries) are not fungible with other Notes issued under this Indenture for U.S. federal income tax purposes or U.S. federal securities laws purposes, then such additional Notes (or resold Notes) will be identified by a separate CUSIP number or by no CUSIP number.

11 Note to Draft: Principal amount of Notes will be calculated as set forth in Section 2.08(a) of that certain Senior Subordinated Secured Note Purchase Agreement, dated as of July 1, 2021, is entered into by and among Issuer, certain subsidiaries of the Issuer from time to time, as guarantors, the investors from time to time party thereto and The Bank of New York Mellon, as collateral agent.

Section 2.04	METHOD OF PAYMENT.

(A)              Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds to the registered holder thereof (which, in the case of global notes registered in the name of or held by DTC or its nominee, will be to DTC or its nominee), no later than the time the same is due as provided in this Indenture.

(B)              Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration due upon conversion of, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration due upon conversion, the applicable Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05	ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A)              Accrual of Interest. Each Note will accrue interest at a rate per annum equal to [2.95]% (the “Stated Interest”), plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B)              Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30 day period set forth in Section 7.01(A)(ii) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

(C)              Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06	REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

(A)              Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). The Company hereby designates the Corporate Trust Office, as such office. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B)              Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C)              Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) in writing of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D)              Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07	PAYING AGENT AND CONVERSION AGENT TO HOLD PROPERTY IN TRUST.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee in writing of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08	HOLDER LISTS.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09	LEGENDS.

(A)              Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B)              Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(C)              Restricted Note Legend. Subject to Section 2.12,

(i)                 each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii)               if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D)              Tax Legend. Each Note will bear the Tax Legend.

(E)               Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(F)               Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(G)              Restricted Stock Legend.

(i)                 Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii)               Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10	TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS.

(A)              Provisions Applicable to All Transfers and Exchanges.

(i)                 Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time. The Registrar will record each such transfer or exchange of Physical Notes in the Register.

(ii)               Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii)             The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv)              Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v)                The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law (including, but not limited to, state or federal securities laws) with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi)              Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii)            Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Registrar will cause such transfer or exchange to be effected as soon as reasonably practicable after the date of such satisfaction.

(viii)          For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number. Neither the Trustee nor the Registrar shall be responsible for making any Notes eligible at the Depositary after the Issue Date.

(ix)              Neither the Trustee nor any Note Agent will have any responsibility, nor incur any liability, for any action taken or not taken by the Depositary.

(x)                The Trustee and the Paying Agent will have no responsibility or obligation to any beneficial owner of a Global Note or a Depositary Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any Redemption Notice) or the payment of any amount, under or with respect to such Notes. The rights of beneficial owners in any Global Note will be exercised only through the Depositary subject to the Depositary Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(B)              Transfers and Exchanges of Global Notes.

(i)                 Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1)                (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2)                an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3)                the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

In connection with any proposed transfer outside the book-entry only system, the Company or the Depositary shall provide to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under the Internal Revenue Code Section 6045. The Trustee may conclusively rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(ii)               Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1)                the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee in writing to cancel such Global Note pursuant to Section 2.15);

(2)                if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3)                if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4)                if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

(iii)             Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C)              Transfers and Exchanges of Physical Notes.

(i)                 Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1)                surrender such Physical Note to be transferred or exchanged to the designated Corporate Trust Office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2)                deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii)               Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1)                such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2)                if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3)                in the case of a transfer:

(a)               to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b)               to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4)                in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D)              Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i)                 cause such Note to be identified by an “unrestricted” CUSIP number;

(ii)               remove such Restricted Note Legend; or

(iii)             register the transfer of such Note to the name of another Person,

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless the Holder reasonably promptly delivers to the Company, the Trustee and the Registrar the certificate(s) and/or representation letter(s) attached to the Indenture or such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require for the Company to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on and after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

(E)               Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

Section 2.11	EXCHANGE AND CANCELLATION OF NOTES TO BE CONVERTED OR TO BE REPURCHASED PURSUANT TO A REPURCHASE UPON FUNDAMENTAL CHANGE OR REDEMPTION.

(A)              Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion, Redemption or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted, redeemed or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted, redeemed or repurchased, as applicable, which Physical Note will be converted, redeemed or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion, Redemption or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B)              Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i)                 Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion, Redemption or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii)               Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted, redeemed or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12	REMOVAL OF TRANSFER RESTRICTIONS.

Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of written notice, signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note unless a new note is to be authenticated in connection therewith). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effectuated.

Section 2.13	REPLACEMENT NOTES.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company to protect the Company and that is satisfactory to the Trustee to protect the Trustee from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

Section 2.14	REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15	CANCELLATION.

The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its then customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16	NOTES HELD BY THE COMPANY OR ITS AFFILIATES.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.17	TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18	OUTSTANDING NOTES.

(A)              Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B)              Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)              Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D)              Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E)               Cessation of Accrual of Interest. Except as provided in Sections 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19	REPURCHASES BY THE COMPANY.

The Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders. Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation and, upon receipt of a written order from the Company, the Trustee will cause all Notes surrendered to be cancelled in accordance with Section 2.15. Any Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined in Rule 144 under the Securities Act).

Section 2.20	CUSIP AND ISIN NUMBERS.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; (ii) the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any notice, Note, or elsewhere; and (iii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3

COVENANTS

Section 3.01	PAYMENT ON NOTES.

(A)              Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B)              Deposit of Funds. Before 10:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02	EXCHANGE ACT REPORTS.

(A)              Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC, or any correspondence with the SEC. Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor), it being understood that the Trustee shall not be responsible for determining whether such filings have been made or for their timeliness or their content. Upon the request of any Holder, the Company will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B)              Trustee’s Disclaimer. The Trustee will not be responsible for determining whether the Company has filed any material via the EDGAR system (or such successor) or for the timeliness of its content. Delivery of reports, information and documents to the Trustee is for informational purposes only and receipt of such reports and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated whatsoever to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants under this Indenture or the Notes or with respect to any reports or other documents filed with the SEC pursuant to Section 3.02(A) through the EDGAR system (or any successor thereto) or any website under this Indenture. The Trustee will not be obligated to participate in any conference calls.

Section 3.03	RULE 144A INFORMATION.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A.

Section 3.04	ADDITIONAL INTEREST.

(A)              Accrual of Additional Interest.

(i)                 If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of any Note,

(1)                the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or

(2)                such Note is not otherwise Freely Tradable, despite and after the relevant Holder having provided the relevant documentation required by Section 2.10(d) to cause such Note to be identified by an “unrestricted” CUSIP number or to remove the Restricted Note Legend from the Note, then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable.

(ii)               In addition, Additional Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date for such Note.

(B)              Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Additional Interest that may accrue pursuant to Section 3.04(A), together with any Special Interest that is payable at the Company’s election pursuant to Section 7.03 as the sole remedy for any Reporting Event of Default, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%), regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest or Special Interest. For the avoidance of doubt, any Additional Interest that accrues on a Note pursuant to this Section 3.04 will be in addition to the Stated Interest that accrues on such Note, subject to the proviso in the previous sentence, and in additional to any Special Interest that accrues on such Note pursuant to Section 7.03.

(C)              Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest pursuant to this Section 3.04 accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest pursuant to this Section 3.04 on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(D)              Exclusive Remedy. The accrual of Additional Interest pursuant to this Section 3.04 will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.05	COMPLIANCE AND DEFAULT CERTIFICATES.

(A)              Annual Compliance Certificate. Within ninety (90) days after December 31, 2021 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred during such year or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B)              Default Certificate. If a Default or Event of Default occurs, then the Company will promptly deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto; provided, however, that the Company will not be required to deliver such notice if such Default or Event of Default, as applicable, has been cured within the applicable grace period, if any, provided in this Indenture.

Section 3.06	STAY, EXTENSION AND USURY LAWS.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07	CORPORATE EXISTENCE.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.08	FUTURE GUARANTORS.

If, after the Issue Date, (A) any Wholly Owned Domestic Subsidiary (including any newly formed or newly acquired Wholly Owned Domestic Subsidiary) guarantees any Capital Markets Indebtedness of the Company with an aggregate principal amount in excess of $150 million or (B) the Company otherwise elects to have any Subsidiary become a guarantor of the Notes, then, in each such case, the Company shall cause such Subsidiary to execute and deliver to the Trustee (in the case of clause (A), by the date that is 60 days after becoming a guarantor under such Capital Markets Indebtedness; and in the case of clause (B), by the date selected by the Company) a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee, on an unsecured basis and ranking pari passu with the Capital Markets Indebtedness, all of the Company’s obligations under the Notes and this Indenture. Such guarantees will be subject to release and discharge prior to payment in full of the Notes, as may be provided in such supplemental indenture.

Article 4

REPURCHASE AND REDEMPTION

Section 4.01	NO SINKING FUND.

No sinking fund is required to be provided for the Notes.

Section 4.02	RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE.

(A)              Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)              Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C)              Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than forty five (45), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D)              Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date to, but excluding, the Fundamental Change Repurchase Date.

(E)               Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, in writing, with a copy to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”). Substantially contemporaneously, the Company will issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Fundamental Change Notice.

Such Fundamental Change Notice must state:

(i)                 briefly, the events causing such Fundamental Change;

(ii)               the effective date of such Fundamental Change;

(iii)             the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)              the Fundamental Change Repurchase Date for such Fundamental Change;

(v)                the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi)              the name and address of the Paying Agent and the Conversion Agent;

(vii)            the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii)          that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent or tender agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix)              that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x)                the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)               Procedures to Exercise the Fundamental Change Repurchase Right.

(i)                 Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent or the tender agent appointed to facilitate such repurchase:

(1)                before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2)                such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note). The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)               Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1)                if such Note is a Physical Note, the certificate number of such Note;

(2)                the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3)                that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note; provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii)             Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent or tender agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)                if such Note is a Physical Note, the certificate number of such Note;

(2)                the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3)                the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination; provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent or tender agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent or tender agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G)              Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time prescribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H)              Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply in all material respects with all U.S. federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law as a result of changes to such applicable law occurring after the date of this Indenture. However, to the extent that the Company’s obligations to offer to repurchase or to repurchase Notes pursuant to Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the date the Company initially issues the Notes, the Company’s compliance with such law or regulation will not be considered to be a breach of those obligations.

(I)                 Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

(J)                 Repurchases by Third Party. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to repurchase, or make an offer to repurchase, the Notes upon a Fundamental Change if (i) one or more or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the Company’s obligations to do the same if conducted directly by the Company; and (ii) an owner of a beneficial interest in the Notes would not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased such Notes.

Section 4.03	RIGHT OF THE COMPANY TO REDEEM THE NOTES.

(A)              No Right to Redeem Before [July [●], 2024]12. The Company may not redeem the Notes at its option at any time before [July [●], 2024].

(B)              Right to Redeem the Notes on or After [July [●], 2024]. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after [July [●], 2024] and on or before the fortieth (40th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption and (ii) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof.

12 Note: Date This will be the third year anniversary from the issuance of the PubCo Notes.

(C)              Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(D)              Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty five (65), nor less than forty five (45), Scheduled Trading Days after the Redemption Notice Date for such Redemption; provided, however, that if the Company is then otherwise permitted to settle conversions of Notes by Physical Settlement (and, for the avoidance of doubt, has not irrevocably elected another Settlement Method), and the Company elects to settle all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the Business Day immediately before the Redemption Date by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day no more than forty five (45), nor less than fifteen (15), Scheduled Trading Days after such Redemption Notice Date. The Redemption Date shall be a Business Day and the Company may not specify a Redemption Date that falls after the 40th Scheduled Trading Day immediately preceding the Maturity Date.

(E)               Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date to, but excluding, such Redemption Date.

(F)               Notices to Trustee. If the Company elects to redeem Notes pursuant to this Section 4.03, then it will furnish to the Trustee, at least three Business Days before the related Redemption Notice Date (unless a shorter notice period is satisfactory to the Trustee), an Officer’s Certificate setting forth the Section of this Indenture pursuant to which the Redemption will occur, the applicable Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. If the Registrar is not the Trustee, then the Company will, concurrently with each Redemption Notice, deliver, or cause the Registrar to deliver, to the Trustee a certificate (upon which the Trustee may conclusively rely exclusively) setting forth the principal amounts of Notes held by each Holder.

(G)              Redemption Notice. To call any Notes for Redemption, the Company must (x) send or cause to send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”); and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Redemption Notice.

Such Redemption Notice must state:

(i)                 that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii)               the Redemption Date for such Redemption;

(iii)             the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));

(iv)              the name and address of the Paying Agent and the Conversion Agent;

(v)                that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi)              the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07);

(vii)            the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the Business Day before such Redemption Date; and

(viii)          the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Paying Agent and the Conversion Agent.

(H)              Selection and Conversion of Notes to Be Redeemed in Part. If less than all Notes then outstanding are called for Redemption, then:

(i)                 the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, the Company will select the Notes to be redeemed (in an Authorized Denomination) by lot, on a pro rata basis or in such other manner as it shall deem appropriate and fair; and

(ii)               if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(I)                 Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time prescribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

Article 5

CONVERSION

Section 5.01	RIGHT TO CONVERT.

(A)              Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B)              Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C)              When Notes May Be Converted.

(i)                 Generally. Subject to Section 5.01(C)(ii), a Holder may convert its Notes at any time from, and including, the Issue Date until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(ii)               Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1)                Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2)                in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;

(3)                if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and

(4)                if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note (or a third party fails to make such payment in lieu of the Company in accordance with Section 4.02(J)) in accordance with this Indenture.

Section 5.02	CONVERSION PROCEDURES.

(A)              Generally.

(i)                 Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable unless the Company, in its sole and absolute discretion agrees to permit the owner of the beneficial interest to withdraw such conversion and such withdrawal is reasonably feasible pursuant to the Depositary Procedures); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(ii)               Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B)              Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C)              Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(D)              Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, any Redemption Date and any Fundamental Change Repurchase Date described in clauses (v) through (x) above, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date or other applicable Interest Payment Date to Holders as of the Close of Business on the Regular Record Date immediately before the Maturity Date or other applicable Interest Payment Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E)               Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F)               Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the Business Day following the date the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03	SETTLEMENT UPON CONVERSION.

(A)              Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).

(i)                 The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(1)                subject to clause (3) below, all conversions of Notes with a Conversion Date that occurs on or after [January [●], 2026]13 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders, the Trustee and the Conversion Agent no later than the Open of Business on [January [●], 2026];

(2)                subject to clause (3) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before [January [●], 2026], then the Company will send written notice of such Settlement Method to the Holder of such Note, the Trustee and the Conversion Agent (if other than the Trustee) no later than the Close of Business on the Business Day immediately after such Conversion Date;

(3)                if any Notes are called for Redemption, then (1) the Company will specify, in the related Redemption Notice (and, in the case of a Redemption of less than all outstanding Notes, in a notice simultaneously sent to all Holders of Notes not called for Redemption) sent pursuant to Section 4.03(G), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and on or before the Business Day before the related Redemption Date; and (2) if such Redemption Date occurs on or after[January [●], 2026], then such Settlement Method must be the same Settlement Method that, pursuant to clause (1) above, applies to all conversions of Notes with a Conversion Date that occurs on or after [January [●], 2026];

13 Note: This will be the Interest Payment Date prior to the Maturity Date i.e. a date that is 6 months before maturity.

(4)                the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes with different Conversion Dates, except as provided in clause (1) or (3) above);

(5)                if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(6)                if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and

(7)                the Settlement Method will be subject to Sections 4.03(D) and 5.09(A)(2).

(ii)               The Company’s Right to Irrevocably Fix the Settlement Method. The Company will have the right, exercisable at its election by sending written notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)), to (1) irrevocably fix the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably elect Combination Settlement to apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, and eliminate a Specified Dollar Amount or range of Specified Dollar Amounts that will apply to such conversions, provided, in each case, that (w) the Settlement Method(s) so elected pursuant to clause (1) or (2) above must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 8.01(G) or this Section 5.03(A)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to Combination Settlement with a Specified Dollar Amount that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 8.01(G) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).

(iii)             Requirement to Publicly Disclose the Fixed or Default Settlement Method. If the Company changes the Default Settlement Method pursuant to clause (x) of the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant Section 5.03(A)(ii), then the Company will either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(B)              Conversion Consideration.

(i)                 Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(1)                if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(2)                if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(3)                if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii)               Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(iii)             Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(iv)              Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make or verify any such determination.

(C)              Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after the Regular Record Date (if Special Interest were payable) immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such conversion on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Business Day immediately before the Maturity Date.

(D)              Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, upon conversion, except as provided in Section 5.02(D), a Holder will not receive any separate cash payment for accrued and unpaid interest and any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Section 5.04	RESERVE AND STATUS OF COMMON STOCK ISSUED UPON CONVERSION.

(A)              Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized but unissued and unreserved shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such conversion; and (y) the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07.

(B)              Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a Designated Financial Institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05	ADJUSTMENTS TO THE CONVERSION RATE.

(A)              Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i)                 Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;
CR1=	the Conversion Rate in effect immediately after the Open of Business on such Ex Dividend Date or the open of business on such effective date, as applicable;
OS0 =	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination;
OS1 =	and the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(i) will become effective as of the time set forth in the preceding definition of CR1. If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii)               Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;
CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
OS =	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;
X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y =	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(ii) will become effective as of the time set forth in the preceding definition of CR1. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii)             Spin-Offs and Other Distributed Property.

(1)                Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(a)               dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.10) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(b)               dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.10) pursuant to Section 5.05(A)(iv);

(c)               rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(E);

(d)               Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.10) pursuant to Section 5.05(A)(iii)(2);

(e)               a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A) (v) will apply; and

(f)                a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply, then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;
CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP =	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and
FMV =	the fair market value, as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants to acquire capital stock or other securities distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants to acquire capital stock or other securities that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date. For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(iii)(1) will become effective at the time set forth in the definition of CR1 above.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2)                Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;
CR1 =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;
FMV =	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and
SP =	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(iii)(2) will become effective at the time set forth in the definition of CR1 above. Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)              Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;
CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP =	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and
D =	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(iv) will become effective at the time set forth in the definition of CR1 above.

(v)                Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange for purposes of this Section 5.05(A)(v) offer for shares of Common Stock (other than an odd-lot tender offer that satisfies the requirements of Rule 13e-4(h)(5), or any successor rule), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the average of the Last Reported Sale Price per share of Common Stock over the Tender/Exchange Offer Valuation Period beginning on and including the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;
CR1 =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC =	the aggregate value (determined by the Board of Directors in good faith as of the time (the “Expiration Time”) such tender or exchange offer expires) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;
OS0 =	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP =	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(v) will become effective at the time set forth in the definition of CR1 above. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date. For the avoidance of doubt, for purposes of this Section 5.05(A)(v), the term “tender offer” is used as such term is used in the Exchange Act and the term “exchange offer” means an exchange offer that constitutes a tender offer.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B)              No Adjustments in Certain Cases.

(i)                 Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii)               Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1)                except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2)                the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3)                the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)                the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5)                for a third party tender offer by any party other than a tender offer by the Company or one or more of its subsidiaries as described in Section 5.05(A)(v);

(6)                on account of open market share repurchases, including structured or derivative transactions, or transactions pursuant to a share repurchase program approved by the Board of Directors, or otherwise, in each case, that are not tender offers of the type described in Section 5.05(A)(v);

(7)                solely a change in the par value of the Common Stock; or

(8)                accrued and unpaid interest, if any, on the Notes.

(C)              Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)                 a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(ii)               the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii)             the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and

(iv)              such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date, and such delay will not be a default under this Indenture or the Notes.

(D)              Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)                 a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii)               a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(iii)             the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)              the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)                such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)), then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(E)               Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless, prior to the applicable Conversion Date, such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1). For the avoidance of doubt, in all other cases, the issuance of rights pursuant to a stockholder rights plan will not result in an adjustment to the Conversion Rate pursuant to the last paragraph of Section 5.05(A)(iii)(1).

(F)               Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(G)              Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs over an Observation Period, the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

(H)              Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(I)                 Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(J)                 Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send written notice to the Holders, and an Officer’s Certificate to the Trustee and the Conversion Agent (if other than the Trustee) containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06	VOLUNTARY ADJUSTMENTS.

(A)              Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B)              Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07	ADJUSTMENTS TO THE CONVERSION RATE IN CONNECTION WITH A MAKE-WHOLE FUNDAMENTAL CHANGE.

(A)              Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change: 14

14 Note to Draft: Customary make-whole adjustment table to be mutually agreed in good faith by the Issuer and the noteholders, including lower conversion rates for make-whole fundamental changes triggered by a redemption notice.

Stock Price
Make-Whole Fundamental Change Effective Date	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]
[July] [●], 2021	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[July] [●], 2022	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[July] [●], 2023	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[July] [●], 2024	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[July] [●], 2025	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[July] [●], 2026	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i)                 if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii)               if the Stock Price is greater than $[●] (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $[●] (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds [●] shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

For the avoidance of doubt, (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed called) for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.

If the Conversion Date for the conversion of a Note occurs during a Make-Whole Fundamental Change Conversion Period relating to both a Make-Whole Fundamental Change resulting from the Company calling Notes for Redemption and another Make-Whole Fundamental Change, then, solely for purposes of that conversion, such Conversion Date will be deemed to occur only during the period relating to the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date. In that circumstance, the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to occur for purposes of such conversion.

(B)                Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).

(C)                Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of each Make-Whole Fundamental Change (i) occurring pursuant to clause (A) of the definition thereof and (ii) occurring pursuant to clause (B) of the definition thereof in accordance with Section 4.03(G), as applicable.

Section 5.08	EXCHANGE IN LIEU OF CONVERSION.

(A)                When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), cause, on or prior to the Trading Day immediately following the Conversion Date, such Notes to be delivered to one or more financial institutions designated by the Company in writing (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay or deliver, as the case may be, the Conversion Consideration. If the Company makes an Exchange Election, the Company shall, by the Close of Business on the Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election, and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be. The Company, the Holders surrendering Notes for conversion and the Conversion Agent shall cooperate with applicable procedures of the Depositary to cause such Notes to be delivered to the Designated Financial Institution. The Conversion Agent will be entitled to conclusively rely upon the Company’s instruction in connection with effecting any Exchange Election outside of the Conversion Agent’s control and will have no liability in respect of such Exchange Election.

(B)              Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, notwithstanding the applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.

(C)                The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, the Company will comply with the applicable procedures of the Depositary.

Section 5.09	EFFECT OF COMMON STOCK CHANGE EVENT.

(A)               Generally. If there occurs any:

(i)                 recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii)               consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii)             sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv)              other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1)                from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and the Company’s “Common Equity” will be deemed to refer to the Common Equity, if any, forming part of such Reference Property;

(2)                if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Physical Settlement in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event and will pay the cash due upon such conversions no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3)                for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of Common Equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of Common Equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B)              Notice of Common Stock Change Events. No later than the effective date of the Common Stock Change Event, the Company will provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of each Common Stock Change Event.

(C)              Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.

Section 5.10	ADJUSTMENT DEFERRAL.

If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date of any Note, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; and (iv) [January [●], 2026].

Section 5.11	RESPONSIBILITY OF TRUSTEE.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, monitoring the Company’s stock trading price or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.09 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.09 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Article 6

SUCCESSORS

Section 6.01	WHEN THE COMPANY MAY MERGE, ETC.

(A)              Business Combination Events Involving the Company. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i)                 the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation, limited liability company, partnership or other equivalent entity (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, the United Kingdom, any member state of the European Union, Israel, the Cayman Islands or Bermuda SI that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and

(ii)               immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

In connection with a Business Combination Event involving a Successor Corporation, the Officer’s Certificate and Opinion of Counsel required in connection with the execution of such supplemental indenture under Section 8.06 shall include a statement that such Business Combination Event complies with this Section 6.01(A).

Section 6.02	SUCCESSOR CORPORATION SUBSTITUTED.

At the effective time of any Business Combination Event that complies with Section 6.01(A), the Successor Corporation (if not the Company), under this Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Article 7

DEFAULTS AND REMEDIES

Section 7.01	EVENTS OF DEFAULT.

(A)              Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i)                 a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii)               a default for thirty (30) days in the payment when due of interest on any Note;

(iii)             the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, a notice of a Make-Whole Fundamental Change or a notice of a Common Stock Change Event, in each case when due and such failure continues for three (3) Business Days after its occurrence;

(iv)              a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within five (5) Business Days after its occurrence;

(v)                a default in the Company’s obligations under Article 6;

(vi)              a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii)            a default by the Company with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least fifty million dollars ($50,000,000) (or its foreign currency equivalent) in the aggregate of the Company, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1)                constitutes a failure to pay the principal, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(2)                results in such indebtedness becoming or being declared due and payable before its stated maturity, in each case where such default is not cured or waived within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(viii)          the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)                commences a voluntary case or proceeding;

(2)                consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)                consents to the appointment of a custodian of it or for any substantial part of its property;

(4)                makes a general assignment for the benefit of its creditors;

(5)                takes any comparable action under any foreign Bankruptcy Law; or

(6)                generally is not paying its debts as they become due; or

(ix)              a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)                is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)                appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)                orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)                grants any similar relief under any foreign Bankruptcy Law,

(5)                and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days.

(x)                one or more final judgments being rendered against the Company or any of the Company’s or respective subsidiaries for the payment of at least fifty million dollars ($50,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance or bond), where such judgment is not discharged, stayed, vacated or otherwise satisfied within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished.

(B)              Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02	ACCELERATION.

(A)              Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company, other than the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B)              Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company, other than the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C)              Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03	SOLE REMEDY FOR A FAILURE TO REPORT.

(A)              Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first three hundred and sixty five (365) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the three hundred and sixty sixth (366th) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such three hundred and sixty sixth (366th) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).

(B)              Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues, and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof, in each case as long as such Reporting Event of Default is continuing; provided, however, that in no event will Additional Interest pursuant to Section 3.04(A), together with any Special Interest that is payable at the Company’s election pursuant to this Section 7.03 as the sole remedy for any Reporting Event of Default, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues pursuant to Section 7.03(A) will be in addition to the Stated Interest that accrues on such Note, subject to the proviso in the previous sentence, and in addition to any Additional Interest that accrues on such Note.

(C)              Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest pursuant to Section 7.03(A); and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D)              Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If any Special Interest accrues on any Note pursuant to Section 7.03(A), then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest pursuant to Section 7.03(A) on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E)               No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04	OTHER REMEDIES.

(A)              Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B)              Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05	WAIVER OF PAST DEFAULTS.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06	CONTROL BY MAJORITY.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to the rights of any other Holder) or may involve the Trustee in liability, unless the Trustee is offered, and, if requested, provided, security and indemnity satisfactory to the Trustee against any loss, claim, liability, damage, cost or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07	LIMITATION ON SUITS.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)              such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B)               Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

(C)              such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability, claim, damage, cost or expense to the Trustee that may result from the Trustee’s following such request;

(D)              the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)               during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08	ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09	COLLECTION SUIT BY TRUSTEE.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

Section 7.10	TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a claim (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11	PRIORITIES.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee, the other Note Agents and each of their agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Note Agents and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs and expenses (including reasonable attorneys’ fees and expenses) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01	WITHOUT THE CONSENT OF HOLDERS.

Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(A)              cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B)              add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C)              secure the Notes;

(D)              add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E)               provide for the assumption of the Company’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F)               enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event, including, a Fundamental Change described in the third sentence of the definition thereof;

(G)              irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount or range of Specified Dollar Amounts; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A);

(H)              evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee, Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(I)                 provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);

(J)                 increase the Conversion Rate as provided in this Indenture;

(K)              comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

(L)               comply with the rules of the securities depositary for the Notes in a manner that does not adversely affect the rights of any Holder;

(M)             to provide for any transfer restrictions that apply to any Notes issued under this Indenture that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are issued in reliance upon Regulation S under the Securities Act; or

(N)              make any other change to this Indenture or the Notes that does not adversely affect the rights of the Holders, as such, in any material respect (other than Holders that have consented to such change), as determined by the Company in good faith and a commercially reasonable manner.

At the written request of any Holder of a Note or owner of a beneficial interest in a Global Note, the Company will provide a copy of the “Description of the Notes” section and pricing term sheet referred to in Section 8.01(I).

Section 8.02	WITH THE CONSENT OF HOLDERS.

(A)              Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(i)                 reduce the principal, or extend the stated maturity, of any Note;

(ii)               reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii)             reduce the rate, or extend the time for the payment, of any interest on any Note (other than Additional Interest or Special Interest);

(iv)              make any change that adversely affects the conversion rights of any Note;

(v)                impair the absolute rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi)              change the ranking of the Notes;

(vii)            make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(viii)          reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(ix)              make any change in this Article 8 that requires the consent of each affected Holder or in the waiver provisions in Section 7.02 or Section 7.05.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)              Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03	NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04	REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.

(A)              Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B)              Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)              Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D)              Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05	NOTATIONS AND EXCHANGES.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee, at the written direction of the Company, or the Company may require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06	TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; (B) that all covenants and conditions precedent to the execution such amendment or supplemental indenture have been complied with; and (C) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9

SATISFACTION AND DISCHARGE

Section 9.01	TERMINATION OF COMPANY’S OBLIGATIONS.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A)              all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)              the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due and payable under this Indenture by the Company on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C)              the Company has paid all other amounts payable by it under this Indenture; and

(D)              the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied; provided, however, that Article 10 and Section 11.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request contained in an Officer’s Certificate and at the expense of the Company, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 9.02	REPAYMENT TO COMPANY.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s written request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03	REINSTATEMENT.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10

TRUSTEE

Section 10.01	DUTIES OF THE TRUSTEE.

(A)              If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has written notice or actual knowledge, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to Trustee against any loss, claim, liability, cost, damage or expense that might be incurred by it in compliance with such request or direction.

(B)              Except during the continuance of an Event of Default:

(i)                 the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii)               in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C)              The Trustee may not be relieved from liabilities for its gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, except that:

(i)                 this paragraph will not limit the effect of Section 10.01(B);

(ii)               the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)             the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06; and

(iv)              no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties under this Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

(D)              Each provision of this Indenture that in any way relates to the Trustee is subject to this Section 10.01 and Section 10.02, regardless of whether such provision so expressly provides.

(E)               No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F)               The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(G)              Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee will be subject to the provisions of this Section 10.01 and Section 10.02.

(H)              The Trustee will not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (except in its capacity as Paying Agent pursuant to the terms of this Indenture) or any records maintained by any co-Note Registrar with respect to the Notes.

(I)                 If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event.

(J)                 Under no circumstances will the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 10.02	RIGHTS OF THE TRUSTEE.

(A)              The Trustee may conclusively rely on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B)              Before the Trustee acts or refrains from acting, it may require, and may conclusively rely on, an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its reasonable selection; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C)              The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D)              The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E)               Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F)               The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered, and if requested, provided, the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G)              The Trustee will not be responsible or liable for any punitive, special, indirect, incidental or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H)              The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and the Trustee will incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(I)                 The Trustee will not be deemed to have notice of any Default or Event of Default unless written notice of any event that is a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture and states that it is a “Notice of Default”;

(J)                 The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent.

(K)              The Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(L)               The permissive right of the Trustee to take actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(M)             The Trustee will not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(N)              Neither the Trustee nor any agent will have any responsibility or liability for any actions taken or not taken by the Depositary.

(O)              Notwithstanding anything to the contrary in this Indenture, other than this Indenture and the Notes, the Trustee will have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or contract, nor will the Trustee be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or contract, whether or not a copy of such agreement has been provided to the Trustee.

(P)               Neither the Trustee nor any agent, shall have any obligation to (a) monitor the stock price, make any calculation or determine whether the Notes may be surrendered for conversion or (b) notify the Company, the Depositary or the Holders, whether the Notes have become convertible.

(Q)              The rights, protections, immunities and indemnities afforded to the Trustee under this Indenture shall also be afforded to each Note Agent hereunder; provided (i) a Note Agent shall only be liable to extent of its gross negligence or willful misconduct; and (ii) in and during an Event of Default, only the Trustee, and not any Note Agent, shall be subject to the prudent person standard.

Section 10.03	INDIVIDUAL RIGHTS OF THE TRUSTEE.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.03.

Section 10.04	TRUSTEE’S DISCLAIMER.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05	NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, then the Trustee shall send Holders a notice of such Default or Event of Default within ninety (90) days after the earlier of receipt of such notice or obtaining actual knowledge thereof; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest, if any, on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.

Section 10.06	COMPENSATION AND INDEMNITY.

(A)              The Company will, from time to time, pay the Trustee and the Note Agents reasonable compensation for its acceptance of this Indenture and services under this Indenture and the Notes as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B)              The Company will indemnify the Trustee (in each of its capacities) and its directors, officers, employees and agents, in their capacities as such, and hold them harmless against any and all losses, claims, liabilities, costs, damages and expenses (including attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. The Trustee may retain separate counsel, and the Company will pay the reasonable fees, expenses and court costs of such counsel. The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C)              The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D)              To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which claim will survive the discharge of this Indenture.

(E)               If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees, expenses and court costs of its agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

Section 10.07	REPLACEMENT OF THE TRUSTEE.

(A)              Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.

(B)              The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days prior to the requested date of removal. The Company may remove the Trustee if:

(i)                 the Trustee fails to comply with Section 10.09;

(ii)               the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)             a custodian or public officer takes charge of the Trustee or its property; or

(iv)              the Trustee becomes incapable of acting.

(C)              If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D)              If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the sole cost and expense of the Company.

(E)               If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F)               A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the claim provided for in Section 10.06(D).

Section 10.08	SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, then such corporation or banking association will become the successor Trustee without any further act and will have all of the rights, powers and duties of the Trustee under this Indenture.

Section 10.09	ELIGIBILITY; DISQUALIFICATION.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.00 million as set forth in its most recent published annual report of condition.

Section 10.10	TAX WITHHOLDING.

In connection with any payment hereunder, recipients may be required to provide the Trustee or applicable withholding agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Trustee or such withholding agent may request. If such tax reporting documentation is not provided and certified to the Trustee or applicable withholding agent, the Trustee or such withholding agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on any investment, and shall have no liability in respect thereof.

Article 11

MISCELLANEOUS

Section 11.01	NOTICES.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested or by overnight air courier guaranteeing next day delivery), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Outbrain Inc.
222 Broadway, 19th Floor
New York, NY 10038
Attention: Veronica Gonzales

Email: vgonzales@outbrain.com

with a copy (which will not constitute notice) to:

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Attn: Anna Pinedo and Ryan Castillo

E-mail: apinedo@mayerbrown.com and rcastillo@mayerbrown.com

If to the Trustee:

The Bank of New York Mellon
240 Greenwich Street

New York, NY 10286
Attention: Corporate Trust Administration

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

Any communication sent to Trustee under this Indenture that requires a signature must be in the form of a document that is signed manually, by facsimile or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by an authorized representative of the Company). The Company agrees to assume all risks arising out of its use of digital signatures and electronic methods to submit communications to Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice to the Trustee or any Note Agent shall be deemed given upon actual receipt by a Responsible Officer of the Trustee or such Note Agent.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable written request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 11.02	DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than, with respect to (A) and (B), the removal of the Restrictive Note Legend and/or causing the Notes to be identified by an “unrestricted” CUSIP number, in accordance with Section 2.12, and with respect to (B), the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:

(A)              an Officer’s Certificate in form reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been complied with; and

(B)              an Opinion of Counsel in form reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been complied with provided that no Opinion of Counsel shall be required to be delivered in connection with (1) the original issuance of Notes on the date hereof under this Indenture, (2) the mandatory exchange of the restricted CUSIP of the Restricted Notes to an unrestricted CUSIP pursuant to the Applicable Procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Company under Rule 144 unless a new Note is to be authenticated in connection therewith, (3) the removal of the Restrictive Note Legend, in accordance with Section 2.12 or (4) a request by the Company that the Trustee deliver a notice to Holders under the Indenture where the Trustee receives an Officer’s Certificate with respect to such notice.

Section 11.03	STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A)              a statement that the signatory thereto has read the covenants and conditions in the Indenture related to the requested action, and the definitions related thereto;

(B)              a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C)              a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D)              a statement as to whether, in the opinion of such signatory, all covenants or conditions precedent, if any, to such requested action have been complied with.

Section 11.04	RULES BY THE TRUSTEE, THE REGISTRAR AND THE PAYING AGENT.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05	NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.06	GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEES OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE AND THE HOLDERS (BY ACCEPTING THE NOTES) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE, THE GUARANTEES OR THE NOTES.

Section 11.07	SUBMISSION TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.08	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

None of this Indenture, nor the Notes may be used to interpret any other indenture, note, guarantee, loan or debt agreement of the Company or any the Company’s or of any other Person, and no such indenture, note, guarantee, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 11.09	SUCCESSORS.

All agreements of the Company in this Indenture and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.10	FORCE MAJEURE.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, pandemics, epidemics, recognized public or national emergencies, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 11.11	U.S.A. PATRIOT ACT.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 11.12	CALCULATIONS.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, accrued interest on the Notes and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders, the Trustee and the Conversion Agent. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Company will promptly forward a copy of each such schedule to a Holder upon its written request therefor, at the cost and expense of the Company.

Section 11.13	SEVERABILITY.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 11.14	COUNTERPARTS.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Indenture and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, pursuant to procedures approved by the Trustee. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

Section 11.15	TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 11.16	WITHHOLDING TAXES.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

Section 11.17	OFAC.

The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

OUTBRAIN INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

[Signature page to Indenture]

EXHIBIT A

FORM OF FACE OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend]

[Insert Tax Legend]

OUTBRAIN INC.

[2.95]% Convertible Senior Note due 20[26]

CUSIP No.: [___][Insert for a “restricted” CUSIP number: *]	Certificate No. [___]
ISIN No.: [____][Insert for a “restricted” ISIN number: *]

Outbrain Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [ ] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on [July [●], 2026] and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: [January [●] and July [●]] of each year, commencing on [________].

Regular Record Dates: [January [●] and July [●]] (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*	This Note will be deemed to be identified by “unrestricted’ CUSIP No. [ ] and ISIN No. [ ] from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.
+	Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Outbrain Inc. has caused this instrument to be duly executed as of the date set forth below.

OUTBRAIN INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:_____________________________	By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

OUTBRAIN INC.

[2.95]% Convertible Senior Note due 20[26]

This Note is one of a duly authorized issue of notes of Outbrain Inc., a Delaware corporation (the “Company”), designated as its [2.95]% Convertible Senior Notes due 20[26] (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of [July [●], 2021] (as the same may be amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Guarantors, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.       Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [July [●], 2021].

2.       Maturity. This Note will mature on [July [●], 2026], unless earlier repurchased, redeemed or converted.

3.       Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4.       Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5.       Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.       Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7.       Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8.       Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9.       When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s and each Guarantor’s ability to be a party to a Business Combination Event.

10.       Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11.       Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

12.       No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.       Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually electronically (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), or by facsimile signs the certificate of authentication of such Note.

14.       Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15.       Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Outbrain Inc.
222 Broadway, 19th Floor
New York, NY 10038
Attention: General Counsel

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*       Insert for Global Notes only.

CONVERSION NOTICE

OUTBRAIN INC.

[2.95]% Convertible Senior Notes due 2026

The Bank of New York Mellon
240 Greenwich Street

New York, NY 10286
Attention: Corporate Trust Administration

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐ the entire principal amount of

☐ $ * aggregate principal amount of the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title::

Signature Guaranteed:
Participant in a Recognized Signature Guarantee Medallion Program

Authorized Signatory

*       Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

OUTBRAIN INC.

2.95% Convertible Senior Notes due 2026

The Bank of New York Mellon
240 Greenwich Street

New York, NY 10286
Attention: Corporate Trust Administration

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐ the entire principal amount of

☐ $ * aggregate principal amount of

the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent or tender agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title::

Signature Guaranteed:
Participant in a Recognized Signature Guarantee Medallion Program

Authorized Signatory

*       Must be an Authorized Denomination.

ASSIGNMENT FORM

OUTBRAIN INC.

[2.95]% Convertible Senior Notes due 20[26]

The Bank of New York Mellon
240 Greenwich Street

New York, NY 10286
Attention: Corporate Trust Administration

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or

tax identification

number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

Authorized Signatory

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company
2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer
3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.
4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:
(Name of Transferee)

By:
Name:
Title:

NON-AFFILIATE HOLDER’S REPRESENTATIONS LETTER

Removal of Restrictive Legend After Six Month Holding Period under Rule 144

(To Follow)

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF OUTBRAIN INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.‡‡‡‡

‡‡‡‡ This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12 of the within-mentioned Indenture and when the Applicable Procedures of the Depositary have been complied with, if applicable.

B-1-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B-2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

B-3-1

EXHIBIT B-4

FORM OF TAX LEGEND

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE TREASURER (OR ANOTHER OFFICER) OF THE ISSUER, AS A REPRESENTATIVE OF THE ISSUER, WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION; ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. THE ADDRESS OF THE ISSUER IS PROVIDED IN SECTION 11.01 OF THE INDENTURE.

B-4-1